UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Soliciting Material Pursuant to §.240.14a-12

CHEVRON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2015 Proxy Statement

Notice of 2015 Annual Meeting of Stockholders

to be Held on May 27, 2015

Notice of the 2015 Annual Meeting of Stockholders

Wednesday, May 27, 2015

8:00 a.m. PDT

Chevron Park Auditorium, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324

Record Date

Wednesday, April 1, 2015

Agenda

•	Elect 12 Directors named in this Proxy Statement;

•	Vote on a Board proposal to ratify the appointment of the independent registered public accounting firm;

•	Vote on a Board proposal to approve, on an advisory basis, named executive officer compensation;

•	Vote on 10 stockholder proposals, if properly presented; and

•	Transact any other business that may be properly brought before the Annual Meeting.

Admission

Stockholders or their legal proxy holders may attend the Annual Meeting. Due to space constraints and other security considerations, we are not able to admit the guests of either stockholders or their legal proxy holders.

Important Notice Regarding Admission to the 2015 Annual Meeting

We have changed our admission policy for the Annual Meeting. Stockholders or their legal proxy holders who wish to attend the Annual Meeting must preregister with and obtain an admission ticket from Chevron’s Corporate Governance Department. Tickets will be distributed on a first-come, first-served basis. Requests for admission tickets must be received by Chevron no later than 5:00 p.m. PDT on Thursday, May 21, 2015. For complete instructions for preregistering and obtaining an admission ticket, see page 84 of this Proxy Statement.

Voting

Stockholders owning Chevron common stock at the close of business on Wednesday, April 1, 2015, or their legal proxy holders, are entitled to vote at the Annual Meeting. Please refer to pages 1 through 2 of this Proxy Statement for information about voting at the Annual Meeting.

Distribution of Proxy Materials

On or about Thursday, April 9, 2015, we will commence distributing to our stockholders (1) a copy of this Proxy Statement, a proxy card or voting instruction form, and our Annual Report (the proxy materials), (2) a Notice Regarding the Availability of Proxy Materials, with instructions to access our proxy materials and vote on the Internet, or (3) for stockholders who receive materials electronically, an email with instructions to access our proxy materials and vote on the Internet.

By Order of the Board of Directors,

Lydia I. Beebe

Corporate Secretary and Chief Governance Officer

Voting Information

Chevron Corporation

6001 Bollinger Canyon Road

San Ramon, CA 94583-2324

Your Board of Directors is providing you with these proxy materials in connection with its solicitation of proxies to be voted at Chevron Corporation’s 2015 Annual Meeting of Stockholders to be held on Wednesday, May 27, 2015, at 8:00 a.m. PDT at Chevron Park Auditorium, 6001 Bollinger Canyon Road, San Ramon, California, and at any postponement or adjournment of the Annual Meeting. In this Proxy Statement, Chevron and its subsidiaries may also be referred to as “we,” “our,” “the Company” or “the Corporation.”

Items of Business

Your Board is asking you to take the following actions at the Annual Meeting:

Item(s)	Your Board’s Recommendation	Vote Required
• Item 1: Elect 12 Directors named in this Proxy Statement	Vote FOR	Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director, in an uncontested election.
• Item 2: Vote to ratify the appointment of the independent registered public accounting firm	Vote FOR	These items are approved if the number of shares voted FOR exceeds the number of shares voted AGAINST.
• Item 3: Vote to approve, on an advisory basis, named executive officer compensation	Vote FOR
• Items 4–13: Vote on 10 stockholder proposals, if properly presented	Vote AGAINST

If you are a street name stockholder (i.e., you own your shares through a bank, broker, or other holder of record) and do not vote your shares, your bank, broker, or other holder of record can vote your shares at its discretion ONLY on Item 2. If you do not give your bank, broker, or other holder of record instructions on how to vote your shares on Item 1 or Items 3 through 13, your shares will not be voted on those matters. If you have shares in an employee stock or retirement benefit plan and do not vote those shares, the plan trustee or fiduciary may or may not vote your shares, in accordance with the terms of the plan. Any shares not voted on Item 1 or Items 3 through 13 (whether by abstention, broker nonvote, or otherwise) will have no impact on that particular item.

Vote Results

At the Annual Meeting, we will announce preliminary vote results for those items of business properly presented. Within four business days of the Annual Meeting, we will disclose the preliminary results (or final results, if available) in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission.

Appointment of Proxy Holders

Your Board asks you to appoint John S. Watson, R. Hewitt Pate, and Mary A. Francis as your proxy holders, each with full power of substitution, to represent and to vote your shares at the Annual Meeting. You make this appointment by voting the proxy card provided to you using one of the voting methods described in “How to Vote” in this section.

If you sign and return a proxy card with voting instructions, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. If you sign and return a proxy card without voting instructions, they will vote your shares as recommended by your Board.

Unless you indicate otherwise on the proxy card, you also authorize the proxy holders to vote your shares on any matters that are not known by your Board as of the date of this Proxy Statement and that may be properly presented for action at the Annual Meeting.

Chevron Corporation—2015 Proxy Statement	1

VOTING INFORMATION

Record Date; Who Can Vote

Stockholders owning Chevron common stock at the close of business on Wednesday, April 1, 2015, the Record Date, or their legal proxy holders, are entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 1,880,477,711 shares of Chevron common stock outstanding. Each outstanding share of Chevron common stock is entitled to one vote.

Quorum

A quorum, which is a majority of the outstanding shares of Chevron common stock as of the Record Date, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented at the meeting, either by the stockholders attending in person or by the proxy holders. If you indicate an abstention as your voting preference in any matter, your shares will be counted toward a quorum, but will not be voted on any such matter.

How to Vote

Stockholders can vote by mail, telephone, Internet, or in person at the Annual Meeting.

Stockholders of Record	Street Name Stockholders	Employee Plan Participants

If you hold your shares in your own name as reflected in the records of Chevron’s transfer agent, Computershare Shareowner Services LLC, you can most conveniently vote by telephone, Internet, or mail. Please review the voting instructions on your proxy card.

If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting are available 24 hours a day and will close at 11:59 p.m. EDT on Tuesday, May 26, 2015.

You can vote in person at the Annual Meeting by completing, signing, dating, and returning your proxy card during the meeting.

If you own your shares through a bank, broker, or other holder of record, you can most conveniently vote by telephone, Internet, or mail. Please review the voting instructions on your voting instruction form.

If you vote by telephone or on the Internet, you do not need to return your voting instruction form. Telephone and Internet voting are available 24 hours a day and will close at 11:59 p.m. EDT on Tuesday, May 26, 2015.

You can vote in person at the Annual Meeting ONLY if you obtain and present a proxy, executed in your favor, from the bank, broker, or other holder of record of your shares.

If you own your shares through participation in a Chevron employee stock or retirement benefit plan, you can most conveniently vote by telephone, Internet, or mail. Please review the voting instructions contained in the email sent to your work address or in the materials you receive through the mail.

All votes must be received by the plan trustee or fiduciary by 11:59 p.m. EDT on Thursday, May 21, 2015, or other cutoff date as determined by the plan trustee or fiduciary.

You can vote in person at the Annual Meeting ONLY if you obtain and present a proxy, executed in your favor, from the trustee or fiduciary of the plan through which you hold your shares.

We encourage you to vote by telephone or on the Internet. Both are designed to record your vote immediately and enable you to confirm that your vote has been properly recorded.

Revoking Your Proxy or Voting Instructions

Stockholders can revoke their proxy or voting instructions as follows.

Stockholders of Record	Street Name Stockholders	Employee Plan Participants
• Send a written statement revoking your proxy to: Chevron Corporation, Attn: Corporate Secretary and Chief Governance Officer, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324;	Notify your bank, broker, or other holder of record in accordance with that entity’s procedures for revoking your voting instructions.	Notify the trustee or fiduciary of the plan through which you hold your shares in accordance with its procedures for revoking your voting instructions.
• Submit a proxy card with a later date and signed as your name appears on your account;
• Vote at a later time by telephone or the Internet; or
• Vote in person at the Annual Meeting.

Confidential Voting

Chevron has a confidential voting policy to protect the privacy of your votes. Under this policy, ballots, proxy cards, and voting instructions returned to banks, brokers, and other holders of record are kept confidential. Only the proxy solicitor, the proxy tabulator, and the Inspector of Election have access to the ballots, proxy cards, and voting instructions. Anyone who processes or inspects the ballots, proxy cards, and voting instructions signs a pledge to treat them as confidential. None of these persons is a Chevron Director, officer, or employee. The proxy solicitor and the proxy tabulator will disclose information taken from the ballots, proxy cards, and voting instructions only in the event of a proxy contest or as otherwise required by law.

2	Chevron Corporation—2015 Proxy Statement

Election of Directors (Item 1 on the Proxy Card)

Your Board is nominating the 12 individuals identified below for election as Directors. Directors are elected annually and serve for a one-year term or until their successors are elected. If any nominee is unable to serve as a Director–a circumstance we do not anticipate–the Board by resolution may reduce the number of Directors or choose a substitute. Your Board has determined that each nonemployee Director is independent in accordance with the New York Stock Exchange (NYSE) Corporate Governance Standards and that no material relationship exists that would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.

Director Election Requirements

Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director, in an uncontested election.

Under Chevron’s By-Laws, in an uncontested election any Director nominee who receives more AGAINST votes than FOR votes must submit an offer of resignation to the Board. The Board

Nominating and Governance Committee must then consider all relevant facts and circumstances, including the Director’s qualifications and past and expected future contributions, the overall composition of the Board, and whether Chevron would meet regulatory or similar requirements without the Director, and make a recommendation to the Board on the action to take with respect to the offer of resignation.

Director Nomination Process

The Board Nominating and Governance Committee (the Committee) is responsible for recommending to the Board the qualifications for Board membership and for identifying, assessing, and recommending qualified Director candidates for the Board’s consideration. The Board membership qualifications and nomination procedures are set forth in Chevron’s Corporate Governance Guidelines, which are available on Chevron’s website at www.chevron.com.

All Directors should have the following attributes:

•	the highest professional and personal ethics and values, consistent with The Chevron Way and our Business Conduct and Ethics Code, both of which are available on Chevron’s website at www.chevron.com;

•	a commitment to building stockholder value;

•	business acumen and broad experience and expertise at the policy-making level in one or more of the areas of particular consideration indicated below;

•	the ability to provide insights and practical wisdom based on the individual’s experience or expertise;

•	sufficient time to effectively carry out duties as a Director (service on other boards of public companies should be limited to a reasonable number); and

•	independence (at least a majority of the Board must consist of independent Directors, as defined by the NYSE Corporate Governance Standards).

The Committee uses a skills and qualifications matrix to ensure that the Board maintains a balance of knowledge and experience. The Committee regularly reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, the operating requirements of the Company, and the long-term interests of stockholders.

When conducting its review of the appropriate skills and qualifications desired of Directors, the Committee particularly considers:

•	leadership experience in business as a chief executive officer, senior executive, or leader of significant business operations;

•	expertise in science, technology, engineering, research, or academia;

•	extensive knowledge of governmental, regulatory, legal, or public policy issues;

•	expertise in finance, financial disclosure, or financial accounting;

•	experience in global business or international affairs;

•	experience in environmental affairs;

•	service as a public company director;

•	diversity of age, gender, and ethnicity; and

•	such other factors as the Committee deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience, background, and capability.

The Committee considers Director candidates identified for consideration for nomination to the Board from stockholders, Board members, and other sources. Board members periodically suggest possible candidates, and from time to time, the Committee may engage a third-party consultant to assist in identifying potential candidates. The Committee has retained Russell Reynolds Associates to assist it with identifying potential candidates. Russell Reynolds has interviewed current Directors, evaluated the Board’s current and future makeup and needs, and worked with the Committee to develop a list of potential candidates.

Chevron Corporation—2015 Proxy Statement	3

ELECTION OF DIRECTORS

The Committee considers all candidates recommended by our stockholders.

•

Stockholders may recommend candidates by writing to the Corporate Secretary and Chief Governance Officer at 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324, stating the candidate’s name and qualifications for Board membership.

•	When considering candidates recommended by stockholders, the Committee follows the same Board membership qualifications evaluation and nomination procedures discussed in this section.

After the 2014 Annual Meeting, at which 10 of the current nominees for Director were elected, the Committee recommended and the Board concurred with electing Alexander B. Cummings Jr. and Inge G. Thulin to the Board, effective December 10, 2014, and January 28, 2015, respectively. Both were identified by our current nonemployee Directors as part of the Committee’s regular process for identifying potential Directors. George L. Kirkland and Kevin W. Sharer will retire from the Board in 2015, effective as of the Annual Meeting. For the 2015 Annual Meeting, the Committee recommended and the Board concurred with a Board size of 12 Directors. Each of the Director nominees is a current Director.

Nominees for Director

Your Board unanimously recommends that you vote FOR each of these Director nominees.

Alexander B. Cummings Jr.

Mr. Cummings has been Executive Vice President and Chief Administrative Officer of The Coca-Cola Company, the world’s largest beverage manufacturer, since 2008.

Prior Positions Held: Mr. Cummings was President and Chief Operating Officer of The Coca-Cola Company’s Africa Group from 2001 until 2008 and was President of the North & West Africa Division from 2000 to 2001. Mr. Cummings joined The Coca-Cola Company in 1997 as Region Manager, Nigeria. Prior to that, he held several positions with The Pillsbury Company, including Vice President of Finance for Pillsbury International.

Prior Public Company Boards (within the last five years): Coca-Cola Hellenic Bottling Co. S.A.

Other Boards and Memberships: African Leadership Foundation; CARE USA; Clark Atlanta University (Chair); S.C. Johnson & Son, Inc.

Specific qualifications and experience relevant to Chevron

Mr. Cummings has extensive board and senior executive–level experience in business, operations, technology, finance, and international affairs as a result of his 18-year career with The Coca-Cola Company and, prior to that, The Pillsbury Company. As a native of Liberia and as a result of his numerous assignments of increasing responsibility for Coca-Cola’s Africa business, he also brings to the Board an in-depth knowledge of one of Chevron’s key areas of operations. In addition, as Executive Vice President and Chief Administrative Officer of Coca-Cola, Mr. Cummings supervises a variety of functions, including legal, human resources, community engagement, strategic planning, information technology, sustainability, research and development, product integrity, innovation, and procurement.

Age: 58 Director since: 2014
Committees: Audit – audit committee financial expert
Other Public Company Boards: Coca-Cola Bottling Co. Consolidated

4	Chevron Corporation—2015 Proxy Statement

ELECTION OF DIRECTORS

Linnet F. Deily

Ms. Deily is a former Deputy U.S. Trade Representative and U.S. Ambassador to the World Trade Organization and retired financial services industry executive.

Prior Positions Held: Ms. Deily served as Deputy U.S. Trade Representative and U.S. Ambassador to the World Trade Organization (WTO) from 2001 until 2005. She was Vice Chairman of Charles Schwab Corporation from 2000 until 2001, President of the Schwab Retail Group from 1998 until 2000 and President of Schwab Institutional Services for Investment Managers from 1996 until 1998. Prior to joining Schwab, Ms. Deily was Chairman, Chief Executive Officer and President from 1990 until 1996 and President and Chief Operating Officer from 1988 until 1990 of the First Interstate Bank of Texas.

Prior Public Company Boards (within the last five years): None.

Other Boards and Memberships: Episcopal Health Foundation (Chair); Houston Endowment, Inc.; Houston Museum of Fine Arts; Houston Zoo (Vice Chair); Jung Center of Houston; University of Texas MD Anderson Cancer Center Board of Visitors.

Specific qualifications and experience relevant to Chevron

Ms. Deily has significant government, policy-making, and international affairs experience, including experience with environmental issues, based in part on her work as a Deputy U.S. Trade Representative and U.S. Ambassador to the WTO. In the latter role, she oversaw the negotiation of various environmental issues before the WTO. In addition, Ms. Deily has extensive board and senior executive–level experience having served as Chairman, Chief Executive Officer and President of the First Interstate Bank of Texas, as Vice Chairman of Charles Schwab Corporation, and as a director of several large public companies in various industries. In these and predecessor roles, she also gained significant financial expertise.

Age: 69 Director since: 2006
Committees: Board Nominating and Governance; Public Policy (Chair)
Other Public Company Boards: Honeywell International Inc.

Robert E. Denham

Mr. Denham has been a Partner of Munger, Tolles & Olson LLP, a law firm, since 1998 and from 1973 until 1991.

Prior Positions Held: Mr. Denham was Chairman and Chief Executive Officer of Salomon Inc. from 1992 until 1998. He joined Salomon in 1991, as General Counsel of Salomon and its subsidiary, Salomon Brothers.

Prior Public Company Boards (within the last five years): UGL Limited; Wesco Financial Corporation.

Other Boards and Memberships: Good Samaritan Hospital of Los Angeles (Vice Chair); James Irvine Foundation; MDRC; New Village Girls Academy; Professional Ethics Executive Committee of the American Institute of Certified Public Accountants (Public Member).

Specific qualifications and experience relevant to Chevron

Mr. Denham has extensive board and senior executive–level expertise in accounting, law, business, and finance as a result of his nearly 45-year career as a lawyer, senior executive, and director of several large public companies in various industries. From 2004 until 2009, he served as Chairman and President of the Financial Accounting Foundation. In addition, Mr. Denham has extensive experience with environmental issues: representing buyers and sellers in complex mergers and acquisitions; as CEO of Salomon Inc., then owner of refiner Basis Petroleum; as a former Trustee of the Natural Resources Defense Council; and as the former Chairman of the Board of the John D. and Catherine T. MacArthur Foundation, which funds environmental and sustainable development programs.

Age: 69 Director since: 2004 Lead Director since: 2011
Committees: Board Nominating and Governance (Chair); Management Compensation
Other Public Company Boards: Fomento Económico Mexicano, S.A. de C.V.; The New York Times Company; Oaktree Capital Group, LLC

Chevron Corporation—2015 Proxy Statement	5

ELECTION OF DIRECTORS

Alice P. Gast

Dr. Gast has been President of Imperial College London, a public research university specializing in science, engineering, medicine, and business, since 2014.

Prior Positions Held: Dr. Gast was President of Lehigh University from 2006 until 2014 and Vice President for Research, Associate Provost, and Robert T. Haslam Chair in Chemical Engineering at Massachusetts Institute of Technology from 2001 until 2006. Prior to that, she was professor of chemical engineering at Stanford University and the Stanford Synchrotron Radiation Laboratory from 1985 until 2001.

Prior Public Company Boards (within the last five years): None.

Other Boards and Memberships: Science Envoy to the Caucasus and Central Asia appointed by the U.S. Department of State; King Abdullah University of Science and Technology in Thuwal, Saudi Arabia; Global Science and Innovation Advisory Council to the Prime Minister of Malaysia; The New York Academy of Sciences.

Specific qualifications and experience relevant to Chevron

Dr. Gast has an extensive research, engineering, and science background gained during the course of her education and 30-year career at leading educational institutions. In addition, she has policy-making and international affairs experience, having served on a number of international advisory committees and boards, as a science envoy to the Caucasus and Central Asia, and on the Academic Research Council for the Singapore Ministry of Education, and the Council on Competitiveness. Dr. Gast also has valuable experience in environmental matters. At Imperial College London, she participates in the oversight of environmental institutes and centers. At Lehigh University, she presided over the establishment of STEPS, an initiative on science, technology, environment, policy and society, and she oversaw the university’s Environmental Advisory Group and emergency and crisis management planning, which includes preparedness for environmental emergencies.

Age: 56 Director since: 2012
Committees: Audit
Other Public Company Boards: None

Enrique Hernandez Jr.

Mr. Hernandez has been Chairman, Chief Executive Officer and President of Inter-Con Security Systems, Inc., a global provider of physical and facility security services to local, state, federal, and foreign governments, utilities, and major corporations since 1986.

Prior Positions Held: Mr. Hernandez was Executive Vice President and Assistant General Counsel of Inter-Con Security Systems from 1984 until 1986 and an associate in the law firm of Brobeck, Phleger & Harrison from 1980 until 1984.

Prior Public Company Boards (within the last five years): None.

Other Boards and Memberships: Catholic Community Foundation of Los Angeles; City of Hope National Medical Center; Harvard College Visiting Committee; Harvard University Resources Committee; John Randolph Haynes and Dora Haynes Foundation; University of Notre Dame.

Specific qualifications and experience relevant to Chevron

Mr. Hernandez has extensive board and senior executive–level experience in international business as a result of his 30-year career with Inter-Con Security Systems, Inc, and as a director of several large public companies in various industries. In addition, he also has significant financial expertise, gained as a current member of the boards and audit committees of McDonald’s and Wells Fargo and a former member of the boards and audit committees of Great Western Financial Corporation and Washington Mutual. Mr. Hernandez also provides expertise in international security from his role leading Inter-Con Security Systems, as well as expertise in communications and community affairs from his role as co-founder of Interspan Communications, a television broadcasting company serving Spanish-language audiences.

Age: 59 Director since: 2008
Committees: Management Compensation; Public Policy
Other Public Company Boards: McDonald’s Corporation; Nordstrom, Inc.; Wells Fargo & Company

6	Chevron Corporation—2015 Proxy Statement

ELECTION OF DIRECTORS

Jon M. Huntsman Jr.

Mr. Huntsman has been Chairman of the Board of the Atlantic Council, a nonprofit organization that promotes leadership and engagement in international affairs, since 2014 and Chairman of the Board of Huntsman Cancer Foundation, a nonprofit organization that financially supports research, education, and patient care initiatives at Huntsman Cancer Institute at the University of Utah, since 2012.

Prior Positions Held: Mr. Huntsman was a candidate for the Republican nomination for President of the United States in 2011. He served as U.S. Ambassador to China from 2009 until 2011 and two consecutive terms as Governor of Utah from 2005 until 2009. Prior to his service as Governor, Mr. Huntsman served as U.S. Ambassador to Singapore, Deputy U.S. Trade Representative and Deputy Assistant Secretary of Commerce for Asia. Between these appointments, Mr. Huntsman was employed by Huntsman Corporation in various capacities, including Vice Chairman, and as Chairman and Chief Executive Officer of Huntsman Holdings Corporation, until his resignation in 2005.

Prior Public Company Boards (within the last five years): None.

Other Boards and Memberships: Brookings Institution; Carnegie Endowment for International Peace; National Committee on U.S.-China Relations; Pacific Council on International Policy; Ronald Reagan Presidential Foundation and Library; University of Pennsylvania; U.S. Naval Academy Foundation.

Specific qualifications and experience relevant to Chevron

Mr. Huntsman has extensive experience in public policy and international affairs as a result of his service as U.S. Ambassador to China, U.S. Ambassador to Singapore, Governor of Utah, and Deputy U.S. Trade Representative. As Deputy U.S. Trade Representative, he oversaw all trade policy and negotiations with Asia, South Asia, and Africa, including several free trade agreements and regional initiatives. As Governor of Utah, Mr. Huntsman oversaw environmental policy decisions and other matters. He also brings extensive board and senior executive–level experience, in particular, significant experience overseeing environmental practices and related matters as Vice Chairman of Huntsman Corporation and Chairman and Chief Executive Officer of Huntsman Holdings Corporation.

Age: 55 Director since: 2014
Committees: Board Nominating and Governance; Public Policy
Other Public Company Boards: Caterpillar, Inc.; Ford Motor Company; Huntsman Corporation

Charles W. Moorman IV

Mr. Moorman has been Chairman of the Board since 2006 and Chief Executive Officer since 2005 of Norfolk Southern Corporation, a freight transportation company.

Prior Positions Held: Mr. Moorman served as President at Norfolk Southern from 2004 until 2013, Senior Vice President of Corporate Planning and Services from 2003 until 2004, and Senior Vice President of Corporate Services in 2003. From 1999 until 2004, he was President of Thoroughbred Technology and Telecommunications, Inc., a subsidiary of Norfolk Southern.

Prior Public Company Boards (within the last five years): None.

Other Boards and Memberships: American Society of Corporate Executives; Chesapeake Bay Foundation; Hampton Roads Community Foundation; Nature Conservancy of Virginia; University of Virginia Medical Center Operating Board; Virginia Business Council (Chair).

Specific qualifications and experience relevant to Chevron

Mr. Moorman has extensive board and senior executive–level experience in business, finance, logistics services, technology, strategy, safety, and environmental issues as a result of his 38-year career in the freight railroad and transportation industries. In addition, he serves as Chairman and Chief Executive Officer of a Fortune 500 public company, providing him insight into and experience with the operations, challenges, and complex issues facing large corporations. As current Chairman and Chief Executive Officer of Norfolk Southern, Mr. Moorman also brings firsthand knowledge of the business climate in key regions of the United States where Chevron operates. Mr. Moorman is also active in a number of associations and organizations focusing on business, public policy, and governance.

Age: 63 Director since: 2012
Committees: Audit – audit committee financial expert
Other Public Company Boards: Norfolk Southern Corporation

Chevron Corporation—2015 Proxy Statement	7

ELECTION OF DIRECTORS

John G. Stumpf

Mr. Stumpf has been Chairman of the Board since 2010, Chief Executive Officer since 2007, and President since 2005 of Wells Fargo & Company, a nationwide, diversified, community-based financial services company.

Prior Positions Held: Mr. Stumpf served as Group Executive Vice President of Community Banking at Wells Fargo from 2002 to 2005. In 2000, he led the integration of Wells Fargo’s $23 billion acquisition of First Security Corporation. Beginning in 1982, Mr. Stumpf served in numerous executive capacities at Norwest Corporation until its merger with Wells Fargo in 1998, at which time he became head of Wells Fargo’s Southwestern Banking Group.

Prior Public Company Boards (within the last five years): None.

Other Boards and Memberships: The Clearing House; Financial Services Roundtable; San Francisco Museum of Modern Art.

Specific qualifications and experience relevant to Chevron

Mr. Stumpf has extensive board and senior executive–level expertise in business and finance. In particular, as a result of his 33-year career in the banking and financial services industries and his service on the boards of Visa USA, Visa International, and Inovant LLC, Mr. Stumpf has significant expertise in finance, strategy, operations, and marketing. In addition, he serves as Chairman, Chief Executive Officer, and President of a Fortune 500 public company, providing him insight into and experience with the operations, challenges, and complex issues facing large corporations. He is also active in a number of associations and organizations focusing on business and public policy.

Age: 61 Director since: 2010
Committees: Audit – audit committee financial expert
Other Public Company Boards: Target Corporation; Wells Fargo & Company

Ronald D. Sugar

Dr. Sugar is a senior advisor to various businesses and organizations, including Ares Management LLC, a leading private investment firm; Bain & Company, a global consulting firm; Temasek Americas Advisory Panel, Singapore’s sovereign wealth fund; and the G100 Network and the World 50, peer-to-peer exchanges for current and former senior executives from some of the world’s largest companies.

Prior Positions Held: Dr. Sugar was Chairman of the Board and Chief Executive Officer of Northrop Grumman Corporation from 2003 until 2010 and President and Chief Operating Officer from 2001 until 2003. He joined Northrop Grumman in 2001, having previously served as President and Chief Operating Officer of Litton Industries, Inc., and earlier as an executive of TRW Inc.

Prior Public Company Boards (within the last five years): Northrop Grumman Corporation.

Other Boards and Memberships: Alliance College-Ready Public Schools; Boys & Girls Clubs of America; Los Angeles Philharmonic Association; National Academy of Engineering; UCLA Anderson School of Management Board of Visitors; University of Southern California.

Specific qualifications and experience relevant to Chevron

Dr. Sugar has extensive board and senior executive–level expertise in business and finance. In particular, as a result of his careers at Northrop Grumman, Litton Industries, and TRW Inc., Dr. Sugar has significant expertise in manufacturing, technology, finance, government affairs, international marketing, long investment cycles, and environmental issues. While at Northrop Grumman, he oversaw environmental assessments and remediations at shipyards and aircraft and electronics factories. In addition, Dr. Sugar served as Chairman and Chief Executive Officer of a Fortune 500 public company, providing him insight into and experience with the operations, challenges, and complex issues facing large, international corporations. Dr. Sugar’s career has included service as Chief Financial Officer of TRW Inc., providing additional financial expertise.

Age: 66 Director since: 2005
Committees: Audit (Chair) – audit committee financial expert
Other Public Company Boards: Air Lease Corporation; Amgen Inc.; Apple Inc.

8	Chevron Corporation—2015 Proxy Statement

ELECTION OF DIRECTORS

Inge G. Thulin

Mr. Thulin has been Chairman of the Board, President and Chief Executive Officer since 2012 of 3M Company, a diversified technology company.

Prior Positions Held: Mr. Thulin was Executive Vice President and Chief Operating Officer of 3M Company from 2011 to 2012, with responsibility for all of 3M Company’s business segments and international operations. From 2004 to 2011, he was Executive Vice President of International Operations. Mr. Thulin joined 3M Sweden in 1979, working in sales and marketing, and has held numerous leadership positions in Asia Pacific, Europe, and the Middle East, and across multiple businesses.

Prior Public Company Boards (within the last five years): The Toro Company.

Other Boards and Memberships: Business Roundtable; Council on Foreign Relations; Sällskapet; University of Minnesota, Carlson School of Management, International Programs Advisory Council.

Specific qualifications and experience relevant to Chevron

Mr. Thulin has extensive board and senior executive–level expertise in business, finance, strategy, manufacturing, and international affairs as a result of his 35-year career with 3M Company and service on the board of The Toro Company. In particular, he serves as Chairman, President and Chief Executive Officer of a Fortune 500 public company, providing him insight into and experience with the operations, challenges, and complex issues facing large corporations. Mr. Thulin has also held numerous leadership positions in Asia Pacific, Europe, and the Middle East, areas where Chevron operates. As Chairman, President and Chief Executive Officer of 3M Company, Mr. Thulin oversees sustainability, one of the company’s key imperatives.

Age: 61 Director since: 2015
Committees: Board Nominating and Governance; Management Compensation
Other Public Company Boards: 3M Company

Carl Ware

Mr. Ware is a retired Executive Vice President of The Coca-Cola Company, the world’s largest beverage manufacturer.

Prior Positions Held: Mr. Ware was a Senior Advisor to the Chief Executive Officer of The Coca-Cola Company from 2003 until 2005 and was Executive Vice President, Global Public Affairs and Administration, from 2000 until 2003. He was President of The Coca-Cola Company’s Africa Group, with operational responsibility for 50 countries in sub-Saharan Africa, from 1991 until 2000.

Prior Public Company Boards (within the last five years): Coca-Cola Bottling Co. Consolidated; Cummins, Inc.

Other Boards and Memberships: Clark Atlanta University; PGA TOUR Golf Course Properties, Inc.

Specific qualifications and experience relevant to Chevron

Mr. Ware has extensive board and senior executive–level expertise in business and operations. In particular, as a result of his 28-year career with The Coca-Cola Company and his service on the boards of Cummins and Coca-Cola Bottling, Mr. Ware has significant expertise in manufacturing, marketing, and public and international affairs. His tenure as President and Chief Operating Officer of Coca-Cola Africa provided in-depth knowledge of one of Chevron’s key areas of operations, and his tenure as Executive Vice President for Public Affairs and Administration provided additional public policy and environmental experience. In that position, Mr. Ware supervised companywide environmental policies, programs, and practices.

Age: 71 Director since: 2001
Committees: Management Compensation (Chair); Public Policy
Other Public Company Boards: None

Chevron Corporation—2015 Proxy Statement	9

ELECTION OF DIRECTORS

John S. Watson

Mr. Watson has been Chairman of the Board and Chief Executive Officer of Chevron since 2010.

Prior Positions Held: Mr. Watson was Vice Chairman of the Board from 2009 until 2010. He was Executive Vice President of Strategy and Development from 2008 until 2009. From 2005 until 2008, he was President of Chevron International Exploration and Production Company, and from 2001 until 2005, he was Chief Financial Officer. In 1998, he was named Vice President with responsibility for strategic planning and mergers and acquisitions. Mr. Watson joined Chevron in 1980.

Prior Public Company Boards (within the last five years): None.

Other Boards and Memberships: American Petroleum Institute; American Society of Corporate Executives; The Business Council; Business Roundtable; JPMorgan International Council; National Petroleum Council; University of California Davis Chancellor’s Board of Advisors.

Specific qualifications and experience relevant to Chevron

Mr. Watson has extensive senior executive–level expertise at Chevron and in the energy industry with a strong knowledge of business, operations, strategy, markets, competitors, financial matters, energy policy, and environmental matters. In addition, his 34-year career at Chevron has at various times included principal responsibility for companywide finance, strategic planning, mergers and acquisitions, and international exploration and production. In 2000, Mr. Watson led Chevron’s integration effort following its successful acquisition of Texaco Inc., after which he became Chief Financial Officer. He is also active in a number of associations and organizations focusing on business, energy industry policy, and international relations.

Age: 58 Director since: 2009
Committees: None
Other Public Company Boards: None

Vote Required

Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director, in an uncontested election. Any shares not voted (whether by abstention or otherwise) will have no impact on the elections. If you are a street name stockholder and do not vote your shares, your bank, broker, or other holder of record cannot vote your shares at its discretion in these elections.

If the number of Director nominees exceeds the number of Directors to be elected—a circumstance we do not anticipate—the Directors shall be elected by a plurality of the shares present in person or by proxy at the Annual Meeting, or any adjournment or postponement thereof, and entitled to vote on the election of Directors.

Your Board’s Recommendation

Your Board unanimously recommends that you vote FOR the 12 Director nominees named in this Proxy Statement.

10	Chevron Corporation—2015 Proxy Statement

Director Compensation

Overview

Our compensation for nonemployee Directors is designed to be competitive with other large, global energy companies and other large, capital-intensive, international companies, to link rewards to business results and stockholder returns, and to align stockholder and Director interests through increased Director ownership of Chevron common stock. We do not have a retirement plan for nonemployee Directors. Our executive officers are not paid additional compensation for their service as Directors.

The Board Nominating and Governance Committee evaluates and recommends to the nonemployee Directors of the Board the compensation for nonemployee Directors, and the nonemployee Directors of the Board set the compensation. Our executive officers have no role in determining the amount or form of nonemployee Director compensation. The Committee may retain the services of an independent compensation consultant to assist the Committee with its work.

In 2014, the Committee retained the services of an independent compensation consultant, Pearl Meyer & Partners, to assist the Committee with its biennial review of Chevron’s nonemployee Director compensation program. Under the retention agreement, the Committee has the exclusive right to select, retain, and terminate Pearl Meyer & Partners, as well as to approve any fees, terms, or other conditions of Pearl Meyer & Partners’ service. Pearl Meyer & Partners and its lead consultant report directly to the Committee but may work cooperatively with management to develop analyses and proposals when requested to do so by the Committee.

Pearl Meyer & Partners conducted a comprehensive review of the nonemployee Director compensation program, including a review of Director compensation arrangements at Chevron’s domestic oil peers (i.e., Anadarko Petroleum, ConocoPhillips, Devon Energy, ExxonMobil, Hess, Marathon Oil, Marathon Petroleum, Occidental Petroleum, Phillips 66, Tesoro, and Valero Energy) and Non-Oil Industry Peer Group Companies, which are identified in “Use of Peer Groups” in the “Compensation Discussion and Analysis” section of this Proxy Statement. Pearl Meyer & Partners does not provide any services to the Company.

Following its biennial review of the nonemployee Director compensation program, the Committee recommended only one change to the program for 2015: the payment of a $25,000 annual cash retainer for the independent Lead Director, in recognition of the Lead Director’s additional duties and time commitment, as discussed in the “Board Leadership and Independent Lead Director” section of this Proxy Statement. Otherwise, for 2015, nonemployee Directors will continue to receive total annual compensation of $375,000 per Director, with 40 percent paid in cash (or stock options at the Director’s election) and 60 percent paid in restricted stock units. Committee chairs will also continue to receive an additional $15,000 in cash for their services.

Below, we describe the nonemployee Directors’ 2014 annual compensation in more detail.

Cash or Stock Options (at the Director’s Election)

•	$150,000 annual cash retainer, paid in monthly installments beginning with the date the Director is elected to the Board.

•	$15,000 additional annual cash retainer for each Board committee chair, paid in monthly installments beginning with the date the Director becomes a committee chair.
•

Directors can elect to receive nonstatutory/nonqualified stock options instead of any portion of their cash compensation. Stock options are granted under the Chevron Corporation Nonemployee Directors’ Equity Compensation and Deferral Plan (NED Plan).

•	Directors can also elect to defer receipt of any portion of their cash compensation under the NED Plan.

Restricted Stock Units

•	$225,000 of the annual compensation is paid in the form of restricted stock units (RSUs) that are granted on the date of the annual meeting of stockholders at which the Director is elected.

•	If a Director is elected to the Board between annual meetings, a prorated grant can be made.
•

RSUs are subject to forfeiture (except when the Director dies, reaches mandatory retirement age of 72, becomes disabled, changes primary occupation, or enters government service) until the earlier of 12 months or the day preceding the first annual meeting of stockholders following the date of the grant.

•	RSUs are paid out in shares of Chevron common stock unless the Director has elected to defer the payout until retirement under the NED Plan.

Expenses and Charitable Matching Gift Program

Nonemployee Directors are reimbursed for out-of-pocket expenses incurred in connection with the business and affairs of Chevron. Nonemployee Directors are eligible to participate in Humankind, our charitable matching gift and community involvement program, which is available to any employee, retiree, or Director. We will match contributions to eligible entities and grants for volunteer time, up to a maximum of $10,000 per year.

Chevron Corporation—2015 Proxy Statement	11

DIRECTOR COMPENSATION

Compensation During the Fiscal Year Ended December 31, 2014

The above-described choices available to Directors result in slight differences in reportable compensation, even though each Director was awarded the same amount (except for committee chairs, who received an additional $15,000 cash retainer). Specifically, one Director—Mr. Hernandez—elected to receive stock options for all of his annual cash retainer.

The following table sets forth the compensation of our nonemployee Directors for the fiscal year ended December 31, 2014. Mr. Huntsman joined the Board on January 15, 2014, and Mr. Cummings joined on December 10, 2014, and their compensation was prorated accordingly. Mr. Thulin joined the Board on January 28, 2015, after the reporting period covered in the following table.

Name	Fees Earned or Paid in Cash		Stock Awards(1)	Option Awards(2)	All Other Compensation(3)	Total
Alexander B. Cummings Jr.	$–	(4)	$103,562	–	$758	$104,320
Linnet F. Deily	$165,000	(5)	$225,000	–	$11,916	$401,916
Robert E. Denham	$165,000	(5)(6)	$225,000	–	$6,028	$396,028
Alice P. Gast	$150,000	(6)	$225,000	–	$5,251	$380,251
Enrique Hernandez Jr.	$–		$225,000	$150,000	$15,664	$390,664
Jon M. Huntsman Jr.	$132,083	(7)	$306,986	–	$1,203	$440,272
Charles W. Moorman IV	$150,000	(6)	$225,000	–	$21,906	$396,906
Kevin W. Sharer	$150,000	(6)	$225,000	–	$3,737	$378,737
John G. Stumpf	$150,000		$225,000	–	$11,920	$386,920
Ronald D. Sugar	$165,000	(5)(6)	$225,000	–	$19,065	$409,065
Inge G. Thulin	$–	(8)	$–	–	$–	$–
Carl Ware	$165,000	(5)	$225,000	–	$5,488	$395,488
(1)

Amounts reflect the grant date fair value for restricted stock units (RSUs) granted in 2014 under the NED Plan. We calculate the grant date fair value of these awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (ASC Topic 718), for financial reporting purposes. The grant date fair value of these RSUs was $122.84 per unit, the closing price of Chevron common stock on May 27, 2014. For Mr. Cummings, reflects a grant date fair value of $104.86 per unit, the closing price of Chevron common stock on December 10, 2014, the day he joined the Board and received a prorated grant of 987 RSUs. For Mr. Huntsman, includes a grant date fair value of $119.18 per unit, the closing price of Chevron common stock on January 15, 2014, the day he joined the Board and received a prorated grant of 687 RSUs for the compensation period covering January 15, 2014, through May 27, 2014. RSUs accrue dividend equivalents, the value of which is factored into the grant date fair value. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions have been disregarded. RSUs are payable in Chevron common stock.

At December 31, 2014, the following Directors had the following number of shares subject to outstanding stock awards or deferrals:

Name	Restricted Stock(a)	Stock Units(a)	Restricted Stock Units(a)	Stock Units From Director’s Deferral of Cash Retainer(b)	Total
Alexander B. Cummings Jr.	–	–	987	–	987
Linnet F. Deily	–	3,217	1,866	–	5,083
Robert E. Denham	3,298	10,230	19,165	17,045	49,738
Alice P. Gast	–	–	1,866	–	1,866
Enrique Hernandez Jr.	–	–	13,452	1,054	14,506
Jon M. Huntsman Jr.	–	–	1,866	–	1,866
Charles W. Moorman IV	–	–	5,737	2,895	8,632
Kevin W. Sharer	–	–	19,165	11,130	30,295
John G. Stumpf	–	–	1,866	–	1,866
Ronald D. Sugar	2,165	6,625	19,165	13,637	41,592
Inge G. Thulin	–	–	–	–	–
Carl Ware	6,942	18,184	19,165	431	44,722

(a)

Nonemployee Directors received awards of Restricted Stock and Stock Units from 2001 through 2006 and awards of RSUs beginning in 2007. Awards of Restricted Stock are fully vested and are settled in shares of Chevron common stock upon retirement. Awards of Stock Units are fully vested and are settled in shares of Chevron common stock in one to ten annual installments following the Director’s retirement, resignation, or death. The terms of awards of RSUs are described above.

(b)

Deferral elections must be made by December 31 in the year preceding the year in which the cash to be deferred is earned. Deferrals are credited, at the Director’s election, into accounts tracked with reference to the same investment fund options available to participants in the Chevron Deferred Compensation Plan for Management Employees II, including a Chevron Common Stock Fund. Distribution of deferred amounts is in cash except for amounts valued with reference to the Chevron Common Stock Fund, which are distributed in shares of Chevron common stock. Distribution will be made in either one or 10 annual installments for compensation deferred after December 31, 2004, and distributions will be made in one to 10 annual installments for compensation deferred prior to January 1, 2005. Any deferred amounts unpaid at the time of a Director’s death are distributed to the Director’s beneficiary.

12	Chevron Corporation—2015 Proxy Statement

DIRECTOR COMPENSATION

(2)

For Directors electing stock options in lieu of all or a portion of the annual cash retainer, the stock options are granted on the date of the annual meeting of stockholders that the Director is elected. The stock options are exercisable for that number of shares of Chevron common stock determined by dividing the amount of the cash retainer subject to the election by the Black-Scholes value of a stock option on the date of grant. Elections to receive stock options in lieu of any portion of cash compensation must be made by December 31 in the year preceding the year in which the stock options are granted. The stock options have an exercise price based on the closing price of Chevron common stock on the date of grant.

Amounts reported here reflect the grant date fair value for stock options granted on May 28, 2014. The grant date fair value was determined in accordance with ASC Topic 718 for financial reporting purposes. The grant date fair value of each option is calculated using the Black-Scholes model. Stock options granted on May 28, 2014, have an exercise price of $122.52 and a grant date fair value of $25.07. The assumptions used in the Black-Scholes model to calculate this grant date fair value were: an expected life of 6.0 years, a volatility rate of 30 percent, a risk-free interest rate of 1.84 percent and a dividend yield of 3.55 percent. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions have been disregarded.

Mr. Hernandez elected to receive all of his 2014 annual cash compensation in the form of stock options. The number of stock options granted in 2014 to Mr. Hernandez was 5,983. One-half of the stock options vest six months following the date of grant, and the remaining half vests on the earlier of 12 months or the day preceding the first annual meeting of stockholders following the date of grant. Stock options expire after 10 years.

At December 31, 2014, Ms. Deily had 1,456 outstanding and vested stock options, and Mr. Hernandez had 38,274 outstanding, vested and unvested stock options. Under the rules governing awards of stock options under the NED Plan, Directors who retire in accordance with Chevron’s Director Retirement Policy have until 10 years from the date of grant to exercise any outstanding option.

(3)	All Other Compensation for 2014 includes the following items:

	Insurance(a)	Perquisites(b)	Charitable(c)
Alexander B. Cummings Jr.	$758	$–	$–
Linnet F. Deily	$758	$1,158	$10,000
Robert E. Denham	$758	$5,270	$–
Alice P. Gast	$758	$4,493	$–
Enrique Hernandez Jr.	$758	$4,906	$10,000
Jon M. Huntsman Jr.	$758	$445	$–
Charles W. Moorman IV	$758	$1,148	$20,000
Kevin W. Sharer	$758	$2,979	$–
John G. Stumpf	$758	$11,162	$–
Ronald D. Sugar	$758	$18,307	$–
Inge G. Thulin	$–	$–	$–
Carl Ware	$758	$4,730	$–

(a)	Amounts reflect the annualized premium for accidental death and dismemberment insurance coverage paid by Chevron.

(b)

For Ms. Deily and Ms. Gast and Messrs. Denham, Hernandez, Moorman, Sharer, Stumpf, Sugar, and Ware, includes the aggregate incremental cost to Chevron for expenses deemed perquisites incurred in connection with the Board of Directors’ October 2014 trip to Europe and Asia. Generally every two years, the Board travels to a selection of Chevron’s international locations of operation to gain additional insight into Chevron’s operations and to meet with local and expatriate Chevron management and personnel, as well as local, state, and national officials. Board member spouses are invited to attend the international Board trip to learn about Chevron’s operations, foster social interaction among the Directors and executives, attend receptions with local and expatriate Chevron employees and their families and local government officials, tour Chevron facilities, and participate in community engagement and other goodwill activities on behalf of Chevron. Amounts reported include the aggregate incremental costs incurred in connection with spousal attendance and attributed to the Director as a perquisite, including transportation (such as commercial air travel when in lieu of corporate air travel), lodging, meals, gifts, tours, and other activities for the spouse. For commercial air travel, lodging, meals, gifts, tours, and other activities, incremental cost reflects actual cost. For all Directors, except Messrs. Cummings and Thulin, includes the actual cost of annual service gift valued at $445, and for Messrs. Denham and Sharer, includes a milestone service award valued at $486 and $483, respectively.

(c)

Amounts paid in 2014 by Chevron in the Director’s name under Humankind, our charitable matching gift and grant for volunteer time program, to match donations made by the Directors in 2013 and/ or 2014.

(4)	Mr. Cummings joined the Board on December 10, 2014, and his prorated cash retainer was first paid in January 2015.

(5)	Amount includes the additional retainer for serving as a Board committee chair during 2014.

(6)	The Director has elected to defer some or all of the annual cash retainer under the NED Plan in 2014. None of the earnings under the NED Plan are above market or preferential.

(7)	Mr. Huntsman joined the Board on January 15, 2014.

(8)	Mr. Thulin joined the Board on January 28, 2015.

Chevron Corporation—2015 Proxy Statement	13

Corporate Governance

Overview

Chevron is governed by a Board of Directors and committees of the Board that meet throughout the year. Directors discharge their responsibilities at Board and committee meetings and also through other communications with management. Your Board is committed to corporate governance structures and practices that help Chevron compete more effectively, sustain its success, and build long-term stockholder value.

Role of the Board of Directors

Your Board oversees and provides policy guidance on Chevron’s business and affairs. It monitors overall corporate performance, the integrity of Chevron’s financial controls, and the effectiveness of its legal compliance and enterprise risk management programs. Your Board oversees management and plans for the succession of key executives. It also oversees Chevron’s strategic and business planning process. This is generally a year-round process, culminating in Board reviews of Chevron’s strategic plan, its business plan, the next year’s capital expenditures budget, and key financial and operational indicators.

Director Independence

Your Board has determined that each nonemployee Director who served in 2014 and each current nonemployee Director and nonemployee Director nominee is independent in accordance with the NYSE Corporate Governance Standards and that no material relationship exists that would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.

For a Director to be considered independent, the Board must determine that the Director does not have any material relationship with Chevron, other than as a Director. In making its determinations, the Board adheres to the specific tests for independence included in the NYSE Corporate Governance Standards. In addition, the Board has determined that the following relationships of Chevron Directors occurring within the last fiscal year are categorically immaterial to a determination of independence if the relevant transaction was conducted in the ordinary course of business:

•	a director of another entity if business transactions between Chevron and that entity do not exceed $5 million or 5 percent of the receiving entity’s consolidated gross revenues, whichever is greater;

•

a director of another entity if Chevron’s discretionary charitable contributions to that entity do not exceed $1 million or 2 percent of that entity’s gross revenues, whichever is greater, and if the charitable contributions are consistent with Chevron’s philanthropic practices; and

•

a relationship arising solely from a Director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with Chevron as long as the Director’s ownership interest does not exceed 2 percent of the total equity or partnership interest in that other party.

These categorical standards are contained in our Corporate Governance Guidelines, which are available on our website at www.chevron.com and are available in print upon request.

Ms. Deily and Messrs. Cummings, Denham, Hernandez, Huntsman, Moorman, Sharer, Stumpf, Sugar, and Thulin are directors of for-profit entities with which Chevron conducts business in the ordinary course. They, Dr. Gast, and Mr. Ware are also directors or trustees of, or similar advisors to, not-for-profit entities to which Chevron makes contributions. The Board has determined that all of these transactions and contributions were below the thresholds set forth in the first and second categorical standards described above (except as noted below) and are, therefore, categorically immaterial to the particular Director’s independence.

The Board reviewed the following relationships and transactions that existed or occurred in 2014 that are not covered by the categorical standards described above:

•

For Mr. Cummings, the Board considered that in 2014, Chevron purchased products and services from The Coca-Cola Company in the ordinary course of business, amounting to less than 0.026 percent of The Coca-Cola Company’s most recently reported annual consolidated gross revenues, and The Coca-Cola Company purchased products and services from Chevron, in the ordinary course of business, amounting to less than 0.012 percent of Chevron’s most recently reported annual consolidated gross revenues. Mr. Cummings is Executive Vice President and Chief Administrative Officer of The Coca-Cola Company. The Board concluded that these transactions would not impair Mr. Cummings’ independence.

•

For Dr. Gast, the Board considered that in 2014, Chevron contributed and matched various employee contributions to Lehigh University amounting to less than 0.089 percent of the University’s most recently reported annual gross revenues. Dr. Gast was the president of the University until July 2014. The Board also considered that in 2014, Chevron purchased services from Imperial College London amounting to less than 0.025 percent of Imperial College’s most recently reported annual gross revenues. Dr. Gast is the president of Imperial College. The Board concluded that these transactions would not impair Dr. Gast’s independence.

•	For Mr. Hernandez, the Board considered that in 2014, Chevron purchased services from Inter-Con Security Systems of Liberia Limited, a subsidiary of Inter-Con Security Systems, Inc., in the

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CORPORATE GOVERNANCE

ordinary course of business, amounting to less than one percent of Inter-Con’s most recent annual consolidated gross revenues. Mr. Hernandez is Chairman, Chief Executive Officer and President and a significant stockholder of Inter-Con, a privately held business. The Board concluded that these transactions would not impair Mr. Hernandez’s independence.

•

For Mr. Moorman, the Board considered that in 2014, Chevron purchased products and services from Norfolk Southern Corporation, in the ordinary course of business, amounting to less than 0.032 percent of Norfolk Southern’s most recently reported annual consolidated gross revenues, and Norfolk Southern purchased products and services from Chevron, in the ordinary course of business, amounting to less than 0.021 percent of Chevron’s most recently reported annual consolidated gross revenues. Mr. Moorman is the Chairman and Chief Executive Officer of Norfolk Southern. The Board concluded that these transactions would not impair Mr. Moorman’s independence.

•

For Mr. Sharer, the Board considered that in 2014, Chevron matched various employee contributions and purchased products and services from Harvard Business School, in the ordinary course of business, amounting to less than 0.001 percent of the business school’s most recently reported annual consolidated gross revenues. Mr. Sharer is a Senior Lecturer of Business Administration at Harvard Business School. The Board concluded that these transactions would not impair Mr. Sharer’s independence.

•

For Mr. Stumpf, the Board considered that in 2014, Chevron utilized Wells Fargo & Company for commercial banking, brokerage, and other services, in the ordinary course of business, amounting to less than 0.074 percent of Wells Fargo’s most recently reported annual consolidated gross revenues, and Wells Fargo paid to Chevron interest in connection with time deposits and similar transactions in the ordinary course of business, amounting to less than 0.004 percent of Chevron’s most recently reported annual consolidated gross revenues. Mr. Stumpf is the Chairman, Chief Executive Officer and President of Wells Fargo. The Board concluded that these transactions would not impair Mr. Stumpf’s independence.

•

For Mr. Thulin, the Board considered that in 2014, Chevron purchased products and services from 3M Company in the ordinary course of business, amounting to less than 0.002 percent of 3M Company’s most recently reported annual consolidated gross revenues, and 3M Company purchased products and services from Chevron, in the ordinary course of business, amounting to less than 0.001 percent of Chevron’s most recently reported annual consolidated gross revenues. Mr. Thulin is the Chairman, President, and Chief Executive Officer of 3M Company. The Board concluded that these transactions would not impair Mr. Thulin’s independence.

Board Leadership and Independent Lead Director

Under Chevron’s By-Laws, the positions of Chairman of the Board and Chief Executive Officer are separate positions that may be occupied by the same person. Chevron’s independent Directors select the Chairman of the Board annually. Thus, the Board has great flexibility to choose its optimal leadership structure depending upon Chevron’s particular needs and circumstances and to organize its functions and conduct its business in the most effective manner.

Annually, the Board Nominating and Governance Committee conducts an assessment of Chevron’s corporate governance structures and processes, which includes a review of Chevron’s Board leadership structure and whether combining or separating the roles of Chairman and CEO is in the best interests of Chevron’s stockholders. At present, Chevron’s Board believes that it is in the stockholders’ best interests for the CEO, Mr. Watson, to also serve as Chairman of the Board. The Board believes that having Mr. Watson serve as Chairman fosters an important unity of leadership between the Board and management that is subject to effective oversight by the independent Lead Director and the other independent Directors. The Board believes that it benefits from the significant knowledge, insight, and perspective of Chevron and the energy industry that Mr. Watson has gained throughout his 34 years with Chevron. Our business is highly complex and our projects have long lead times, with many of our major capital projects taking more than 10 years from the exploration phase to first production. The Board believes that Mr. Watson’s in-depth knowledge of the Company, coupled with his extensive industry expertise, makes him particularly qualified to lead discussions of the Board. Having Mr. Watson serve as Chairman also promotes better alignment of Chevron’s long-term strategic development with its operational execution.

Significantly, the Board does not believe that combining the roles creates ambiguity about reporting relationships. Given the role of the independent Lead Director discussed below and the fact that the independent Directors, pursuant to their powers under the By-Laws, have affirmatively selected Mr. Watson for the positions of Chairman and CEO, annually set his compensation, and regularly evaluate his performance, the Board believes it is clear that Mr. Watson reports and is accountable to the independent Directors. Moreover, the Board does not believe that having the CEO also serve as Chairman inhibits the flow of information and interactions between the Board, management, and other Company personnel. To the contrary, the Board has unfettered access to management and other Company personnel, and the Board believes that having Mr. Watson in the roles of both Chairman and CEO facilitates the flow of information and communications between the Board and management, which enhances the Board’s ability to obtain information and to monitor management.

Your Board recognizes the importance of independent Board oversight of the CEO and management and has developed policies and procedures designed to ensure independent oversight. In addition to conducting an annual review of the

Chevron Corporation—2015 Proxy Statement	15

CORPORATE GOVERNANCE

CEO’s performance, the independent Directors meet in executive session at each Board meeting and discuss management’s performance and routinely formulate guidance and feedback, which the independent Lead Director provides to the CEO and other members of management.

Further, when the Board selects the CEO to also serve as Chairman, the independent Directors annually select an independent Lead Director, currently Mr. Denham. As described in the “Board Leadership and Lead Director” section of Chevron’s Corporate Governance Guidelines, the Lead Director’s responsibilities are to:

•	chair all meetings of the Board in the Chairman’s absence, including executive sessions;

•	serve as liaison between the Chairman and the independent Directors;

•	consult with the Chairman on and approve meeting agendas and schedules and information sent to the Board;

•	consult with the Chairman on other matters pertinent to Chevron and the Board;

•	call meetings of the independent Directors; and

•	if requested by major stockholders, be available as appropriate for consultation and direct communication.

The Board routinely reviews the Lead Director’s responsibilities to ensure that these responsibilities enhance its independent oversight of the CEO and management and the flow of information and interactions between the Board, management, and other Company personnel. In this respect, the Lead Director and Chairman collaborate closely on Board meeting schedules and agendas and information provided to the Board. These consultations and agendas and the information provided to the Board frequently reflect input and suggestions from other members of the Board and management. You can read more about these particular processes in the “Board Agenda and Meetings” section of Chevron’s Corporate Governance Guidelines.

Any stockholder can communicate with the Lead Director or any of the other Directors in the manner described in the “Communicating With the Board” section of this Proxy Statement.

Also, as discussed in more detail in the “Engagement” section of this Proxy Statement, the Board encourages a robust investor engagement program. During these engagements, Board leadership is a frequent topic of discussion. In general, investors have overwhelmingly communicated to Chevron, including those that are philosophically opposed to combining the positions of Chairman and CEO, that they have minimal, if any, concerns about your Board and individual Directors and about its policies and leadership structure. More specifically, these investors have voiced confidence in the strong counterbalancing structure of the robust independent Lead Director role.

Board Committees

Chevron’s Board of Directors has four standing committees: Audit; Board Nominating and Governance; Management Compensation; and Public Policy. The Audit, Board Nominating and Governance, and Management Compensation Committees are each constituted and operated according to the independence and other requirements of the Securities Exchange Act of 1934, as amended (Exchange Act) and the New York Stock Exchange (NYSE) Corporate Governance Standards. In addition, each member of the Compensation Committee is an “outside” Director for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and each member of the Audit Committee is financially literate and, other than Dr. Gast, an “audit committee financial expert,” as such terms are defined under the Exchange Act and related rules and the NYSE Corporate Governance Standards.

Each committee is chaired by an independent Director who determines the agenda, the frequency and length of the meetings, and who has unlimited access to management, information, and independent advisors, as necessary. Each non-employee Director generally serves on one or two committees. Committee members serve staggered terms enabling Directors to rotate periodically to different committees. Four- to six-year terms for committee chairs facilitates rotation of committee chairs while preserving experienced leadership.

Each Committee is governed by a written charter that can be viewed on Chevron’s website at www.chevron.com and is available in print upon request.

16	Chevron Corporation—2015 Proxy Statement

CORPORATE GOVERNANCE

Committees and Membership	Committee Functions
Audit Ronald D. Sugar, Chair * Alexander B. Cummings Jr. Alice P. Gast Charles W. Moorman * Kevin W. Sharer * John G. Stumpf *

•  Selects the independent registered public accounting firm for endorsement by the Board and ratification by the stockholders

•  Reviews reports of independent registered public accounting firm and internal auditors

•  Reviews and approves the scope and cost of all services (including nonaudit services) provided by the independent registered public accounting firm

•  Monitors the effectiveness of the audit process and financial reporting

•  Reviews the adequacy of financial and operating controls

•  Monitors implementation and effectiveness of Chevron’s compliance policies and procedures

•  Assists the Board in fulfilling its oversight of enterprise risk management, particularly financial risk

•  Evaluates the effectiveness of the Audit Committee

Board Nominating and Governance Robert E. Denham, Chair* Linnet F. Deily Jon M. Huntsman Jr. Inge G. Thulin

•  Evaluates the effectiveness of the Board and its committees and recommends changes to improve Board, Board committee, and individual Director effectiveness

•  Assesses the size and composition of the Board

•  Recommends prospective Director nominees

•  Reviews and approves nonemployee Director compensation

•  Reviews and recommends changes as appropriate in Chevron’s Corporate Governance Guidelines, Restated Certificate of Incorporation, By-Laws, and other Board-adopted governance provisions

•  Reviews stockholder proposals and recommends Board responses to proposals

•  Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with Chevron’s corporate governance structures and processes

•  Evaluates the effectiveness of the Board Nominating and Governance Committee

Management Compensation Carl Ware, Chair* Robert E. Denham Enrique Hernandez Jr.* Inge G. Thulin

•  Conducts an annual review of the CEO’s performance

•  Reviews and recommends to the independent Directors the salary and other compensation for the CEO

•  Reviews and approves salaries and other compensation for executive officers other than the CEO

•  Administers Chevron’s executive incentive and equity-based compensation plans

•  Reviews Chevron’s strategies and supporting processes for management succession planning, leadership development, executive retention, and diversity

•  Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with Chevron’s compensation programs

•  Evaluates the effectiveness of the Management Compensation Committee

Public Policy Linnet F. Deily, Chair Enrique Hernandez Jr.* Jon M. Huntsman Jr. Carl Ware*

•  Identifies, monitors, and evaluates domestic and international social, political, human rights, and environmental trends and issues that affect Chevron’s activities and performance

•  Recommends to the Board policies, programs, and strategies concerning such issues

•  Recommends to the Board policies, programs, and practices concerning support of charitable, political, and educational organizations

•  Reviews annually the policies, procedures, and expenditures for Chevron’s political activities, including political contributions and direct and indirect lobbying

•  Reviews stockholder proposals and recommends Board responses to proposals

•  Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with the social, political, environmental, and public policy aspects of Chevron’s business

•  Evaluates the effectiveness of the Public Policy Committee

*

Effective May 26, 2015, Dr. Sugar will rotate off the Audit Committee (AC) and replace Mr. Denham as the Chair of the Board Nominating and Governance Committee (BN&GC) and also join the Management Compensation Committee (MCC); Mr. Moorman will replace Dr. Sugar as Chair of the AC; Mr. Stumpf will rotate off the AC and join the BN&GC and MCC; Mr. Denham will rotate off the BN&GC and join the AC; and Mr. Hernandez will replace Mr. Ware as Chair of the MCC. Mr. Sharer will retire from the Board in 2015, effective as of the Annual Meeting.

Chevron Corporation—2015 Proxy Statement	17

CORPORATE GOVERNANCE

Board and Committee Meetings and Attendance

In 2014, your Board held six Board meetings, with each meeting including an executive session of independent Directors presided over by Mr. Denham, our independent Lead Director, and 21 Board committee meetings, which included nine Audit Committee, five Board Nominating and Governance Committee, four Management Compensation Committee, and three Public Policy Committee meetings. All current Directors, other than Messrs. Cummings and Thulin, who joined the Board in December 2014 and January 2015, respectively, attended 81 percent or more of the Board meetings and their Board committee meetings during 2014. Chevron’s policy regarding Directors’ attendance at the Annual Meeting, as described in the “Board Agenda and Meetings” section of Chevron’s Corporate Governance Guidelines (available at www.chevron.com), is that all Directors are expected to attend the Annual Meeting, absent extenuating circumstances. All current Directors attended the 2014 Annual Meeting, other than Messrs. Hernandez and Stumpf, who had unavoidable conflicts, and Messrs. Cummings and Thulin, who joined the Board following the meeting.

Board and Committee Oversight of Risk

One of the many duties of your Board is to oversee Chevron’s risk management policies and practices to ensure that the appropriate risk management systems are employed throughout the Company. Chevron faces a broad array of risks, including market, operational, strategic, legal, political, and financial risks. The Board exercises its role of risk oversight in a variety of ways, including the following:

Board of Directors	•	Monitors overall corporate performance, the integrity of Chevron’s financial controls, and the effectiveness of its legal compliance and enterprise risk management programs, risk governance practices, and risk mitigation efforts, particularly with regard to those risks specified by the Company as “Risk Factors” in its Annual Report on Form 10-K
	•	Oversees management’s implementation and utilization of appropriate risk management systems at all levels of the Company, including operating companies, business units, corporate departments, and service companies
	•	Reviews specific facilities and operational risks as part of visits to Company operations
	•	Reviews portfolio, capital allocation, and geopolitical risks in the context of the Board’s annual strategy session and the annual business plan and capital budget review
	•	Receives reports from management on risk matters in the context of the Company’s strategic, business, and operational planning and decision making
	•	Receives reports from various centers of management-level risk expertise, including Corporate Strategic Planning, Legal, Corporate Compliance, Health, Environment and Safety, Information Technology, Security, Global Exploration and Reserves, Corporation Finance, and others
Audit Committee	•	Assists the Board in fulfilling its oversight of financial risk exposures and implementation and effectiveness of Chevron’s compliance programs
	•	Discusses Chevron’s policies with respect to financial risk assessment and financial risk management
	•	Meets with Chevron’s Chief Compliance Officer and representatives of Chevron’s Compliance Policy Committee to receive information regarding compliance policies and procedures and internal controls
	•	Meets with and reviews reports from Chevron’s independent registered public accounting firm and internal auditors
	•	Reports its discussions to the full Board for consideration and action when appropriate
Board Nominating and Governance Committee	•	Assists the Board in fulfilling its oversight of risks that may arise in connection with the Company’s governance structures and processes
	•	Conducts an annual evaluation of the Company’s governance practices with the help of the Corporate Governance department
	•	Discusses risk management in the context of general governance matters, including, among other topics, Board and management succession planning, delegations of authority and internal approval processes, stockholder proposals and activism, and Director and officer liability insurance
	•	Reports its discussions to the full Board for consideration and action when appropriate
Management Compensation Committee	•	Assists the Board in fulfilling its oversight of risks that may arise in connection with Chevron’s compensation programs and practices
	•	Reviews the design and goals of Chevron’s compensation programs and practices in the context of possible risks to Chevron’s financial and reputational well-being
	•	Reviews Chevron’s strategies and supporting processes for management succession planning, leadership development, executive retention, and diversity
	•	Reports its discussions to the full Board for consideration and action when appropriate
Public Policy Committee	•	Assists the Board in fulfilling its oversight of risks that may arise in connection with the social, political, environmental, human rights, and public policy aspects of Chevron’s business and the communities in which it operates
	•	Discusses risk management in the context of, among other things, legislative and regulatory initiatives, safety and environmental stewardship, community relations, government and nongovernment organization relations, and Chevron’s reputation
	•	Reports its discussions to the full Board for consideration and action when appropriate

18	Chevron Corporation—2015 Proxy Statement

CORPORATE GOVERNANCE

Succession Planning and Leadership Development

Succession planning and leadership development are top priorities for your Board and management. Annually, the nonemployee Directors review candidates for all senior management positions to ensure that qualified candidates are available for all positions and that development plans are being utilized to strengthen the skills and qualifications of candidates.

To assist the nonemployee Directors, the CEO periodically provides them with an assessment of senior executives and their potential to succeed to the position of CEO, as well as perspectives on potential candidates for other senior management positions.

Board and Committee Evaluations

Each year, your Board and its committees perform a rigorous self-evaluation. As required by Chevron’s Corporate Governance Guidelines, the Board Nominating and Governance Committee oversees this process. The performance evaluations solicit anonymous input from Directors regarding the performance and effectiveness of the Board, the Board Committees, and individual Directors and provide an opportunity for Directors to identify improvements. In addition, the independent Lead Director has individual conversations with each member of the Board, providing further opportunity for dialogue and improvement.

The Board Nominating and Governance Committee reviews the results and feedback from the evaluation process and makes recommendations for improvements as appropriate. The independent Lead Director leads a discussion of the evaluation results during an executive session of the Board and communicates relevant feedback to the Chairman and CEO. Your Board has successfully used this process to evaluate Board and committee effectiveness and identify opportunities to strengthen the Board.

Corporate Governance Guidelines

Your Board has adopted Corporate Governance Guidelines to provide a transparent framework for the effective governance of Chevron. The Corporate Governance Guidelines are reviewed regularly and updated as appropriate. The full text of the Corporate Governance Guidelines can be found on our website at www.chevron.com. They address, among other topics:

•	the role of the Board

•	Board membership criteria

•	Director independence

•	the selection of new Directors

•	Board size

•	Director terms of office

•	the election of Directors

•	Director retirement
•	Board leadership and the independent Lead Director

•	executive sessions

•	succession planning

•	Director compensation

•	Board access to senior management

•	Board performance evaluations

•	stock ownership guidelines

•	communicating with the Board

Business Conduct and Ethics Code

We have adopted a code of business conduct and ethics for Directors, officers (including the Company’s Chief Executive Officer, Chief Financial Officer, and Comptroller), and employees, known as the Business Conduct and Ethics Code. The code is available on our website at www.chevron.com and is available in print upon request. We will post any amendments to the code on our website.

Chevron Corporation—2015 Proxy Statement	19

CORPORATE GOVERNANCE

Engagement

Your Board believes that fostering long-term and institution-wide relationships with stockholders and maintaining their trust and goodwill is a core Chevron objective. Chevron conducts extensive engagements with key stockholders. These engagements routinely cover governance, compensation, social, safety, environmental, human rights, and other current and emerging issues to ensure that the Board and management understand and address the issues that are important to our stockholders.

In an effort to continuously improve Chevron’s governance processes and communications, Chevron has developed and follows an Annual Engagement Plan and Process to systematically identify and plan its engagements and to proactively address important issues. The Annual Engagement Plan and Process is supervised by an Engagement Steering Committee, which is composed of senior executive officers.

The Engagement Steering Committee meets periodically to discuss engagement efforts and key issues and trends.

Since Chevron’s last Annual Meeting, an engagement team consisting of senior executives, subject matter experts on governance, compensation, and environmental and social issues, and, when appropriate, our independent Lead Director, conducted more than 40 in-depth discussions with stockholders representing more than 30 percent of Chevron’s common stock outstanding. In addition, our engagement team met with many of the stockholders who submitted proposals for inclusion in our Proxy Statement to discuss their concerns and areas of agreement and disagreement. Chevron gained valuable feedback during these engagements, and this feedback was shared with the Board and its relevant committees. For more information about these engagements, see the “Board Leadership and Independent Lead Director” and “Compensation Discussion and Analysis” sections of this Proxy Statement.

Communicating With the Board

The Board Nominating and Governance Committee reviews interested-party communications, including stockholder inquiries directed to nonemployee Directors. The Corporate Secretary and Chief Governance Officer compiles the communications, summarizes lengthy or repetitive communications, and regularly summarizes the communications received, the responses sent, and further disposition, if any. All communications are available to the Directors.

Interested parties wishing to communicate their concerns or questions about Chevron to the independent Lead Director or any other nonemployee Directors may do so by mail addressed to Lead Director or Nonemployee Directors, c/o Office of the Corporate Secretary and Chief Governance Officer, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324 or by email to corpgov@chevron.com.

Related Person Transactions

Review and Approval of Related Person Transactions

It is our policy that all employees and Directors must avoid any activity that is in conflict with, or has the appearance of conflicting with, Chevron’s business interests. This policy is included in our Business Conduct and Ethics Code. Directors and executive officers must inform the Chairman and the Corporate Secretary and Chief Governance Officer when confronted with any situation that may be perceived as a conflict of interest. In addition, at least annually, each Director and executive officer completes a detailed questionnaire specifying any business relationship that may give rise to a conflict of interest.

Your Board has charged the Board Nominating and Governance Committee to review related person transactions as defined by U.S. Securities and Exchange Commission (SEC) rules. The Committee has adopted guidelines to assist it with this review. Under these guidelines, all executive officers, Directors, and Director nominees must promptly advise the Corporate Secretary and Chief Governance Officer of any proposed or actual business and financial affiliations involving themselves or their immediate family members that, to the best of their knowledge after reasonable inquiry, could reasonably be expected to give rise to a reportable related person transaction. The Corporate Secretary and Chief Governance Officer will prepare a report summarizing any potentially reportable transactions, and the Committee will review these reports and determine whether to approve or ratify the identified transaction. The Committee has identified the following categories of transactions that are deemed to be preapproved by the Committee, even if the aggregate amount involved exceeds the $120,000 reporting threshold identified in the SEC rules:

•

compensation paid to an executive officer if that executive officer’s compensation is otherwise reported in our Proxy Statement or if the executive officer is not an immediate family member of another Chevron executive officer or Director;

•	compensation paid to a Director for service as a Director if that compensation is otherwise reportable in our Proxy Statement;

•	transactions in which the related person’s interest arises solely as a stockholder and all stockholders receive the same benefit on a pro-rata basis;

•

transactions involving competitive bids (unless the bid is awarded to a related person who was not the lowest bidder or unless the bidding process did not involve the use of formal procedures normally associated with our competitive bidding procedures);

•	transactions involving services as a common or contract carrier or public utility in which rates or charges are fixed by law;

20	Chevron Corporation—2015 Proxy Statement

CORPORATE GOVERNANCE

•	transactions involving certain banking-related services under terms comparable with similarly situated transactions;

•

transactions conducted in the ordinary course of business in which our Director’s interest arises solely because he or she is a director of another entity and the transaction does not exceed $5 million or 5 percent (whichever is greater) of the receiving entity’s consolidated gross revenues for that year;

•

charitable contributions by Chevron to an entity in which our Director’s interest arises solely because he or she is a director, trustee, or similar advisor to the entity and the contributions do not exceed, in the aggregate, $1 million or 2 percent (whichever is greater) of that entity’s gross revenues for that year; and

•

transactions conducted in the ordinary course of business and our Director’s interest arises solely because he or she owns an equity or limited partnership interest in the entity and the transaction does not exceed 2 percent of the total equity or partnership interests of the entity.

The Committee reviews all relevant information, including the amount of all business transactions involving Chevron and the entity with which the Director or executive officer is associated, and determines whether to approve or ratify the transaction. A Director will abstain from decisions regarding transactions involving that Director or his or her family members.

Related Person Transactions

Two immediate family members of Mr. Jay Johnson, Senior Vice President, Upstream, are employed by Chevron. In 2014, Mr. Johnson’s son, Samuel W. Johnson, received compensation consisting of approximately $117,000 in salary and annual bonus and approximately $262,000 in customary employee benefits, including expatriate benefits. In 2014, Mr. Johnson’s daughter, Alexandra Lakin, received compensation consisting of approximately $103,000 in salary and bonus and approximately $38,000 in customary employee benefits, including relocation benefits. These amounts reflect compensation that is consistent with the total compensation provided to other employees of the same level with similar responsibilities.

The Board Nominating and Governance Committee has reviewed and ratified these transactions under the standards described above.

Board Nominating and Governance Committee Report

The Board Nominating and Governance Committee (the Committee) is responsible for recommending to the Board the qualifications for Board membership, identifying, assessing, and recommending qualified Director candidates for the Board’s consideration, assisting the Board in organizing itself to discharge its duties and responsibilities, and providing oversight of Chevron’s corporate governance practices and policies, including an effective process for stockholders to communicate with the Board. The Committee is composed entirely of independent Directors as defined by the NYSE Corporate Governance Standards and operates under a written charter. The Committee’s charter is available on Chevron’s website at www.chevron.com and is available in print upon request.

The Committee’s role in and process for identifying and evaluating prospective Director nominees, including nominees recommended by stockholders, is described in the “Director Nomination Process” section of this Proxy Statement. In addition, the Committee makes recommendations to the Board concerning Director independence, Board committee assignments, committee chairs, Audit Committee “financial experts,” and the financial literacy of Audit Committee members. The Committee also reviews the process and the results of the annual performance evaluations of the Board, Board committees, and individual Directors.

The Committee regularly reviews trends and recommends best practices, initiates improvements, and plays a leadership role in maintaining Chevron’s strong corporate governance structures and practices. Among the practices the Committee believes demonstrate the Company’s commitment to strong corporate governance are the following:

•	annual election of all Directors;

•	supermajority of independent Directors;

•	majority vote standard for the election of Directors in uncontested elections, coupled with a Director resignation policy;

•	annual election of the Chairman of the Board by independent Directors;

•	annual election of an independent Lead Director by independent Directors;

•	annual performance assessment of the Board, Board committees, and individual Directors;

•	Director retirement policy;

•	annual succession planning sessions;

•	confidential stockholder voting policy;

•	minimum stockholding requirements for Directors and officers;

•	review and approval or ratification of “related person transactions” as defined by SEC rules;

•	policy to obtain stockholder approval of any stockholder rights plan;

•	right of stockholders to call for a special meeting; and

•	no supermajority voting provisions in Restated Certificate of Incorporation or By-Laws.

Stockholders can find additional information concerning Chevron’s corporate governance structures and practices in Chevron’s Corporate Governance Guidelines, By-Laws, and Restated Certificate of Incorporation, copies of which are available on Chevron’s website at www.chevron.com and are available in print upon request.

Respectfully submitted on March 24, 2015, by members of the Board Nominating and Governance Committee of your Board:

Robert E. Denham, Chair

Linnet F. Deily

Jon M. Huntsman Jr.

Inge G. Thulin

Chevron Corporation—2015 Proxy Statement	21

CORPORATE GOVERNANCE

Management Compensation Committee Report

The Management Compensation Committee (the Committee) of Chevron has reviewed and discussed with management the Compensation Discussion and Analysis beginning on page 24 of this Proxy Statement. Based on such review and discussion, the Committee recommended to the Board of Directors of the Corporation that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Corporation’s Annual Report on Form 10-K.

Respectfully submitted on March 24, 2015, by members of the Management Compensation Committee of your Board:

Carl Ware, Chair

Robert E. Denham

Enrique Hernandez Jr.

Inge G. Thulin

Audit Committee Report

The Audit Committee (the Committee) assists your Board in fulfilling its responsibility to oversee management’s implementation of Chevron’s financial reporting process. The Committee charter can be viewed on the Chevron website at www.chevron.com and is available in print upon request.

In discharging its oversight role, the Committee reviewed and discussed the audited financial statements contained in the 2014 Annual Report on Form 10-K with Chevron’s management and its independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of disclosure controls and procedures and internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of Chevron’s financial statements with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal control over financial reporting.

The Committee met privately with the independent registered public accounting firm and discussed issues deemed significant by the accounting firm, and the Committee has discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16, “Communications With Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

In addition, the Committee discussed with the independent registered public accounting firm its independence from Chevron and its management; received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence; and considered whether the provision of nonaudit services was compatible with maintaining the accounting firm’s independence.

In reliance on the reviews and discussions outlined above, the Committee has recommended to your Board that the audited financial statements be included in Chevron’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the U.S. Securities and Exchange Commission.

Respectfully submitted on February 19, 2015, by the members of the Audit Committee of your Board:

Ronald D. Sugar, Chair

Alexander B. Cummings Jr.

Alice P. Gast

Charles W. Moorman

Kevin W. Sharer

John G. Stumpf

22	Chevron Corporation—2015 Proxy Statement

Board Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm (Item 2 on the Proxy Card)

Principal Accountant Fees and Services

The Audit Committee (the Committee), which is composed entirely of independent Directors, has selected PricewaterhouseCoopers LLP (PricewaterhouseCoopers) as our independent registered public accounting firm to audit the consolidated financial statements of Chevron and its subsidiaries for 2015 and the effectiveness of Chevron’s internal control over financial reporting. Your Board has endorsed this appointment.

PricewaterhouseCoopers previously audited the consolidated financial statements of Chevron during the years ended December 31, 2014 and 2013, and the effectiveness of Chevron’s internal control over financial reporting as of December 31, 2014. During the years ended December 31, 2014 and 2013, PricewaterhouseCoopers provided both audit and nonaudit services.

Aggregate fees for professional services rendered to us by PricewaterhouseCoopers for the years ended December 31, 2014 and 2013, were as follows (millions of dollars):

Services Provided	2014	2013
Audit	$27.2	$26.6
Audit Related	$1.6	$1.8
Tax	$1.1	$1.2
All Other	$0.6	$0.5
TOTAL	$30.5	$30.1

The Audit fees for the years ended December 31, 2014 and 2013, were for the audits of Chevron’s consolidated financial statements, statutory and subsidiary audits, issuance of consents, assistance with and review of documents filed with the U.S. Securities and Exchange Commission, and the audit of the effectiveness of internal control over financial reporting.

The Audit Related fees for the years ended December 31, 2014 and 2013, were for assurance and related services for employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax fees for the years ended December 31, 2014 and 2013, were for services related to tax compliance, including the preparation of tax returns and claims for refund, and tax advice, including assistance with tax audits and appeals.

All Other fees for the years ended December 31, 2014 and 2013, included services rendered for software licenses, subscriptions, benchmark studies and surveys.

Audit Committee Preapproval Policies and Procedures

All 2014 audit and nonaudit services provided by PricewaterhouseCoopers were preapproved by the Committee. The nonaudit services that were approved by the Committee were also reviewed to ensure compatibility with maintaining PricewaterhouseCoopers’ independence.

The Committee has implemented preapproval policies and procedures related to the provision of audit and nonaudit services. Under these procedures, the Committee preapproves both the type of services to be provided by PricewaterhouseCoopers and the estimated fees related to these services. During the approval process, the Committee considers the impact of the types of services and the related fees on the independence of PricewaterhouseCoopers. The services and fees must be deemed compatible with the maintenance of the PricewaterhouseCoopers’ independence, including compliance with SEC rules and regulations.

Throughout the year, the Committee reviews any revisions to the estimates of audit and nonaudit fees initially approved.

Representatives of PricewaterhouseCoopers will be present at the Annual Meeting, will have an opportunity to make statements if they desire, and will be available to respond to questions, as appropriate.

Vote Required

This proposal is approved if the number of shares voted FOR exceeds the number of shares voted AGAINST. Any shares not voted on this proposal (whether by abstention or otherwise) will have no impact on this proposal. If you are a street name stockholder and do not vote your shares, your bank, broker, or other holder of record can vote your shares at its discretion on this proposal.

Your Board’s Recommendation

Your Board unanimously recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Chevron’s independent registered public accounting firm.

Chevron Corporation—2015 Proxy Statement	23

Executive Compensation

Compensation Discussion and Analysis

A Message to Our Stockholders

“It is our responsibility to design and execute competitive compensation programs that further the interests of stockholders and demonstrate strong pay-for-performance. It is also our responsibility to ensure that your views on executive compensation are heard and represented.”

Carl Ware

Chair of the Management Compensation Committee

Dear Chevron Stockholder,

Chevron is proud to be part of your portfolio and the Management Compensation Committee (MCC) thanks you for your continued support. The MCC is composed solely of independent Directors. It is our responsibility to design and execute competitive compensation programs that further the interests of stockholders and demonstrate strong pay-for-performance. It is also our responsibility to ensure that your views on executive compensation are heard and represented.

The industry in which Chevron operates is highly complex and competitive. The long lead times on projects and decades long productive asset lives require a management team that is aligned with stockholder interests and capable of delivering today while continuing to position the Company for success in the future. Our intent is to have compensation programs that not only drive strong alignment with investors, but also are competitive within the industry to attract, motivate, and retain top-tier talent.

Each annual cycle, the MCC approves a governance calendar that ensures rigorous and systematic oversight of named executive officer (NEO) compensation. This Compensation Discussion and Analysis (CD&A) that follows, describes how the MCC applied its governance policies and processes to determine NEO compensation in 2014.

This CD&A describes a strong alignment between the Company’s demonstrated performance and our NEO compensation outcomes. In 2014, Chevron met or exceeded many important financial, operating, environmental, and safety objectives, and the MCC recognized that performance through payments from the annual incentive program. As a result of the current decline in oil prices, Chevron’s absolute and relative common stock price has been negatively impacted, and that performance is reflected in reduced projected value for the NEOs’ outstanding equity-based long-term incentive awards. The MCC remains committed to the continued alignment of compensation with performance on behalf of stockholders.

Chevron is well positioned to manage through a period of low oil prices, as we are experiencing today. The Company has purposely kept a strong balance sheet for periods precisely like this. Our management team is focused on running existing assets safely and reliably, keeping our major capital projects on track to deliver substantial volume growth by 2017, and carefully controlling capital and operating costs. Our existing compensation programs encourage excellent performance in each of these key areas.

We believe Chevron will come out of the current business climate even stronger than before and better positioned to deliver top-tier stockholder returns. We look forward to many successful years of partnership ahead.

Sincerely,

Management Compensation Committee

24	Chevron Corporation—2015 Proxy Statement

EXECUTIVE COMPENSATION

Objectives of Our Executive Compensation Program

The overarching objective of our executive compensation program is to attract and retain seasoned management who will deliver long-term stockholder value. Our success is driven by our people.

The global energy business is the largest industry in the world and is very competitive. The lead times and project life spans in our business are generally very long. The development cycle of a major capital project, from exploration to first production, can be 10 years or longer. Equally important, the productive life spans of our assets can be several decades in most cases and in excess of 100 years for some assets.

Accordingly, we have designed our compensation programs to reward career employees. This reflects the fact that the productive life of our asset base spans generations of employees and that the development cycles of many current investment projects are longer than a named executive officer’s (NEO) tenure in a particular executive position.

Our management and employees have routinely delivered excellent long-term stockholder returns. The stock performance graph that follows shows how an investment in Chevron common stock would have performed versus an equal investment in either the S&P 500 Index or a hypothetical peer group portfolio of BP, ExxonMobil, Royal Dutch Shell, and Total equity securities over a five-year period ending December 31, 2014.

The comparison includes the reinvestment of all dividends and is adjusted for stock splits, if any. The relative weightings of the constituent equity securities for this hypothetical peer group portfolio match the relative market capitalizations of BP, ExxonMobil, Royal Dutch Shell, and Total as of the beginning of the measurement period.

Our Pay Philosophy

Our compensation programs have been designed with several important values and objectives in mind. These include:

•	structuring our compensation programs in a manner that ensures strong alignment of the interests of our stockholders, the Company, and our employees and executives;

•	paying for performance;

•	structuring our compensation programs to reward career employees;

•	paying competitively, across all salary grades and across all geographies;
•	applying compensation program rules in a manner that is internally consistent; and

•

being metrics-driven and properly balanced in our emphasis on short-term and long-term objectives and our use of measures based on absolute performance, relative performance against industry peers, historical performance, and progress on key business initiatives.

Chevron Corporation—2015 Proxy Statement	25

EXECUTIVE COMPENSATION

Stockholder Engagement

As described in the “Corporate Governance—Engagement” section of this Proxy Statement, your Board believes that fostering long-term and institutionwide relationships with stockholders and maintaining their trust and goodwill is a core Chevron objective. Chevron conducts extensive engagements with its key stockholders and follows an Annual Engagement Plan and Process to systematically plan engagements and proactively address important issues. Among the issues routinely discussed in these engagements are Chevron’s executive compensation practices.

As measured by the results of our annual say-on-pay votes and feedback received during engagements, stockholders have generally expressed strong support for Chevron’s executive compensation practices. Since stockholders first voted on say-on-pay at Chevron in 2011, an average of 95 percent of votes cast have been cast in favor. Even so, based on feedback from stockholders received during our engagements this past year, we have identified additional opportunities to strengthen our disclosure and further highlight our pay-for-performance framework. The MCC believes the additional disclosure will further clarify the link between management’s and stockholders’ interests.

WHAT WE HEARD	WHAT WE’VE DONE

• It’s not clear how the MCC determines the Corporate Performance Rating that is used to calculate the value of Chevron Incentive Plan awards.

•   Revised our Compensation Discussion and Analysis (CD&A) to (i) indicate the relative weightings the Committee assigns to the four broad categories of performance that it considers when setting the Corporate Performance Rating and (ii) describe the process for determining those weightings (see page 35).

• It’s not clear how awards under the Long-Term Incentive Plan are tied to Chevron’s performance.

•   Revised our CD&A to highlight why the Committee feels that awards of stock options, performance shares, and restricted stock units are inherently tied to Chevron’s performance (see pages 38 through 40).

•   Revised our CD&A to highlight the link between compensation and performance by including a discussion of the CEO’s realizable compensation (see page 30).

• It’s not clear how the MCC assesses risk in the context of Chevron’s compensation policies and practices.	• Revised our CD&A to better describe the MCC’s annual compensation risk assessment process (see page 42).

• It’s not clear how the MCC determines intended value of awards vs. accounting value of awards under the Long-Term Incentive Plan.	• Revised our CD&A to describe and disclose the intended value of the CEO’s equity awards compared with the accounting value reflected in the Summary Compensation Table (see page 40).

At the Annual Meeting, the Company will hold its annual say-on-pay vote. The MCC will consider the results of the vote and continue to solicit feedback from stockholders on Chevron’s executive compensation practices as part of Chevron’s Annual Engagement Plan and Process.

26	Chevron Corporation—2015 Proxy Statement

EXECUTIVE COMPENSATION

Best-Practice Features

Embedded in our overall compensation program are additional features that strengthen the links between the interests of our NEOs and those of our stockholders.

WHAT WE DO		WHAT WE DO NOT DO

✓

Stock ownership guidelines, for the CEO, five times base salary; Vice Chairman, Executive Vice Presidents, and Chief Financial Officer, four times base salary; Vice President and General Counsel, two times base salary

		✗	No excessive perquisites, all with a specific business rationale

✓	Deferred accounts are inaccessible until a minimum of one year following termination	✗	No individual Supplemental Executive Retirement Plans

✓

Clawback provisions in the Chevron Incentive Plan, Long-Term Incentive Plan, Deferred Compensation Plan, Retirement Restoration Plan, and Employee Savings Investment Plan-Restoration Plan for misconduct

		✗	No stock option repricing, reloads, or exchanges without stockholder approval

✓	More than 90 percent of CEO’s pay is at risk	✗	No loans or purchases of Chevron equity securities on margin

✓	Thorough assessment of Company and individual performance	✗	No transferability of equity securities (except in the case of death or a qualifying court order)

✓	Robust succession planning process with Board review twice a year	✗	No stock options granted below fair market value

✓	MCC composed entirely of outside, independent Directors	✗	No hedging or pledging of Chevron equity securities

✓	Independent compensation consultant, hired by and reporting directly to the MCC	✗	No change-in-control agreements for NEOs

✓	Negative discretion on performance share payouts	✗	No tax gross-ups for NEOs

✓	CIP and certain LTIP awards (i.e., performance-based compensation) intended to qualify for deduction under Section 162(m) of Internal Revenue Code	✗	No “golden parachutes” or “golden coffins” for NEOs

✓	Annual assessment of incentive compensation risks

Chevron Corporation—2015 Proxy Statement	27

EXECUTIVE COMPENSATION

Pay-for-Performance Framework

As described above, one of the important values and objectives of our compensation programs is that pay should be linked to Company and individual performance. To support this objective, the majority of executive pay is “at-risk” and composed of awards that are directly tied to Company and individual performance that drives stockholder value over the long term.

Components of Compensation

The material components of our executive compensation program and their purposes and key characteristics are summarized in the following chart.

28	Chevron Corporation—2015 Proxy Statement

EXECUTIVE COMPENSATION

Emphasis on Compensation Components That Are Tied to Performance

The Committee believes that a majority of an executive’s pay should be composed of awards that are directly tied to Company and individual performance and considers all elements of pay together when setting awards. For this reason, an executive’s compensation is paid principally in the form of LTIP Awards and CIP Awards.

The majority of the LTIP awards derive value directly from the Company’s common stock price appreciation, which is, in most respects, a reflection of Company performance, and therefore directly linked to stockholder returns. Stock option awards can be rendered worthless if the Company’s common stock price does not appreciate prior to expiration of the stock options. Performance share awards can be rendered worthless if Chevron ranks last in relative total shareholder return (TSR) for any given three-year period as compared with the TSR of each company in our LTIP Performance Share Peer Group (i.e., BP, ExxonMobil, Royal Dutch Shell, and Total). Restricted stock units can deteriorate markedly in value from the grant date if Chevron performs poorly and its common stock price falls. Therefore, for the NEOs to earn competitive pay relative to industry peers, Chevron must show sustained competitive performance for the benefit of stockholders.

Similarly, CIP awards, as also described in the chart above and this CD&A, are tied to Company performance, and individual performance. For example, the Committee has complete discretion to severely restrict, and even score at zero, the Corporate Performance Rating and the Individual Performance Factor for CIP awards.

Significant Pay at Risk

Approximately 91 percent of the total direct compensation (base salary, CIP and LTIP) delivered to our CEO and 84 percent delivered to our other NEOs is at risk. By “at risk,” we mean there is no guarantee that the compensation values expected at the time individual awards were granted will be realized. This “at risk”

feature demonstrates management’s alignment with stockholders’ interests. In 2014, the portion of Mr. Watson’s total compensation that was at risk, along with those of the other NEOs, is illustrated as follows:

Chevron Corporation—2015 Proxy Statement	29

EXECUTIVE COMPENSATION

CEO Realizable Pay

To illustrate the strong link between executive compensation and Company and individual performance, the following charts compare the CEO’s target compensation and realizable pay as of December 31, 2014, for 2012, 2013, and 2014 compensation.

(1)

Target Value at Award Date reflects: (i) base salary at year end, (ii) Target CIP Award, and (iii) intended grant date value of LTIP awards (60 percent stock options and 40 percent performance shares).

(2)

Realizable Value at 12/31/14 reflects: (i) paid base salary during calendar year; (ii) actual CIP Award, and (iii) actual LTIP award value at 12/31/14. For stock options: reflects difference between grant prices (2012 - $107.73; 2013 - $116.45; 2014 - $116.00) and Chevron common stock price at 12/31/14 ($112.18). For (i) 2013 and 2014 performance shares: reflects 12/31/14 TSR rank versus LTIP Performance Share Peer Group and performance modifier multiplied by Chevron’s common stock price at 12/31/14 ($112.18) and (ii) for 2012 performance shares: paid using 20-day average trailing price of Chevron common stock at 12/31/14 ($109.23).

The MCC believes the charts above demonstrate the CEO’s realizable compensation is significantly aligned with stockholder value creation, specifically common stock price appreciation and TSR. In each of the three years shown, the realizable value of Mr. Watson’s compensation package as of December 31, 2014, is less than the target value at award date, due primarily to a December 31, 2014 common stock price ($112.18) that was below the price on the date of grant of stock options. The realizable values he may ultimately earn will match or exceed targets only when Chevron’s common stock price increases and relative TSR improves.

30	Chevron Corporation—2015 Proxy Statement

EXECUTIVE COMPENSATION

Use of Peer Groups

We are always competing for the best talent with our direct industry peers and with the broader market. Accordingly, the MCC regularly reviews the market data, pay practices, and ranges of specific comparator, or peer, companies to ensure that we continue to offer a relevant and competitive executive pay program each year. Our core peer group has had very few changes over the years. Throughout this Compensation Discussion and Analysis, we refer to three distinct peer groups, as described below.

Peer Group	Description	Purpose	Source
Oil Industry Peer Group (13 companies)	Represents companies with substantial U.S. or global operations that most nearly approximate the size, scope, and complexity of our business or segments of our business.	To understand how each NEO’s total compensation compares with the total compensation for reasonably similar industry specific positions at these companies.	Gathered from the Oil Industry Job Match Survey, an annual survey published by Towers Watson, and from these companies’ public disclosures.
Non-Oil Industry Peer Group (22 companies)	Represents companies of significant financial and operational size whose products are primarily commodities and that have, among other things, global operations, significant assets and capital requirements, long-term project investment cycles, extensive technology portfolios, an emphasis on engineering and technical skills, and extensive distribution channels.	To periodically compare our overall compensation practices (and those of the oil and energy industry, generally) against a broader mix of non-oil companies that are similar to Chevron in size, complexity, and scope of operations.	Gathered from the Total Compensation Measurement Database, a proprietary source of compensation and data analysis developed by Aon Hewitt.
LTIP Performance Share Peer Group (4 companies)	BP, ExxonMobil, Royal Dutch Shell, and Total.	To compare our total shareholder return over a three-year period to determine the payout value, if any, of performance share awards under our Long-Term Incentive Plan.	Gathered from the Oil Industry Job Match Survey, an annual survey published by Towers Watson, and from these companies’ public disclosures.

Oil Industry Peer Group (in order of decreasing market capitalization)

		Market Cap ($ millions)	Sales and Other Operating Revenues ($ millions)(1)	Net Income ($ millions)
Company Name	Company Ticker	12/31/2014	FY2014	FY2014
ExxonMobil Corporation	XOM	391,482	364,763	32,520
Royal Dutch Shell plc	RDSA	213,191	421,105	14,874
Chevron Corporation	CVX	212,068	192,308	19,241
BP plc	BP	116,611	353,568	3,780
ConocoPhillips	COP	85,007	52,524	6,869
Occidental Petroleum Corporation	OXY	62,507	19,312	616
Anadarko Petroleum Corporation	APC	41,782	16,375	(1,750)
Phillips 66	PSX	39,687	146,514	4,762
Valero Energy Corporation	VLO	25,802	130,844	3,630
Marathon Petroleum Corporation	MPC	25,290	91,132	2,524
Devon Energy Corporation	DVN	25,041	17,577	1,607
Hess Corporation	HES	22,070	10,737	2,317
Marathon Oil Corporation	MRO	19,093	10,846	3,046
Tesoro Corporation	TSO	9,386	40,052	843
(1)	Excludes excise, value-added and similar taxes.

The Oil Industry Peer Group companies most similar to Chevron in size, complexity, geographic reach, business lines, and location of operations are BP, ExxonMobil, and Royal Dutch Shell. These companies are key competitors for stockholder investments within the larger global energy sector. We also compete for stockholder interest with smaller companies, including the larger independent exploration and production companies (ConocoPhillips, Occidental, Anadarko, etc.) and the larger independent refining and marketing companies (Valero, Tesoro, etc.). We compete with all of these companies for executive talent.

Chevron Corporation—2015 Proxy Statement	31

EXECUTIVE COMPENSATION

Non–Oil Industry Peer Group (in order of decreasing market capitalization)

		Market Cap ($ millions)	Sales and Other Operating Revenues ($ millions)(1)	Net Income ($ millions)
Company Name	Company Ticker	12/31/2014	FY 2014	FY 2014
Johnson & Johnson	JNJ	292,703	74,331	16,323
General Electric Company	GE	253,766	106,758	15,233
Chevron Corporation	CVX	212,068	192,308	19,241
Pfizer Inc.	PFE	196,265	49,605	9,135
Verizon Communications Inc.	VZ	194,124	127,079	9,625
Intel Corporation	INTC	175,462	55,870	11,704
AT&T, Inc.	T	174,231	132,447	6,224
Merck & Co. Inc.	MRK	161,901	42,237	11,920
International Business Machines Corporation	IBM	158,781	90,736	12,022
Pepsico, Inc.	PEP	141,519	66,683	6,513
3M Company	MMM	104,514	31,821	4,956
The Boeing Company	BA	92,667	90,762	5,446
Honeywell International Inc.	HON	78,218	40,306	4,239
Hewlett-Packard Company(2)	HPQ	73,602	111,053	5,013
Lockheed Martin Corporation	LMT	60,491	45,600	3,614
Ford Motor Co.	F	59,655	135,782	3,187
Duke Energy Corporation	DUK	59,087	23,427	1,883
Caterpillar Inc.	CAT	55,412	52,142	3,695
The Dow Chemical Company	DOW	53,754	58,167	3,772
Northrop Grumman Corporation	NOC	29,773	23,979	2,069
American Electric Power Co., Inc.	AEP	29,707	16,334	1,634
International Paper Company	IP	22,697	23,617	555
Alcoa Inc.	AA	18,614	23,906	268
(1)	Excludes excise, value-added and similar taxes.

(2)

Hewlett-Packard’s fiscal year ends on October 31. Accordingly, market capitalization reflects October 31, 2014, shares outstanding and December 31, 2014, common stock price. Sales and Other Operating Revenues and Net Income both reflect the fiscal year ended October 31, 2014.

32	Chevron Corporation—2015 Proxy Statement

EXECUTIVE COMPENSATION

How Compensation Is Determined

Named Executive Officers

Chevron’s Named Executive Officers, or NEOs
John S. Watson, Chairman and Chief Executive Officer
George L. Kirkland, Vice Chairman and Executive Vice President, Upstream
Michael K. Wirth, Executive Vice President, Downstream & Chemicals
Patricia E. Yarrington, Vice President and Chief Financial Officer
R. Hewitt Pate, Vice President and General Counsel

Base Salary

Base salary is a fixed, competitive component of pay based on responsibilities, skills, and experience. Base salaries are reviewed periodically in light of market practices and changes in responsibilities.

How the CEO’s Base Salary Is Determined

The MCC’s independent consultant reviews and reports to the MCC on the relationship of Mr. Watson’s base salary to that of his peers in our Oil Industry and Non–Oil Industry Peer Groups. The MCC does not have a predetermined target or range within the Oil Industry Peer Group or Non–Oil Industry Peer Group as an objective for Mr. Watson’s base salary. Instead, the MCC exercises its discretion, taking into account the data provided by the MCC’s independent consultant, the relative size, scope, and complexity of our business, Mr. Watson’s performance, and the aggregate amount of Mr. Watson’s compensation package. After considering these elements, the MCC makes a recommendation to the independent Directors, and the independent Directors determine Mr. Watson’s base salary.

How the Other NEOs’ Base Salaries Are Determined

For our other NEOs, base salary is a function of two things: (i) the NEO’s assigned base salary grade and (ii) individual qualitative considerations, such as individual performance, experience, skills, competitive positioning, retention objectives, and leadership responsibilities relative to other NEOs.

Each NEO is assigned a base salary grade. Each grade has a base salary minimum, midpoint, and maximum that constitute the salary range for that grade, except for the CEO and Vice Chairman positions, which do not have salary grade ranges because they are single incumbent positions. Salary grades and the appropriate salary ranges are determined through market surveys of positions of comparable level, scope, complexity, and responsibility. The MCC annually reviews the base salary grade ranges and may approve increases in the ranges if it determines that adjustments are necessary to maintain competitiveness.

Mr. Watson makes recommendations to the MCC as to the base salaries for each of our other NEOs. The MCC makes base salary determinations for all NEOs, and the independent Directors of the Board review and ratify the determinations.

Adjustments in 2014 Base Salaries

The MCC adjusted our NEOs’ base salaries in 2014 as follows:

NEO	Position	2013 Base Salary	2014 Base Salary	Adjustment for 2014
John S. Watson	Chairman and Chief Executive Officer	$1,800,000	$1,836,000	2.0%
George L. Kirkland	Vice Chairman and Executive Vice President, Upstream	$1,450,000	$1,525,000	5.2%
Michael K. Wirth	Executive Vice President, Downstream & Chemicals	$1,050,000	$1,069,200	1.8%
Patricia E. Yarrington	Vice President and Chief Financial Officer	$1,000,000	$1,050,000	5.0%
R. Hewitt Pate	Vice President and General Counsel	$825,000	$850,000	3.0%

The MCC determined that these adjustments were appropriate to maintain compensation competitiveness in base salary structure and in light of each NEO’s 2014 individual performance highlights noted below.

Chevron Corporation—2015 Proxy Statement	33

EXECUTIVE COMPENSATION

Chevron Incentive Plan (CIP)

The CIP is designed to recognize annual performance achievements. Annual operating, financial, and health, environment and safety results figure prominently into this assessment, along with demonstrated progress on key business initiatives. Individual leadership is also recognized through this award. The award is delivered as an annual cash bonus based on a percentage of base salary and makes up approximately 16 percent of the CEO’s annual compensation and 21 percent of all other NEOs’ annual compensation. The CIP award calculation is consistent for all CIP-eligible Chevron employees, with the award target varying by pay grade. The award is calculated as follows:

Base Salary	x	Award Target	x	Corporate Performance Rating	x	Individual Performance Factor
		À		À		À

Before the beginning of each performance year, the MCC establishes a CIP Award Target for each NEO, which is based on a percentage of the NEO’s base salary.

The MCC sets target awards based on the median award of our Oil Industry Peer Group. All individuals in the same salary grade have the same target, which provides internal equity and consistency.

After the end of the performance year, the MCC sets the Corporate Performance Rating. This rating reflects the MCC’s overall assessment of the Company’s performance for that year, based on a range of measures used to evaluate performance against plan in four broad categories:

• Financial

• Health, Environment, and Safety

• Operating Performance

• Milestones and Commercial

The MCC has discretion on weighting the categories and on weighting the measures within each category. Performance is viewed across multiple parameters (absolute results; results versus plan; results versus Oil Industry Peer Group and/or general industry; performance trends over time) and distinctions are made between the controllable and noncontrollable aspects of the measures.

With these measures as the foundation, the MCC exercises its discretion in setting the Corporate Performance Rating. The minimum Corporate Performance Rating is zero (i.e., no bonus payout), and the maximum is 200 percent.

The MCC also takes into account individual performance. This is largely a personal leadership dimension, recognizing the individual effort and initiative expended and demonstrated progress on key business initiatives during the course of the year. The MCC uses its judgment in analyzing the individual performance of each NEO, his or her enterprise and business segment leadership, and how the business units reporting to the NEO performed.

Mr. Watson makes recommendations to the MCC as to the Individual Performance Factor of each of our other NEOs.

34	Chevron Corporation—2015 Proxy Statement

EXECUTIVE COMPENSATION

2014 CIP Results—Corporate Performance Rating

Our annual performance measures are reviewed in comparison with prior years, current-year plans, and the results of our Oil Industry Peer Group. The MCC also reviews actual annual cash award payments for the prior year for Chevron and our Oil Industry Peer Group, compared with actual business performance for Chevron and for our Oil Industry Peer Group. This comparison assures that our process for determining the Corporate Performance Rating is consistent with our Oil Industry Peer Group and that actual awards are consistent with both Chevron performance and performance relative to our peers. The MCC reviews performance in four broad categories, which are assigned a weighting. Each category contains a range of performance measures that reinforce the importance of both short-term and long-term performance.

Category	Weight	Key Performance Measures
Financial	40%	• Earnings/ Earnings per Share • Return on Capital Employed • Total Shareholder Return (one, three, and five years)
Health, Environment, and Safety	20%	• Process Safety • Personal Safety • Environmental Performance
Operating Performance	25%	• Operating Expenses • Segment Earnings per Barrel • Production • Reserves • Asset Utilization Rates
Milestones and Commercial	15%	• Major Capital Projects • Commercial Transactions

The category weightings and key performance measures against the business plan are agreed to with the Board and the MCC at the beginning of each performance year. Mid-year and end-of-year reviews by the Board and MCC assess progress against this balanced set of performance measures. The key performance measures are described in detail in the section below.

The Corporate Performance Rating influences compensation outcomes, in a consistent manner, for most employees worldwide.

Therefore, in setting the overall corporate rating, the MCC also takes into account the need to provide competitive overall compensation not only for the NEOs, but also for the employee base as a whole.

The MCC set a Corporate Performance Rating of 105 percent for 2014. This overall rating is based on the following assessment of Chevron’s 2014 performance.

2014 Performance

Despite challenging industry conditions in the latter half of the year, particularly the sharp decline in crude oil prices, 2014 was a solid performance year for the Company. We had our best year ever on virtually every measure of personal safety, process safety, and petroleum spills. In Upstream, we had a number of operational successes: we achieved first production at key developments in the Gulf of Mexico, we reached important construction milestones at our Gorgon and Wheatstone LNG projects, and we had one of our best exploration years, with important discoveries in the Gulf of Mexico, Australia, West Africa, and the Permian Basin. In Downstream, we completed important reliability investments at our U.S. refineries, made significant progress on important growth investments, started commercial production at a new premium lubricants base oil facility in Pascagoula, Mississippi, and completed expansion of additive plants in Singapore and France.

Below we highlight the Company’s performance both in the four broad categories that form the basis of CIP award decisions and as compared with our LTIP Performance Share Peer Group (BP, ExxonMobil, Royal Dutch Shell, and Total). In the graphs that follow, earnings have been adjusted to exclude externally disclosed, significant items or activities that are not representative of underlying business operations, such as gains or losses associated with divestitures, asset impairments, and restructurings. We present a reconciliation of these non-Generally Accepted Accounting Principles (GAAP) financial measures to their most directly comparable GAAP financial measures in Appendix A to this Proxy Statement.

Chevron Corporation—2015 Proxy Statement	35

EXECUTIVE COMPENSATION

Financial Highlights

•	Achieved reported earnings of $19.2 billion, fifth highest in the Company’s history.

•	Posted a return on capital employed (ROCE) of 10.2 percent, second best among LTIP Performance Share Peer group.

•	Increased the quarterly dividend 7 percent, the 27th consecutive annual dividend payment increase.
•	Led the LTIP Performance Share Peer Group in total shareholder return for five-year and 10-year periods.

•	Second-best in rolling, five-year earnings-per-share growth.

Health, Environment, and Safety Highlights

•	Best year overall in Operational Excellence performance.

•	An industry leader in Total Recordable Incident Rate and Days Away From Work Rate for five consecutive years.

•	Record low petroleum spill volume.

•	Record low number of Tier 1 Loss of Containment events (i.e., unplanned or uncontrolled release of material from primary containment that results in a serious outcome).

•	Sharply lower number of fatalities than in 2013.

Operating Performance Highlights

•	Industry leader in earnings per barrel in the Upstream segment (fifth consecutive year).

•	2014 earnings negatively impacted by lower crude prices and higher weighting of liquids production versus peers.

•	Continued to be an industry leader in Upstream cash margins per barrel.
•	Achieved 89 percent reserves replacement ratio for 2014, 95 percent for the three-year period, and 96 percent for the five-year period.

•	Ranked No. 1 in earnings per barrel in the Downstream segment.

•	Higher refinery utilization rates than 2013.

*	Barrels of Oil Equivalent

*	Barrel

36	Chevron Corporation—2015 Proxy Statement

EXECUTIVE COMPENSATION

Milestones and Commercial Highlights

During 2014, our Upstream and Downstream segments had a number of operational successes.

In Upstream, we achieved first production from the Jack/St. Malo and Tubular Bells deepwater developments in the Gulf of Mexico and the Bibiyana gas expansion project in Bangladesh. Our Gorgon and Wheatstone LNG projects reached important construction milestones. We made progress on our shale and tight resource developments in the Permian Basin, Argentina, and Canada. And we had one of our best exploration years, with important discoveries in the Gulf of Mexico, Australia, West Africa, and the Permian Basin.

In Downstream, we completed important reliability investments at our U.S. refineries, which contributed to improved financial and operational performance. We also made significant progress on important growth investments. The Company started commercial production at its new premium lubricants base oil facility in Pascagoula, Mississippi, and completed expansion of additive plants in Singapore and France. In addition, Chevron-Phillips Chemical LLC, the Company’s 50 percent-owned affiliate, achieved startup of the world’s largest on-purpose 1-hexene plant and progressed construction of its new ethane cracker and polyethylene units in Texas.

CIP Awards for 2014 Performance Year

The MCC and independent Directors of the Board assessed corporate and individual performance in making CIP awards based on 2014 performance.

As described above, performance is assessed against key performance measures on historical and relative competitive performance of the Company against our Oil Industry Peer

Group. In the MCC’s and the independent Directors’ assessment, the following CIP awards demonstrate the crucial connection between pay and performance, reinforce management’s accountability for the full spectrum of operating results, and support the objective of attracting and retaining seasoned management who will deliver long-term stockholder value.

2014 CIP Results—Individual Performance Highlights

NEO	Performance Highlights
John S. Watson

•  Fifth-highest earnings in the Company’s history and top-tier return on capital employed

•  Outstanding personal safety, process safety, and spill performance

•  Led peer group in total shareholder return for the last five-year period

•  Major projects on track to meet 2017 volume targets

•  Exhibited strong leadership and acted decisively in response to declining oil prices

George L. Kirkland

•  Competitor-leading earnings-per-barrel for fifth consecutive year, and top tier return on capital employed

•  Excellent exploration results—1.4 billion barrels of resource added with 66 percent success rate

•  Key 2014 project start-ups—Jack/ St. Malo, Tubular Bells, Bibiyana Expansion

•  LNG growth projects progressing on track—Gorgon, Wheatstone

•  Excellent leadership transition mentoring

Michael K. Wirth

•  Competitor leading earnings per barrel and top tier return on capital employed

•  Exceptional personal and process safety results and improved refining reliability

•  Several major projects completed—Cedar Bayou 1-Hexene, Oronite Singapore Expansion, and Pascagoula Base Oil

Patricia E. Yarrington

•  Effectively managed cash, debt, and other balance sheet matters through a volatile environment

•  Outstanding internal controls performance

•  Highly effective in engaging and building relationships with investor and finance communities

R. Hewitt Pate	• Exceptional progress on major litigation matters • Continued high quality support of commercial activity and significant transactions • Maintained strong corporate governance processes and controls

Chevron Corporation—2015 Proxy Statement	37

EXECUTIVE COMPENSATION

2014 CIP Results

Mr. Watson received an award of $3,100,000. This amount reflects the amount of his base salary ($1,836,000) multiplied by his CIP Award Target percentage of 150 percent multiplied by the Corporate Performance Rating of 105 percent, resulting in an award of $2,891,700. The remaining $208,300 of Mr. Watson’s award is attributable to the MCC’s and independent Directors’ assessment of his individual performance, as described above.

Mr. Kirkland received an award of $2,184,500. This amount reflects the amount of his base salary ($1,525,000) multiplied by his CIP Award Target percentage of 130 percent multiplied by the Corporate Performance Rating of 105 percent, resulting in an award of $2,081,625. The remaining $102,875 of Mr. Kirkland’s award is attributable to the MCC’s and independent Directors’ assessment of his individual performance, as described above.

Mr. Wirth received an award of $1,526,400. This amount reflects the amount of his base salary ($1,069,200) multiplied by his CIP Award Target percentage of 110 percent multiplied by the Corporate Performance Rating of 105 percent, resulting in an award of $1,234,926. The remaining $291,474 of Mr. Wirth’s award is attributable to the MCC’s and independent Directors’ assessment of his individual performance, as described above.

Ms. Yarrington received an award of $1,309,800. This amount reflects the amount of her base salary ($1,050,000) multiplied by her CIP Award Target percentage of 110 percent multiplied by the Corporate Performance Rating of 105 percent, resulting in an award of $1,212,750. The remaining $97,050 of Ms. Yarrington’s award is attributable to the MCC’s and independent Directors’ assessment of her individual performance, as described above.

Mr. Pate received an award of $1,071,000. This amount reflects the amount of his base salary ($850,000) multiplied by his CIP Award Target percentage of 100 percent multiplied by the Corporate Performance Rating of 105 percent, resulting in an award of $892,500. The remaining $178,500 of Mr. Pate’s award is attributable to the MCC’s and independent Directors’ assessment of his individual performance, as described above.

Long-Term Incentive Plan (LTIP)

The key objective of our LTIP awards is to encourage performance that drives stockholder value over the long term. LTIP awards give our NEOs a meaningful equity stake in the business, an equity stake that vests over time. The amount of an NEO’s LTIP award at grant time is determined by the MCC with input from its independent compensation consultant, using Oil

Industry Peer Group compensation comparisons. The objective is to ensure that Chevron is competitive against the Oil Industry Peer Group on total compensation (cash plus equity), after allowing for appropriate distinctions based on size, scale, scope, and job responsibilities. Our LTIP awards typically consist of two equity components:

Component	Weight	How It Works
Stock Options[1]	60%	• Strike price is equal to the closing common stock price on the grant date
		• Vest and become exercisable one-third per year, based on continued service for the first three years, and expire 10 years after the grant date
		• Gain realized depends on the common stock price at the exercise date compared with the strike price
		• Actual number of stock options granted is determined by dividing 60 percent of the value of the NEO’s LTIP award by an estimated Black-Scholes option value
Performance Shares[2]	40%	• Payout is dependent on Chevron’s total shareholder return (TSR) over a three-year period, compared with our LTIP Performance Share Peer Group
		• Payout can vary from zero to 200 percent of the cash value of the target number of shares, depending on this relative TSR ranking. The Committee in its judgment can apply negative discretion
		• Payout of 200 percent is earned only if Chevron’s TSR is better than all of our LTIP Performance Share Peer Group
		• Payout of zero percent is earned if Chevron’s TSR is last relative to all of our LTIP Performance Share Peer Group
		• Actual number of shares granted is determined by dividing 40 percent of the value of the NEO’s LTIP award by Chevron’s 20-day trailing average common stock price
		• Payment is made in cash
1	We report the value of each NEO’s 2014 stock option exercises in the “Option Exercises and Stock Vested in Fiscal Year 2014” table in this Proxy Statement.

2	We report the value of each NEO’s 2014 performance share payout in the “Option Exercises and Stock Vested in Fiscal Year 2014” table in this Proxy Statement.

We use LTIP awards because they derive value directly from the Company’s common stock price appreciation and, in the case of performance shares, TSR. Both reflect Company performance and are therefore directly linked to stockholder returns. To have value, stock options require appreciation in Chevron’s common stock price. Performance shares have value only if Chevron achieves greater TSR than our LTIP Performance Share Peer Group. Restricted stock units can deteriorate markedly in value from the grant date if Chevron performs poorly. Therefore, for the NEOs to sustain competitive pay relative to industry peers, Chevron must show sustained competitive performance and Chevron’s stockholders must be rewarded with competitive TSR results.

From time to time, the Board may approve the grant of restricted stock units for special retention or incentive purposes.

38	Chevron Corporation—2015 Proxy Statement

EXECUTIVE COMPENSATION

A Closer Look at LTIP Awards: Why a Mix of 60 Percent Stock Options and 40 Percent Performance Shares?

As described in the chart in the previous section, long-term incentive awards are typically awarded as 60 percent stock options and 40 percent performance shares. This combination provides a balance of awards, which the MCC believes appropriately serves both performance incentive and executive retention objectives. The 60/40 split of stock options and performance shares serves a retention objective in that it diversifies grant-recipient compensation risks. Performance shares have value based on Company performance relative to peers. They also provide some level of performance incentive even during periods of adverse equity market conditions, provided the Company performs favorably against its peers. Stock options have value when absolute stock prices rise, but do not retain value if macroeconomic or industry-specific conditions force an overall decline in equity values, irrespective of individual company performance results.

With stock options and performance shares as key compensation elements, our NEOs are:

•	fully aligned with the economic interests of our stockholders, on both a medium- and long-term time horizon;

•	significantly leveraged, from an ultimate compensation standpoint, to Chevron’s common stock price performance; and

•	rewarded based on a balance between relative (performance shares) and absolute (stock options) pay-for-performance measures.

The average hold time prior to exercising stock options is approximately six years for our LTIP population, reinforcing the long-term focus of our senior leaders on achieving sustainable, superior performance. Although stock options make up more than half of the potential value of an individual’s LTIP grant, the MCC believes our performance award structure should also focus on relative performance against our competitors and should not be tied solely to equity market fluctuations that can be driven by macro factors completely unrelated to the energy industry and Company performance.

Term of LTIP Awards

A Closer Look at Performance Shares: Why Total Shareholder Return (TSR)?

The MCC continues to believe that TSR is the best overall pay-for-performance measure to align our NEOs’ performance with stockholder interests. TSR is the standard metric for stockholders to use in measuring Company performance because it easily allows for meaningful comparisons of our performance relative to other companies within our same industry, and it also allows for easy comparison with our stockholders’ other investment alternatives. It is objectively determined by third-party market participants independent of the Company’s judgment.

The MCC believes that Company performance on other measures—operational and financial, as well as short-term and long-term—is ultimately reflected in TSR results. Thus, over time, TSR offers the best indication of sustained performance across a number of important measures. It is also the measure that encourages the Company to adopt strategies and execute against those strategies to sustain its performance against key industry competitors and against the broader market. Finally, TSR as an incentive metric is not vulnerable, as other financial metrics can be, to actions that optimize short-term gains at the expense of long-term value creation.

The value of the performance share payout depends on how our TSR ranks relative to that of our LTIP Performance Share Peer Group over a three-year performance period. TSR combines common stock price appreciation and dividends paid to show the total return to stockholders, expressed as an annualized percentage. The calculation assumes that dividends are reinvested in additional shares. The three-year period reflects an extended ownership period consistent with a long-term investor.

Depending on our TSR rank compared with that of our LTIP Performance Share Peer Group, the payout is calculated as follows:

Our Relative TSR Rank	Payout as a Percentage of Target
1	200%
2	150%
3	100%
4	50%
5	0%

Performance share payouts reported in the “Option Exercises and Stock Vested in Fiscal Year 2014” table in this Proxy Statement relate to performance shares granted in January 2012. For the three-year performance period ending December 31, 2014, Chevron ranked third in TSR among the five companies in the LTIP Performance Share Peer Group. This resulted in a payout of 100 percent of target.

The MCC has discretion to adjust the cash payout of performance shares downward if it determines that business or economic considerations warrant such an adjustment.

Chevron Corporation—2015 Proxy Statement	39

EXECUTIVE COMPENSATION

Performance shares awarded in January 2014 are not eligible for payout (if any) until expiration of the three-year performance period on December 31, 2016.

Additional details about performance share payouts can be found in the footnotes to the “Option Exercises and Stock Vested in Fiscal Year 2014” table in this Proxy Statement.

A Closer Look at LTIP Awards: Why Do We Sometimes Award Restricted Stock Units?

From time to time, the Board may approve the grant of restricted stock units (RSUs). RSUs are granted in recognition of strong performance as well as to incent continued employment.

Recipients will not recognize any value from a grant of RSUs unless they stay with the Company through the vesting dates of awards.

2014 LTIP Grants

In the “Summary Compensation Table” and the “Grants of Plan-Based Awards in Fiscal Year 2014” table in this Proxy Statement, we report the value and terms of the following LTIP awards granted in early 2014 to each NEO.

Each year the MCC determines an intended grant-date value of LTIP awards for the CEO and other NEOs. For the CEO, the MCC relies on input from our independent compensation consultant and the compensation comparison data, focusing on data from the Oil Industry Peer Group. The MCC also considers the CEO’s demonstrated performance and the Company’s size, scope, and complexity relative to the comparison companies.

For the other NEOs, the intended grant-date values are largely a function of the NEO’s salary grade. At the beginning of the performance year, the MCC sets an annual LTIP award target value for each salary grade as a multiple of salary, referencing median incentive opportunities awarded to executives in similar positions at companies in the Oil Industry Peer Group. Individual NEO awards may vary from the corresponding salary grade target based on Company, organization, or individual performance. Mr. Watson proposes LTIP awards for the NEOs other than himself based on the information above and his assessment of Company, organization, and individual officer performance. In January 2014, the MCC approved the following LTIP awards to the CEO and other NEOs.

NEO	Intended Grant Date Value ($)*	Stock Options*	Performance Shares*	RSUs
John S. Watson	$15,322,000	344,000	50,000	–
George L. Kirkland	$ 6,500,000	146,000	21,200	–
Michael K. Wirth	$ 3,810,000	90,000	11,500	–
Patricia E. Yarrington	$ 3,810,000	90,000	11,500	–
R. Hewitt Pate	$ 4,060,000	65,000	9,500	9,460

*

The number of awarded stock options and performance shares was determined based on the Company’s trailing average common stock price over a 20-day period in December 2013 and January 2014 ending eight days prior to the MCC meeting, an estimated Black Scholes value for stock options, and a performance share factor of 100 percent–equal to “target” performance. As these inputs may vary from those used for financial reporting, the Intended Grant Date Values shown above may not match the values presented in the “Summary Compensation Table” or the “Grants of Plan Based Awards Table” in this Proxy Statement.

40	Chevron Corporation—2015 Proxy Statement

EXECUTIVE COMPENSATION

Retirement Programs and Other Benefits

NEOs, like all other employees, have retirement programs and other benefits as part of their overall compensation package at Chevron. We believe that these programs and benefits:

•	support our long-term investment cycle;

•	complement our career employment model; and

•	encourage retention and long-term employment.

Retirement Programs

All of our employees, including our NEOs, have access to retirement programs that are designed to allow them to accumulate retirement income. These programs include defined benefit (pension) and defined contribution (401(k) savings) plans, as well as other plans, that allow highly compensated employees to receive the same benefits they would have earned without the IRS limitations on qualified retirement plans under the Employee Retirement Income and Security Act.

Plan Name	Plan Type	How It Works	What’s Disclosed
Chevron Retirement Plan (CRP)	Qualified Defined Benefit (IRS §401(a))	Participants are eligible for a pension benefit when they leave the Company as long as they meet age, service, and other provisions under the plan.	In the “Summary Compensation Table” and “Pension Benefits Table” in this Proxy Statement, we report the change in pension value in 2014 and the present value of each NEO’s accumulated benefit under the CRP. The increase in pension value is not a current cash payment. It represents the increase in the value of the NEOs’ pensions, which are paid only after retirement.
Chevron Retirement Restoration Plan (RRP)	Nonqualified Defined Benefit	Provides participants with retirement income that cannot be paid from the CRP due to IRS limits on compensation and benefits.[1]	In the “Pension Benefits Table” and accompanying narrative in this Proxy Statement, we describe how the RRP works and present the current value of each NEO’s accumulated benefit under the RRP.
Employee Savings Investment Plan (ESIP)	Qualified Defined Contribution (IRS §401(k))	Participants who contribute a percentage of their annual compensation (i.e., base salary and CIP award) are eligible for a Company-matching contribution, up to annual IRS limits.[2]	In the footnotes to the “Summary Compensation Table” in this Proxy Statement, we describe Chevron’s contributions to each NEO’s ESIP account.
Employee Savings Investment Plan Restoration Plan (ESIP-RP)	Nonqualified Defined Contribution	Provides participants with an additional Company-matching contribution that cannot be paid into the ESIP due to IRS limits on compensation and benefits.[3]	In the “Nonqualified Deferred Compensation Table” and accompanying narrative in this Proxy Statement, we describe how the ESIP-RP works and Chevron’s contributions to each NEO’s ESIP-RP account.
Deferred Compensation Plan (DCP)	Nonqualified Defined Contribution

Participants can defer up to:

• 90 percent of CIP awards and LTIP performance share awards; and

• 40 percent of base salary above the IRS limit (IRS §401(a)(17)) for payment after retirement or separation from service.

In the “Nonqualified Deferred Compensation Table” in this Proxy Statement, we report the aggregate NEO deferrals and earnings in 2014.
(1)	Employees whose compensation exceeds the limits established by the IRS for covered compensation and benefit levels. The 2014 IRS annual compensation limit was $260,000.

(2)

Participants who contribute at least 2 percent of their annual compensation to the ESIP receive a Company-matching contribution of 8 percent (or 4 percent if they contribute 1 percent). The annual limit for both employer and employee contributions to a qualified defined contribution plan was $52,000 in 2014.

(3)

Participants who contribute at least 2 percent of their annual compensation to the Deferred Compensation Plan receive a Company-matching contribution of 8 percent of their base salary that exceeds the IRS annual compensation limit.

Benefit Programs

The same health and welfare programs, including post-retirement health care, that are broadly available to our employees on U.S. payroll also apply to NEOs, with no other special programs except executive physicals (as described below under Perquisites).

Perquisites

Perquisites for NEOs are limited and consist principally of financial counseling fees, executive physicals, home security, and the aggregate incremental costs to Chevron for personal use of Chevron automobiles and aircraft. The MCC periodically reviews our policies with respect to perquisites. In the “Summary Compensation Table” in this Proxy Statement, we report the value of each NEO’s perquisites for 2014.

Chevron Corporation—2015 Proxy Statement	41

EXECUTIVE COMPENSATION

Compensation Governance

The MCC works very closely with its independent compensation consultant, Meridian Compensation Partners LLC, and management to examine pay and performance matters throughout the year, carefully assessing pay based on progress against business plans, individual performance and contributions, as well as Chevron’s performance relative to industry peers. The MCC then applies its judgment to make its decisions. The MCC solicits input from the CEO concerning the performance and compensation of other NEOs. The CEO does not participate in discussions about his own pay; any proposed change to the compensation of the CEO is approved by the MCC and ratified by the independent Directors of the Board.

A complete description of the MCC’s authority and responsibility is provided in its charter, which is available on our website at www.chevron.com and in print upon request.

Independent Executive Compensation Advice

The MCC retains an independent compensation consultant—Meridian Compensation Partners LLC—to assist it with its duties. Meridian was engaged by the MCC in mid-2014, following a comprehensive Request for Proposal process and subsequent screening and selection. The MCC has the exclusive right to select, retain, and terminate Meridian, as well as to approve any fees, terms, and other conditions of its service. Meridian and its lead consultant report directly to the MCC, but when directed to do so by the MCC, they work cooperatively with Chevron’s management to develop analyses and proposals for the MCC. Meridian provides the following services to the MCC:

•	Education on executive compensation trends within and across industries;
•	Development of compensation philosophy and guiding principles and recommendations concerning compensation levels;

•	Selection of compensation comparator groups; and

•	Identification and resolution of technical issues associated with executive compensation plans, including tax, legal, accounting, and securities regulations.

Meridian does not provide any services to the Company. The MCC is not aware that any work performed by Meridian raised any conflicts of interest.

Compensation Risk Management

The MCC annually undertakes a risk assessment of Chevron’s compensation programs to ensure these programs are appropriately designed and do not motivate individuals or groups to take risks that are reasonably likely to have a material adverse effect on the Company. Following its most recent comprehensive review of the design, administration, and controls of these programs, the MCC was satisfied that Chevron’s programs are well structured with strong governance and oversight mechanisms in place to minimize and mitigate potential risks.

Stock Ownership Guidelines

We require our NEOs to hold prescribed levels of Chevron common stock, further linking their interests with those of our stockholders.

Position	Ownership Requirements
CEO	Five times base salary
Vice Chairman, Executive Vice Presidents, and Chief Financial Officer	Four times base salary
All other executive officers	Two times base salary

Executives have five years to attain their stock ownership guideline. Based upon our closing stock price on December 31, 2014, our CEO had a stock ownership base-salary multiple of 10.3 times, and all other NEOs met their requirement with an average stock ownership base-salary multiple of 7.20 times. The MCC believes these ownership levels provide adequate focus on our long-term business model.

Employment, Severance, or Change-in-Control Agreements

In general, we do not maintain employment, severance, or change-in-control agreements with our NEOs. Upon retirement or separation from service for other reasons, NEOs are entitled to certain accrued benefits and payments generally afforded other employees. We describe these benefits and payments in the “Pension Benefits Table,” the “Nonqualified Deferred Compensation Table” and the “Potential Payments Upon Termination or Change-in-Control” tables in this Proxy Statement.

In February 2012, Mr. Pate and Chevron mutually terminated his employment agreement described in our 2011 Proxy Statement in favor of an agreement relating solely to the vesting of Mr. Pate’s outstanding equity awards, if any, if Mr. Pate’s employment is terminated for any reason on or after August 1, 2019. We describe the effect of this agreement in the footnotes to Mr. Pate’s “Potential Payments Upon Termination or Change-in-Control” table in this Proxy Statement.

42	Chevron Corporation—2015 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Recovery Policies

The CIP, LTIP, Chevron Deferred Compensation Plan for Management Employees, Chevron Retirement Restoration Plan, and Employee Savings Investment Plan-Restoration Plan include provisions permitting us to “claw back” certain amounts of compensation awarded to an NEO at any time after June 2005 if an NEO engages in certain acts of misconduct, including, among other things: embezzlement; fraud or theft; disclosure of confidential information or other acts that harm our business, reputation, or employees; misconduct resulting in Chevron having to prepare an accounting restatement; or failure to abide by post-termination agreements respecting confidentiality, noncompetition, or nonsolicitation.

Tax Gross-Ups

We do not pay tax gross-ups to our NEOs.

Tax Deductibility of NEO Compensation

We have structured our CIP and certain LTIP awards with the intention of meeting the requirements for deductibility under Section 162(m) of the Internal Revenue Code, which permits Chevron to deduct certain compensation paid to our CEO and other three most highly paid executives (excluding our Chief Financial Officer) if such compensation in excess of $1 million is performance-based. While the MCC considers the deductibility of the compensation of our executives, in order to maintain flexibility and retain and motivate our executive officers, it does not require all compensation to be deductible. The portion of the base salaries in excess of $1 million for Mr. Watson, Mr. Kirkland and Mr. Wirth are not deductible; however, the MCC considers these salaries to be in the best interests of Chevron and its stockholders.

Chevron Corporation—2015 Proxy Statement	43

Executive Compensation

Summary Compensation Table

The following table sets forth the compensation of our named executive officers, or NEOs, for the fiscal years ending December 31, 2014, December 31, 2013, and December 31, 2012. The primary components of each NEO’s compensation are also described in our “Compensation Discussion and Analysis” in this Proxy Statement.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
J.S. Watson, Chairman and CEO(7)	2014	$1,825,500	$4,816,500	$8,586,240	$ 3,100,000	$ 7,364,392	$ 277,785	$25,970,417
	2013	$1,770,833	$5,807,790	$9,228,960	$ 3,200,000	$ 3,777,809	$ 231,911	$24,017,303
	2012	$1,670,833	$7,095,660	$9,807,000	$ 3,480,000	$ 9,948,194	$ 225,435	$32,227,122
P.E. Yarrington, Vice President and Chief Financial Officer	2014	$1,035,417	$1,107,795	$2,246,400	$ 1,309,800	$ 3,981,814	$ 100,131	$9,781,357
	2013	$979,583	$1,668,195	$2,521,440	$ 1,366,200	$ 1,368,897	$ 78,825	$7,983,140
	2012	$909,583	$1,827,670	$2,451,750	$ 1,339,200	$ 3,785,547	$ 95,294	$10,409,044
G.L. Kirkland, Vice Chairman and Executive Vice President, Upstream(7)	2014	$1,503,125	$2,042,196	$3,644,160	$ 2,184,500	$ 2,627,964	$ 141,872	$12,143,817
	2013	$1,435,417	$2,725,775	$3,655,080	$ 2,200,000	$ 899,106	$ 144,656	$11,060,034
	2012	$1,370,833	$2,956,525	$4,086,250	$ 2,200,000	$ 8,008,957	$ 132,153	$18,754,718
M.K. Wirth, Executive Vice President, Downstream and Chemicals	2014	$1,063,600	$1,107,795	$2,246,400	$ 1,526,400	$ 2,414,629	$ 128,417	$8,487,241
	2013	$1,035,417	$1,546,072	$2,278,260	$ 1,222,500	$ 178,937	$ 140,828	$6,402,014
	2012	$986,875	$1,827,670	$2,451,750	$ 1,260,000	$ 2,196,949	$ 115,224	$8,838,468
R.H. Pate, Vice President and General Counsel	2014	$842,708	$2,012,495	$1,622,400	$ 1,071,000	$ 230,483	$ 105,548	$5,884,634
	2013	$812,167	$1,260,414	$1,897,200	$ 953,400	$ 145,100	$ 82,448	$5,150,729
	2012	$768,750	$1,290,120	$1,821,300	$ 948,900	$ 145,851	$ 101,333	$5,076,254
(1)

Reflects actual salary earned during the fiscal year covered. Compensation is reviewed after the end of each year, and salary increases, if any, are generally effective April 1 of the following year. The following table reflects the annual salary rate and effective date for 2014, 2013 and 2012 and the amounts deferred under the Deferred Compensation Plan for Management Employees II (DCP).

Name	Salary Effective Date	Salary	Total Salary Deferred Under the DCP
J.S. Watson	April 2014	$1,836,000	$ 182,550
	April 2013	$1,800,000	$ 177,083
	April 2012	$1,700,000	$ 167,083
P.E. Yarrington	April 2014	$1,050,000	$ 15,508
	April 2013	$1,000,000	$ 14,492
	April 2012	$930,000	$ 13,192
G.L. Kirkland	April 2014	$1,525,000	$ 24,862
	April 2013	$1,450,000	$ 23,608
	April 2012	$1,400,000	$ 22,417
M.K. Wirth	April 2014	$1,069,200	$ 16,072
	April 2013	$1,050,000	$ 15,608
	April 2012	$1,000,000	$ 14,737
R.H. Pate	April 2014	$850,000	$ 101,125
	April 2013	$825,000	$ 97,460
	April 2012	$781,000	$ 10,375

We explain the amount of salary and nonequity incentive plan compensation in proportion to total compensation in our “Compensation Discussion and Analysis—Pay-for-Performance Framework—Significant Pay at Risk.”

(2)

Amounts for each fiscal year reflect the aggregate grant date fair value of performance shares and restricted stock units (RSUs) granted under the Long-Term Incentive Plan of Chevron Corporation (LTIP) on January 29, 2014. We calculate the grant date fair value of these awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (ASC Topic 718), as described in Note 21, “Stock Options and Other Share-Based Compensation,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2014. RSUs (when granted as part of annual LTIP award cycle each January) and performance shares do not accrue dividends or dividend equivalents. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions for awards have been disregarded.

44	Chevron Corporation—2015 Proxy Statement

EXECUTIVE COMPENSATION

For performance shares granted on January 29, 2014, the per-share grant date fair value was $96.33. We use a Monte Carlo approach to calculate estimated grant date fair value. To derive estimated grant date fair value per share, this valuation technique simulates total shareholder return (TSR) for the Company and our LTIP Performance Share Peer Group (BP, ExxonMobil, Royal Dutch Shell and Total) using market data for a period equal to the term of the performance period, correlates the simulated returns within the peer group to estimate a probable payout value, and discounts the probable payout value using a risk-free rate for Treasury bonds having a term equal to the performance period. Performance shares are paid in cash, and the cash payout, if any, is based on market conditions at the end of the performance period (January 2014 through December 2016). Payout is calculated in the manner described in Footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2014” table in this Proxy Statement.

For Mr. Pate, the 2014 amount also includes the aggregate grant date fair value of 9,460 restricted stock units granted under the LTIP on January 29, 2014. The per-unit grant date fair value of the restricted stock units was $116.00, the closing price of Chevron common stock on the grant date. RSUs are paid in cash upon vesting and are payable following the third annual anniversary of the grant date. Total payout will be based on the Chevron common stock closing price on the vesting date. Estimates of forfeitures related to service-based vesting conditions have been disregarded.

The material terms of performance shares and RSUs granted in 2014 are described in the “Grants of Plan-Based Awards in Fiscal Year 2014” and “Outstanding Equity Awards at 2014 Fiscal Year-End” tables in this Proxy Statement.

(3)

Amounts for each fiscal year reflect the aggregate grant date fair value for nonstatutory/nonqualified stock options granted under the LTIP. We calculate the grant date fair value of these stock options in accordance with ASC Topic 718, as described in Note 21, “Stock Options and Other Share-Based Compensation,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2014. Stock options do not accrue dividends or dividend equivalents. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions for awards have been disregarded. For stock options granted on January 29, 2014, the per-option grant date fair value was $24.96. The material terms of stock options granted in 2014 are described in the “Grants of Plan-Based Awards in Fiscal Year 2014” and “Outstanding Equity Awards at 2014 Fiscal Year-End” tables in this Proxy Statement.

(4)

2014 amounts reflect Chevron Incentive Plan (CIP) awards for the 2014 performance year that were awarded in April 2015. The following named executive officers elected to defer portions of their awards to the DCP as follows: Mr. Watson, 25 percent, or $775,000; Ms. Yarrington, 1 percent, or $13,098; Mr. Wirth, 90 percent, or $1,373,760; and Mr. Pate, 25 percent, or $267,750. See “Compensation Discussion and Analysis—How Compensation Is Determined—Chevron Incentive Plan (CIP)” for a detailed description of CIP awards.

(5)

2014 amounts represent the aggregate change in the actuarial present value of the NEO’s pension value for the Chevron Retirement Plan (CRP) and the Chevron Retirement Restoration Plan (RRP) from January 1, 2014, through December 31, 2014, expressed as a lump sum. The Deferred Compensation Plan for Management Employees and Deferred Compensation Plan for Management Employees II (both, the DCP) and ESIP Restoration Plan (ESIP-RP) do not pay above-market or preferential earnings and are not represented in this table. For purposes of this disclosure, we have used the same amounts required to be disclosed in the “Pension Benefits Table” in this Proxy Statement.

2014 changes in the actuarial present value of an NEO’s pension value are attributable to four factors.

First, increases in highest average earnings (HAE). For Messrs. Watson, Kirkland, and Wirth and Ms. Yarrington, HAE is the highest consecutive 36-month average base salary and CIP awards. For Mr. Pate, HAE is the highest five-year average base salary and CIP awards.

Second, lower interest and discount rate assumptions are used to estimate the value of the benefit. A lower interest rate produces a higher pension value. The lump sum interest rates for determining the actuarial present values of the pension benefit are based on the Pension Protection Act of 2006 lump sum interest rates, and such rates for 2015 are equivalent to a rate that is approximately 1 percent lower than the 2014 rates. In addition, this year’s discount rate, 3.70 percent, is 0.60 lower than last year’s discount rate, 4.3 percent.

Third, an additional year of age resulting in a shorter discount period from the assumed retirement age to current age. For all of the NEOs (except for Mr. Kirkland, who attained age 60 in 2010 and for whom the discount no longer applies because there is no period of time from the assumed retirement age to his current age), the discount period from the assumed retirement age to current age was shorter as of December 31, 2014. The result of a shorter discount period to retirement age is an increase in pension values.

Fourth, an additional year of benefit service earned in 2014. All of the NEOs worked for a full year in 2014, and therefore their pension benefits increased because they earned an additional year of benefit service. For Mr. Pate, the impact of an additional year of service is larger relative to the other NEOs’ since he has significantly fewer years of service.

The following table provides a breakdown of the percent change in the NEO’s pension values:

		Factors
Name	Total Percent Change in Pension Value, Jan. to Dec. 2014(a)	Higher HAE	Lower Interest Rate and Discount Rate Assumptions	One Year Older	One Additional Year of Service
J.S. Watson	25%	3%	13%	6%	3%
P.E. Yarrington	30%	9%	12%	6%	3%
G.L. Kirkland	9%	2%	6%	-2%	3%
M.K. Wirth	26%	1%	15%	6%	4%
R.H. Pate	46%	11%	5%	5%	25%

(a)

Calculated as follows: (actuarial present value of accumulated benefit at December 31, 2014 (reported in the “Pension Benefits Table” in this Proxy Statement)—actuarial present value of accumulated benefit at December 31, 2013 (reported in the “Pension Benefits Table” in last year’s Proxy Statement)) / actuarial present value of accumulated benefit at December 31, 2013 (reported in the “Pension Benefits Table” in last year’s Proxy Statement).

Additional information concerning the present value of benefits accumulated by our NEOs under these defined benefit retirement plans is included in the “Pension Benefits Table” in this Proxy Statement.

(6)

All Other Compensation for 2014 includes the following items but excludes other arrangements that are generally available to our salaried employees on the U.S. payroll and do not discriminate in scope, terms, or operation in favor of our NEOs, such as our relocation, medical, dental, disability, and group life insurance programs.

	J.S. Watson	P.E. Yarrington	G.L. Kirkland	M.K. Wirth	R.H. Pate
ESIP Company Contributions(a)	$20,800	$20,800	$20,800	$20,800	$20,800
ESIP-RP Company Contributions(a)	$125,240	$62,033	$99,450	$64,288	$46,617
Perquisites(b)
Financial Counseling	$19,500	$–	$17,400	$13,700	$13,700
Motor Vehicles(c)	$4,718	$–	$3,645	$–	$–
Corporate Aircraft(d)	$101,112	$–	$–	$–	$–
Residential Security(e)	$2,259	$–	$–	$420	$4,029
Executive Physical	$–	$–	$–	$–	$4,009
International Board Trip (f)	$4,156	$17,298	$577	$29,209	$16,393
TOTAL, ALL OTHER COMPENSATION	$277,785	$100,131	$141,872	$128,417	$105,548

(a)

The Employee Savings Investment Plan (ESIP) is a tax-qualified defined contribution plan open to employees on the U.S. payroll. The Company provides a matching contribution of 8 percent of annual compensation when an employee contributes 2 percent of annual compensation or 4 percent if they contribute 1 percent. Employees may also choose to contribute

Chevron Corporation—2015 Proxy Statement	45

EXECUTIVE COMPENSATION

an amount above 2 percent, but none of the amount above 2 percent is matched. The Company match up to IRS limits ($260,000 of income in 2014) is made to the qualified ESIP account. For amounts above the IRS limit, the executive can elect to have 2 percent of base pay directed into the DCP, and the Company will match those funds with a contribution to the nonqualified ESIP-RP. Company contributions to the ESIP-RP are described further in the “Nonqualified Deferred Compensation Table” of this Proxy Statement.

(b)

Items deemed perquisites are valued on the basis of their aggregate incremental cost to the Company. We do not provide tax gross-ups to our NEOs for any perquisites. Except in the case of motor vehicles (footnote (c)) and corporate aircraft (footnote (d)), aggregate incremental cost is the same as actual cost.

(c)

Aggregate incremental cost reflects the sum of (i) annual lease value multiplied by the percentage of mileage attributable to personal use and (ii) the cost of fuel for mileage attributable to personal use.

(d)

Generally, executives are not allowed to use Company planes for personal use. For security reasons, the CEO has been requested to use a Company plane in most instances of travel, including instances of travel deemed personal. On a very limited basis, the CEO may authorize the personal use of a Company plane by other persons if, for example, it is in relation to and part of a trip that is otherwise business-related or it is in connection with a personal emergency. Aggregate incremental cost was determined by multiplying the operating hours attributable to personal use by the average estimated direct operating costs and the addition of crew costs for overnight lodging, meals and other fees, as applicable.

(e)	Reflects actual costs of home security development, monitoring, and maintenance.

(f)

Reflects the aggregate incremental cost to Chevron for expenses deemed perquisites incurred in connection with the Board of Directors’ October 2014 trip to Europe and Asia. Generally every two years, the Board and senior management travel to a selection of Chevron’s international locations of operation to gain additional insight into Chevron’s operations and to meet with local and expatriate Chevron management and personnel, as well as local, state, and national officials. Board members’ and executives’ spouses are invited to attend the international Board trip to learn about Chevron’s operations, foster social interaction among the Directors and executives, attend receptions with local and expatriate Chevron employees and their families and local government officials, tour Chevron facilities, and participate in community engagement and other goodwill activities on behalf of Chevron. Amounts reported include the aggregate incremental costs incurred in connection with spousal attendance and attributed to the NEO as a perquisite, including transportation (such as commercial air travel when in lieu of corporate air travel), lodging, meals, gifts, tours, and other activities for the spouse. For commercial air travel, lodging, meals, gifts, tours, and other activities, incremental cost reflects actual cost.

(7)	Messrs. Watson and Kirkland are also Directors of the Company, but do not receive any additional compensation for their service.

Grants of Plan-Based Awards in Fiscal Year 2014

The following table sets forth information concerning the grants of nonequity and equity incentive plan awards to our named executive officers, or NEOs, in 2014. Nonequity incentive plan awards are made under our Chevron Incentive Plan (CIP), and equity incentive plan awards (performance shares, stock options and restricted stock unit awards) are made under our Long-Term Incentive Plan of Chevron Corporation (LTIP). These awards are also described in our “Compensation Discussion and Analysis” in this Proxy Statement.

			Estimated Future Payouts Under Nonequity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards(6)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
J.S. Watson	CIP		–	$2,754,000	–	–	–	–	–	–	–	–
	Perf Shares	1/29/2014	–	–	–	12,500	50,000	100,000	–	–	–	$4,816,500
	Options	1/29/2014	–	–	–	–	–	–	–	344,000	$116.00	$8,586,240
P.E. Yarrington	CIP		–	$1,155,000	–	–	–	–	–	–	–	–
	Perf Shares	1/29/2014	–	–	–	2,875	11,500	23,000	–	–	–	$1,107,795
	Options	1/29/2014	–	–	–	–	–	–	–	90,000	$116.00	$2,246,400
G.L. Kirkland	CIP		–	$1,982,500	–	–	–	–	–	–	–	–
	Perf Shares	1/29/2014	–	–	–	5,300	21,200	42,400	–	–	–	$2,042,196
	Options	1/29/2014	–	–	–	–	–	–	–	146,000	$116.00	$3,644,160
M.K. Wirth	CIP		–	$1,176,120	–	–	–	–	–	–	–	–
	Perf Shares	1/29/2014	–	–	–	2,875	11,500	23,000	–	–	–	$1,107,795
	Options	1/29/2014	–	–	–	–	–	–	–	90,000	$116.00	$2,246,400
R.H. Pate	CIP		–	$850,000	–	–	–	–	–	–	–	–
	Perf Shares	1/29/2014	–	–	–	2,375	9,500	19,000	–	–	–	$915,135
	Options	1/29/2014	–	–	–	–	–	–	–	65,000	$116.00	$1,622,400
	RSUs	1/29/2014	–	–	–	–	–	–	9,460	–	–	$1,097,360
(1)

The CIP is an annual incentive plan that pays a cash award for performance and is paid in April following the performance year. See our “Compensation Discussion and Analysis—How Compensation Is Determined—Chevron Incentive Plan (CIP)” for a detailed description of CIP awards, including the criteria for determining the amounts payable. “Target” is the percentage of the NEO’s base salary set by the Management Compensation Committee prior to the beginning of the performance year. Actual 2014 performance-year awards paid in March 2015 are reported in the “Summary Compensation Table” in the “Nonequity Incentive Plan Compensation” column. Under the CIP, there is no threshold or maximum award.

(2)

Reflects performance shares granted under the LTIP. See our “Compensation Discussion and Analysis—How Compensation Is Determined—Long-Term Incentive Plan (LTIP)” for a detailed description of performance share awards, including the criteria for determining the cash amounts payable. “Target” is the number of performance shares awarded in 2014. If there is a payout, “threshold” represents the lowest possible payout (25 percent of the grant) and “Maximum” reflects the highest possible payout (200 percent of the grant). Performance shares are paid out in cash, and the cash payout, if any, will occur at the end of the three-year performance period (January 2014 through December 2016). Payout is calculated in the manner described in Footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2014” table in this Proxy Statement. Performance share awards do not accrue dividends or dividend equivalents.

(3)

Reflects RSUs granted under the LTIP. See our “Compensation Discussion and Analysis—How Compensation is Determined—Long Term Incentive Plan (LTIP)” for a detailed description of RSU awards. RSUs are paid in cash upon vesting and the payout will occur following the third annual anniversary of the grant date. Total payout will be based on the Chevron common stock closing price on the vesting date multiplied by the number of vested RSUs. RSUs (when granted as part of annual LTIP award cycle each January) do not accrue dividends or dividend equivalents.

(4)

Reflects nonstatutory/nonqualified stock options granted under the LTIP. See our “Compensation Discussion and Analysis—How Compensation Is Determined—Long-Term Incentive Plan (LTIP)” for a description of stock option awards. Stock options have a 10-year term and vest at the rate of 33.33 percent per year, with vesting occurring on the first, second, and third annual anniversary of the grant date. The value of stock options realized upon exercise is determined by multiplying the number of stock options by the difference between the fair market value at the time of exercise and the exercise price of the stock options. Stock option awards do not accrue dividends or dividend equivalents.

(5)	The exercise price is the closing price of Chevron common stock on the grant date.

(6)

We calculate the grant date fair value of each award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (ASC Topic 718) and as described in Footnotes 2 and 3 to the “Summary Compensation Table” in this Proxy Statement.

46	Chevron Corporation—2015 Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table sets forth information concerning the outstanding equity incentive awards at December 31, 2014, for each of our named executive officers, or NEOs.

	Option Awards					Stock Awards
Name(1)	Grant Date of Option Awards	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
J.S. Watson	1/29/2014		344,000	$116.00	1/29/2024	–		–	97,000	$16,322,190
	1/30/2013	125,666	251,334	$116.45	1/30/2023
	1/25/2012	280,000	140,000	$107.73	1/25/2022
	1/26/2011	340,000		$94.64	1/26/2021
	1/27/2010	340,000		$73.70	1/27/2020
	3/25/2009	170,000		$69.70	3/25/2019
	3/26/2008	112,000		$84.96	3/26/2018
	3/28/2007	125,000		$74.08	3/28/2017
P.E. Yarrington	1/29/2014		90,000	$116.00	1/29/2024	8,290	(6)	$930,013	25,000	$4,206,750
	1/30/2013	34,333	68,667	$116.45	1/30/2023
	1/25/2012	70,000	35,000	$107.73	1/25/2022
	1/26/2011	132,000		$94.64	1/26/2021
	1/27/2010	135,000		$73.70	1/27/2020
	3/25/2009	130,000		$69.70	3/25/2019
	3/26/2008	39,000		$84.96	3/26/2018
	3/28/2007	44,000		$74.08	3/28/2017
G.L. Kirkland	1/29/2014		146,000	$116.00	1/29/2024	–		–	42,700	$7,185,129
	3/27/2013	4,666	9,334	$120.19	3/27/2023
	1/30/2013	45,000	90,000	$116.45	1/30/2023
	1/25/2012	116,666	58,334	$107.73	1/25/2022
	1/26/2011	190,000		$94.64	1/26/2021
	1/27/2010	190,000		$73.70	1/27/2020
	3/25/2009	17,000		$69.70	3/25/2019
	3/26/2008	112,000		$84.96	3/26/2018
M.K. Wirth	1/29/2014		90,000	$116.00	1/29/2024	8,290	(7)	$930,013	23,900	$4,021,653
	3/27/2013	1,000	2,000	$120.19	3/27/2023
	1/30/2013	30,000	60,000	$116.45	1/30/2023
	1/25/2012	70,000	35,000	$107.73	1/25/2022
	1/26/2011	132,000		$94.64	1/26/2021
	1/27/2010	135,000		$73.70	1/27/2020
	3/25/2009	130,000		$69.70	3/25/2019
	3/26/2008	112,000		$84.96	3/26/2018
	3/28/2007	125,000		$74.08	3/28/2017
R.H. Pate	1/29/2014		65,000	$116.00	1/29/2024	26,870	(8)	$3,014,251	19,700	$3,314,919
	1/30/2013	25,833	51,667	$116.45	1/30/2023
	1/25/2012	52,000	26,000	$107.73	1/25/2022
	1/26/2011	95,000		$94.64	1/26/2021
	1/27/2010	102,000		$73.70	1/27/2020
(1)

Termination for reasons other than for misconduct may result in full or partial vesting of awards granted under the Long-Term Incentive Plan of Chevron Corporation (LTIP). Full or partial vesting depends upon the sum of an NEO’s age plus his or her years of service. This policy is a reflection of our belief that the LTIP should promote a career employment model designed to encourage retention and long-term employment. For a description of the effect of this policy on the outstanding LTIP awards of our NEOs, refer to the “Potential Payments Upon Termination or Change in Control” section of this Proxy Statement.

(2)

Stock options have a 10-year term and vest at the rate of 33.33 percent per year, with vesting occurring on the first, second, and third annual anniversary of the grant date. Stock option awards do not accrue dividends or dividend equivalents.

(3)	Market value is based upon number of restricted stock units (RSUs) that have not vested multiplied by $112.18, the closing price of Chevron common stock on 12/31/14.
(4)

Represents performance shares that vest and are paid out in cash at the end of the applicable three-year performance period. Payout is calculated in the manner described in Footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2014” table in this Proxy Statement. Performance share awards do not accrue dividends or dividend equivalents. For Mr. Watson, 47,000 shares vest on 12/31/15 and 50,000 shares vest on 12/31/16; for Ms. Yarrington, 13,500 shares vest on 12/31/15 and 11,500 shares vest on 12/31/16; for Mr. Kirkland, 21,500 shares vest on 12/31/15 and 21,200 shares vest on 12/31/16; for Mr. Wirth, 12,400 shares vest on 12/31/15 and 11,500 shares vest on 12/31/16; and for Mr. Pate, 10,200 shares vest on 12/31/15 and 9,500 shares vest on 12/31/16.

(5)

Represents estimated cash payout value of performance shares and is based upon the number of performance shares multiplied by the assumed performance modifier of 150 percent multiplied by $112.18, the closing price of Chevron common stock on 12/31/14. The performance modifier for the most recent payout was 100 percent, which exceeded the threshold.

Chevron Corporation—2015 Proxy Statement	47

EXECUTIVE COMPENSATION

Accordingly, the estimated payout value is based upon 150 percent performance modifier, the next-highest performance modifier that exceeds the previous fiscal year’s performance modifier. The estimated payout value may not necessarily reflect the final payout, which will be calculated in the manner described in Footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2014” table in this Proxy Statement.

(6)

Represents unvested portion of 15,000 RSUs granted on 12/6/11 (and not granted as part of annual LTIP award cycle each January) and subsequent dividend equivalents credited as additional RSUs. 50 percent vested on 12/6/13, and 50 percent will vest on 12/6/15 if Ms. Yarrington is employed through the vesting date. RSUs are paid out in cash upon vesting.

(7)

Represents unvested portion of 15,000 RSUs granted on 12/6/2011 (and not granted as part of annual LTIP award cycle each January) and subsequent dividend equivalents credited as additional RSUs. 50 percent vested on 12/6/13, and 50 percent will vest on 12/6/15 if Mr. Wirth is employed through the vesting date. RSUs are paid out in cash upon vesting.

(8)

Represents unvested portion of 22,500 RSUs granted on 12/6/11 (and not granted as part of annual LTIP award cycle each January) and subsequent dividend equivalents credited as additional RSUs. 30 percent vested on 12/6/14, 30 percent will vest on 12/6/16 and 40 percent will vest on 12/6/18 if Mr. Pate is employed through the respective vesting dates. Also includes 9,460 restricted stock units granted on 1/29/14 that will vest on 1/29/17 if Mr. Pate is employed through the vesting date. The 2014 RSU grant does not accrue dividend equivalents. RSUs are paid out in cash upon vesting.

Option Exercises and Stock Vested in Fiscal Year 2014

The following table sets forth information concerning the cash value realized by each of our named executive officers, or NEOs, upon exercise of stock options or vesting of restricted stock units and performance share awards in 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
J.S. Watson	–	$–	66,000	$7,209,180
P.E. Yarrington	38,000	$2,598,060	17,000	$1,856,910	(3)
G.L. Kirkland	153,000	$8,459,610	27,500	$3,003,825
M.K. Wirth	75,000	$5,439,113	17,000	$1,856,910	(3)
R.H. Pate	–	$–	19,386	$2,137,545

(1)

Value realized upon exercise was determined by multiplying the number of stock options exercised by the difference between the weighted average fair market value of Chevron common stock on the exercise date and the exercise price of the stock options.

Name	Shares Acquired on Exercise	Grant Date	Exercise Price	Exercise Date	Weighted Average Fair Market Value on Exercise Date	Value Realized on Exercise
P.E. Yarrington	38,000	3/23/2006	$56.63	5/12/2014	$125.0000	$2,598,060
G.L. Kirkland	3,000	3/25/2009	$69.70	2/12/2014	$112.9100	$129,630
G.L. Kirkland	150,000	3/25/2009	$69.70	5/06/2014	$125.2332	$8,329,980
M.K. Wirth	75,000	3/23/2006	$56.63	8/29/2014	$129.1515	$5,439,113

(2)	Represents the cash value of vested restricted stock units and/or performance shares granted in 2012 for the performance period January 2012 through December 2014.

Restricted Stock Units (RSUs)

RSUs are valued by multiplying the number of units vested (including dividend equivalents credited as additional RSUs, if RSUs were not granted as part of annual LTIP award cycle each January) by the closing price of Chevron common stock on the vesting date, or, if the New York Stock Exchange is not open on the vesting date, by the closing price on the last date prior to the vesting date that the New York Stock Exchange is open. The following RSUs vested and were paid in cash in 2014. The reported value also includes a cash payment of $7,903 for the 12/10/14 dividends that were accrued and payable after the 12/6/14 vesting date:

Name	Shares Acquired on Vesting	Grant Date	Vest Date	Closing Price Used to Value Shares	Value Realized on Vesting
R.H. Pate	7,386	12/06/2011	12/06/2014	$110.87	$826,785

Performance Shares

We calculate the cash value of performance share payouts as follows:

First, we calculate our total shareholder return (TSR) and the TSR of our LTIP Performance Share Peer Group (BP, ExxonMobil, Royal Dutch Shell and Total) for the three-year performance period. We calculate TSR for the three-year performance period as follows:

TSR =	(20-day average ending stock price (–) 20-day average beginning stock price (+) reinvested dividend value)
20-day average beginning stock price

“Ending” refers to the last 20 days and “Beginning” refers to the first 20 days of the performance period that the New York Stock Exchange is open. In each instance, we use closing prices to calculate the 20-day average.

The results are expressed as an annualized average compound rate of return.

Second, we rank our TSR against the TSR of our LTIP Performance Share Peer Group to determine the performance modifier applicable to the awards. Our rank then determines what the performance modifier will be, as follows:

Our Rank	1st	2nd	3rd	4th	5th
Performance Modifier	200%	150%	100%	50%	–

48	Chevron Corporation—2015 Proxy Statement

EXECUTIVE COMPENSATION

For example, if we rank first in TSR as compared with our LTIP Performance Share Peer Group, then the performance modifier would be 200 percent. Under the rules of the Long-Term Incentive Plan of Chevron Corporation (LTIP), in the event our measured TSR is within 1 percent of the nearest competitor(s), the results will be considered a tie, and the performance modifier will be the average of the tied ranks. For example, if Chevron ranks fifth in TSR and ties with the TSR of the company that ranks fourth, it will result in a modifier of 25 percent (the average of 50 percent and zero percent).

Third, we determine the cash value and payout of the performance share award, as follows:

Number of Performance Shares Granted	x	Performance Modifier	x	20-Day Trailing Average Price of Chevron Common Stock at the End of the Performance Period	=	Cash Value/Payout

For awards of performance shares made in 2012, the three-year performance period ended December 2014. Chevron ranked third in TSR among our LTIP Performance Share Peer Group, resulting in a performance modifier for the period of 100 percent. Accordingly, the cash value of the performance shares vested in 2014 for 2012 awards was calculated as follows:

	Shares Granted	x	Modifier	=	Shares Acquired on Vesting	x	20-Day Trailing Average Price	=	Cash Value/ Payout
J.S. Watson	66,000		100%		66,000		$ 109.23		$ 7,209,180
P.E. Yarrington	17,000		100%		17,000		$ 109.23		$ 1,856,910
G.L. Kirkland	27,500		100%		27,500		$ 109.23		$ 3,003,825
M.K. Wirth	17,000		100%		17,000		$ 109.23		$ 1,856,910
R.H. Pate	12,000		100%		12,000		$ 109.23		$ 1,310,760

(3)

The named executive officers elected to defer portions of their 2012 performance share grants to the Deferred Compensation Plan for Management Employees II (DCP) as follows: Ms. Yarrington elected to defer 1 percent, or $18,569, and Mr. Wirth elected to defer 90 percent, or $1,671,219. Provisions of the DCP and Ms. Yarrington’s and Mr. Wirth’s distribution elections are described in the footnotes to the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

Pension Benefits Table

The following table sets forth information concerning the present value of benefits accumulated by our named executive officers, or NEOs, under our defined benefit retirement plans, or pension plans.

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
J.S. Watson	Chevron Retirement Plan	33	$ 1,655,848	$ –
	Chevron Retirement Restoration Plan		$ 35,039,999
P.E. Yarrington	Chevron Retirement Plan	33	$ 1,779,172	$ –
	Chevron Retirement Restoration Plan		$ 15,600,967
G.L. Kirkland	Chevron Retirement Plan	39	$ 2,120,028	$ –
	Chevron Retirement Restoration Plan		$ 31,315,085
M.K. Wirth	Chevron Retirement Plan	29	$ 1,193,688	$ –
	Chevron Retirement Restoration Plan		$ 10,340,034
R. H. Pate	Chevron Retirement Plan	5	$ 119,140	$ –
	Chevron Retirement Restoration Plan		$ 612,508
(1)

Credited service is computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to Chevron’s audited 2014 financial statements and is generally the period that an employee is a participant in the plan for which he or she is an eligible employee and receives pay from a participating company. It is not Chevron’s policy to grant extra years of credited service to participants. However, credited service may include similar service with certain companies acquired in the past by Chevron. Mr. Kirkland’s years of credited service include six years of foreign service while he was employed by Caltex, the former joint venture of Chevron and Texaco, prior to the 2001 merger of those two companies. Under the Plan formula, his benefit reflects an additional accrual of 0.3 percent per year for this foreign service. Credited service does not include service prior to July 1, 1986, if employees were under age 25. Ms. Yarrington and Messrs. Watson, Kirkland, and Wirth have such pre–July 1, 1986, age 25 service. Their actual years of service are as follows: Mr. Watson, 34 years; Ms. Yarrington, 34 years; Mr. Kirkland, 41 years; and Mr. Wirth, 32 years.

(2)

Reflects the actuarial present value of the accumulated benefit as of December 31, 2014, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to Chevron’s audited 2014 financial statements. A present value of the benefit is determined at the earliest age when participants may retire without any benefit reduction due to age (age 60, or current age if older, for the NEOs), using service and compensation as of December 31, 2014. This present value is then discounted with interest to the date used for financial reporting purposes. Except for the assumption that the retirement age is the earliest retirement without a benefit reduction due to age, the assumptions used to compute the present value of accumulated benefits are the assumptions described in Note 22, “Employee Benefit Plans,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2014. These assumptions include the discount rate of 3.70 percent as of December 31, 2014. This rate reflects the rate at which benefits could be effectively settled and is equal to the equivalent single rate resulting from yield curve analysis as described in Note 22. The present values reflect the lump sum forms of payment based on the lump sum interest rate assumptions used for financial reporting purposes on December 31, 2014, which are representative of the Pension Protection Act of 2006 lump sum interest rates.

See Footnote 5 to the “Summary Compensation Table” in this Proxy Statement for a description of the factors related to the change in the present value of the pension benefit.

Our NEOs are eligible for a pension after retirement and participate in both the Chevron Retirement Plan (CRP) (a defined-benefit pension plan that is intended to be tax-qualified under Internal Revenue Code section 401(a)) and the Chevron Retirement Restoration Plan (RRP) (an unfunded, nonqualified defined-benefit pension plan). The RRP is designed to provide benefits comparable with those provided by the CRP but that cannot be paid from the CRP because of Internal Revenue Code limitations on benefits and earnings.

For employees hired prior to January 1, 2008, including Ms. Yarrington and Messrs. Watson, Kirkland, and Wirth, the age 65 retirement benefits are calculated as follows:

Chevron Corporation—2015 Proxy Statement	49

EXECUTIVE COMPENSATION

Highest average base salary and CIP(1) awards for 36 consecutive months, not limited by Internal Revenue Code(2)	X	Benefit Accrual Service used by the CRP	x	1.6%	–	Social Security offset used by the CRP	=	Total retirement benefit, expressed as a single life annuity

Highest average base salary and CIP(1) awards for 36 consecutive months, as limited by Internal Revenue Code(3)	X	Benefit Accrual Service used by the CRP	x	1.6%	–	Social Security offset used by the CRP	=	Total CRP benefit after IRS limitations, expressed as a single life annuity

Total retirement benefit	–	Total CRP benefit					=	Total RRP benefit, expressed as a single life annuity

(1)	“CIP” refers to Chevron Incentive Plan.

(2)	On December 31, 2014, the applicable average was: Mr. Watson, $5,319,000; Ms. Yarrington, $2,354,300; Mr. Kirkland, $3,772,917; and Mr. Wirth, $2,357,717.

(3)

On December 31, 2014, the applicable earnings, after reflecting the average of the last three-year Internal Revenue Code Compensation limitations, were $255,000 for Ms. Yarrington and Messrs. Watson, Kirkland, and Wirth.

The age 65 retirement benefits for employees hired prior to January 1, 2008, are reduced by early retirement discount factors of zero percent per year above age 60 and 5 percent per year from age 60 to age 50 and are actuarially reduced below age 50 as prescribed by the plans.

For employees hired after December 31, 2007, including Mr. Pate, the age 65 retirement benefits are calculated as follows:

Highest five-year average base salary and CIP(1) awards, not limited by Internal Revenue Code(2)	x	Actual number of years of Benefit Accrual Service: before age 60 x 11% PLUS after age 60 x 14%	=	Total retirement benefit, expressed as a lump sum

Highest five-year average base salary and CIP(1) awards, as limited by Internal Revenue Code(3)	x	Actual number of years of Benefit Accrual Service: before age 60 x 11% PLUS after age 60 x 14%	=	Total CRP benefit after IRS limitations, expressed as a lump sum

Total retirement benefit	–	Total CRP benefit	=	Total RRP benefit, expressed as a lump sum
(1)	“CIP” refers to Chevron Incentive Plan.

(2)	On December 31, 2014, the applicable average for Mr. Pate was $1,577,500.

(3)	On December 31, 2014, the applicable earnings, after reflecting the average of the last five year Internal Revenue Code compensation limitations, was $251,000 for Mr. Pate.

For employees hired after December 31, 2007, the amount of the benefit is reduced by 4.5 percent annual compound interest if payment commences prior to age 60.

A participant is eligible for an early retirement benefit if he or she is vested on the date employment ends. Generally, a participant is vested after completing five years of service. All NEOs are eligible for an early retirement benefit, calculated as described above.

The benefit under the CRP is initially calculated as a single life annuity for participants hired before January 1, 2008. For participants hired after December 31, 2007, the benefit is initially calculated as a lump sum. In either case, all retirees can elect to have their benefits paid in the form of a single life annuity or lump sum. Joint and survivor annuity, life and term-certain annuity, and uniform income annuity options are also available under the CRP.

The equivalent of optional forms of annuity payment are calculated by multiplying the early retirement benefit by actuarial factors, based on age, in effect on the benefit calculation date. The Internal Revenue Code applicable interest rate and applicable mortality table are used for converting from one form of benefit to an actuarially equivalent optional form of benefit. Employees can elect to have their CRP benefit commence prior to normal retirement age, which is age 65, but no earlier than when employment ends. CRP participants do not make distribution elections until separation from service.

The RRP may be paid as early as the first quarter that is at least one year following separation from service. Retirees may elect to receive the RRP lump sum equivalent in a single payment or in up to 10 annual installments.

50	Chevron Corporation—2015 Proxy Statement

EXECUTIVE COMPENSATION

Our NEOs made the following RRP distribution elections:

Name	# of Annual Installments Elected	Time of First Payment
J.S. Watson	1	First January that is at least one year following separation from service
P.E. Yarrington	1	First quarter that is at least one year following separation from service
G.L. Kirkland	5	First quarter that is at least one year following separation from service
M.K. Wirth	1	First quarter that is at least one year following separation from service
R.H. Pate	1	First quarter that is at least one year following separation from service

Nonqualified Deferred Compensation Table

In this section, we set forth information concerning the value of each named executive officer’s, or NEO’s, compensation deferred pursuant to our Deferred Compensation Plan for Management Employees and our Deferred Compensation Plan for Management Employees II (both, the DCP) and our Employee Savings Investment Restoration Plan (ESIP-RP).

DCP

The DCP is an unfunded and nonqualified defined contribution plan that permits NEOs to defer up to 90 percent of Chevron Incentive Plan (CIP) awards and Long-Term Incentive Plan of Chevron Corporation (LTIP) performance share awards and up to 40 percent of salary. The DCP is intended to qualify as an unfunded pension plan maintained by an employer for a select group of management or highly compensated employees within the meaning of the Employee Retirement Income and Security Act.

DCP deferrals accrue earnings, including dividend equivalents and common stock price appreciation or depreciation, based upon an NEO’s selection of investments from 20 different funds that are designated by the Management Compensation Committee of the Board of Directors and that are also available in the Employee Savings Investment Plan, Chevron’s tax-qualified defined contribution plan open to employees on the U.S. payroll. DCP funds and their annual rates of return, as of December 31, 2014, were:

Chevron Common Stock Fund	–6.92%
American Funds EuroPacific Growth Fund Class R-6	–2.29%
Artisan Mid Cap Fund Investor Class	5.68%
Dodge & Cox Income Separate Account	6.20%
Neuberger Berman Genesis Fund Institutional Class	–0.05%
SSgA U.S. Inflation Protected Bond Index Non-Lending Series Fund; Class C	3.55%
Vanguard Balanced Index Fund Institutional Shares	10.00%
Vanguard Developed Markets Index Fund Institutional Plus Shares*	–6.67%
Vanguard Emerging Markets Stock Index Fund Institutional Shares	0.67%
Vanguard Extended Market Index Fund Institutional Plus Shares	7.60%
Vanguard Institutional Index Fund Institutional Plus Shares	13.68%
Vanguard Institutional Total Stock Market Index Fund Institutional Plus Shares	12.64%
Vanguard Prime Money Market Fund Institutional Shares	0.05%
Vanguard PRIMECAP Fund Admiral Shares	18.83%
Vanguard Real Estate Investment Trust (REIT) Index Fund Institutional Shares	30.28%
Vanguard Short-Term Bond Index Fund Institutional Plus Shares	1.31%
Vanguard Small-Cap Index Fund Institutional Plus Shares	7.55%
Vanguard Total Bond Market Index Fund Institutional Plus Shares	5.92%
Vanguard Total World Stock Index Fund Institutional Shares	4.00%
Vanguard Windsor II Fund Admiral Shares	11.26%

*

The annual return for the Vanguard Developed Markets Index Fund Institutional Plus Shares is not available because this fund is less than one year old. Amount reported reflects total return since inception in April 2014.

NEOs may transfer into and out of funds daily, except that they may not make round-trip transfers within 60 days. NEOs and other insiders may only transact in the Chevron Common Stock Fund during a 20-business day period that begins on the first business day that is at least 24 hours after the public release of quarterly and annual earnings (an “Insider Trading Window”). Deferrals for NEOs and other insiders who elect that their deferrals be tracked with reference to Chevron common stock are, upon deferral, tracked with reference to the Vanguard Federal Money Market Fund. At the close of the Insider Trading Window, the balance of the Vanguard Federal Money Market Fund is transferred to the Chevron Common Stock Fund. The 2014 annual rate of return for the Vanguard Federal Money Market Fund was 0.01 percent.

Chevron Corporation—2015 Proxy Statement	51

EXECUTIVE COMPENSATION

Payments of DCP deferrals are made after the end of employment in up to 15 annual installments. Amounts tracked in Chevron common stock are paid in common stock, and all other amounts are paid in cash. Participants may elect payment to commence as early as the first quarter that is at least 12 months following separation from service. The DCP was amended for post-2004 deferrals in accordance with Section 409A of the Internal Revenue Code. As a result, NEOs may make different elections for pre-2005 and post-2004 deferrals. If a plan participant engages in misconduct (as defined in the DCP), DCP balances related to awards made under the LTIP or the CIP on or after June 29, 2005, may be forfeited.

ESIP-RP

The ESIP-RP is a nonqualified defined contribution restoration plan that provides for the Company contribution that would have been paid into the ESIP but for the fact that the NEO’s base salary exceeded the annual compensation limit under Internal Revenue Code 401(a)(17) ($260,000 in 2014). A minimum 2 percent deferral of base pay over the tax code’s annual compensation limit is required in order to receive a Company contribution in the ESIP-RP. Contributions are tracked in phantom Chevron common stock units. Participants receive phantom dividends on these units, based on the dividend rate as is earned on Chevron common stock. Plan balances may be forfeited if a participant engages in misconduct (as defined in the ESIP-RP). Accounts are paid out in cash, commencing as early as the first quarter that is at least 12 months following separation from service, in up to 15 annual installments.

Name(1)	Executive Contributions in the Last Fiscal Year(2)	Registrant Contributions in the Last Fiscal Year(3)	Aggregate Earnings in the Last Fiscal Year(4)	Aggregate Withdrawals/ Distributions(5)	Aggregate Balance at Last Fiscal Year-End(6)
J.S. Watson	$982,550	$125,240	($19,155)	$–	$9,775,054
P.E. Yarrington	$4,717,680	$62,033	$2,013,192	$–	$27,260,503
G.L. Kirkland	$24,862	$99,450	($106,627)	$–	$1,728,806
M.K. Wirth	$4,588,914	$64,288	$390,436	$–	$7,170,832
R.H. Pate	$339,475	$46,617	$42,235	$–	$789,343

(1)	Below are the payment elections made by each of the NEOs with respect to their DCP and ESIP-RP plan balances:

Name	Plan	# of Annual Installments Elected	Time of First Payment
J.S. Watson	DCP	1	First January that is at least one year following separation from service
	ESIP-RP	1	First January that is at least one year following separation from service
P.E. Yarrington	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service
G.L. Kirkland	DCP	3	First quarter that is at least one year following separation from service
	ESIP-RP pre-2005	5	First quarter that is at least one year following separation from service
	ESIP-RP post-2004	3	First quarter that is at least one year following separation from service
M.K. Wirth	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service
R.H. Pate	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service

(2)

Reflects 2014 DCP deferrals of salary, the CIP awarded in April 2014 for the 2013 performance year, and LTIP performance shares for the 2011–2013 performance period. Salary deferrals are also included in the “Salary” column that is reported in the “Summary Compensation Table” in this Proxy Statement, and quantified as “Total Salary Deferred Under the DCP” in Footnote 1 to that table. The CIP awarded in April 2014 was reported in Footnote 4 to the “Summary Compensation Table” in our 2014 Proxy Statement. The value of deferred LTIP performance shares was reported in Footnote 3 to the “Option Exercises and Stock Vested in Fiscal Year 2013” table in our 2014 Proxy Statement.

Name	2014 Salary Deferrals	2014 CIP Deferrals	2014 LTIP Deferrals
J.S. Watson	$182,550	$800,000	$–
P.E. Yarrington	$15,508	$1,229,580	$3,472,592
G.L. Kirkland	$24,862	$–	$–
M.K. Wirth	$16,072	$1,100,250	$3,472,592
R.H. Pate	$101,125	$238,350	$–

(3)	Represents ESIP-RP contributions by the Company for 2014. These amounts are also reflected in the “All Other Compensation” column in the “Summary Compensation Table” in this Proxy Statement.

52	Chevron Corporation—2015 Proxy Statement

EXECUTIVE COMPENSATION

(4)

Represents the difference between DCP and ESIP-RP balances at December 31, 2014, and December 31, 2013, less CIP, LTIP and salary deferrals in the DCP and Company contributions in the ESIP-RP. For this purpose, “earnings” includes dividend equivalents, common stock price appreciation (or depreciation) and other similar items. 2014 earnings in the DCP and ESIP-RP were as follows:

Name	DCP Earnings	ESIP-RP Earnings
J.S. Watson	$107,920	($127,075)
P.E. Yarrington	$2,068,463	($55,271)
G.L. Kirkland	$4,518	($111,145)
M.K. Wirth	$440,842	($50,406)
R.H. Pate	$59,992	($17,757)

(5)	In-service withdrawals are not permitted from the DCP or the ESIP-RP.

(6)	Represents DCP and ESIP-RP balances as of December 31, 2014, as follows:

Name	DCP Balance	ESIP-RP Balance
J.S. Watson	$8,051,016	$1,724,038
P.E. Yarrington	$26,518,049	$742,454
G.L. Kirkland	$225,750	$1,503,056
M.K. Wirth	$6,493,241	$677,591
R.H. Pate	$550,827	$238,516

These balances include amounts reported in this Proxy Statement and in prior Proxy Statements for: (i) NEO deferrals of salary reported as “Salary Deferred” in the footnotes to the “Summary Compensation Table”; (ii) Chevron’s ESIP-RP (and predecessor plans) contributions reported as “All Other Compensation” in the “Summary Compensation Table”; (iii) NEO deferrals of CIP awards reported in footnotes to the “Summary Compensation Table” and the “Nonqualified Deferred Compensation Table”; and (iv) NEO deferrals of LTIP performance share awards reported in footnotes to the “Option Exercises and Stock Vested Table” and the “Nonqualified Deferred Compensation Table,” as follows:

Name	Salary Deferred Amounts Previously Reported	ESIP-RP Amounts Previously Reported	CIP Amounts Previously Reported	LTIP Amounts Previously Reported
J.S. Watson	$1,130,640	$891,141	$800,000	$–
P.E. Yarrington	$973,942	$300,117	$5,769,000	$10,797,359
G.L. Kirkland	$155,379	$716,933	$–	$–
M.K. Wirth	$73,329	$293,321	$1,100,250	$3,472,592
R.H. Pate	$227,300	$206,053	$238,350	$–

Deferrals of the 2014 CIP awards and the LTIP performance shares for the 2012–2014 performance period are not reflected in the DCP balance at December 31, 2014, as they were not deferred until the underlying awards were settled in 2015. They were reported in footnotes to the “Summary Compensation Table” and the “Option Exercises and Stock Vested in Fiscal Year 2014” table in this Proxy Statement, as follows:

Name	CIP Amounts Previously Reported and Credited to the DCP in 2015	LTIP Amounts Previously Reported and Credited to the DCP in 2015
J.S. Watson	$775,000	$–
P.E. Yarrington	$13,098	$18,569
G.L. Kirkland	$–	$–
M.K. Wirth	$1,373,760	$1,671,219
R.H. Pate	$267,750	$–

Potential Payments Upon Termination or Change-in-Control

Our named executive officers, or NEOs, do not have employment contracts or other agreements or arrangements that provide for enhanced severance, special guaranteed payments, or other benefits upon retirement, termination, or change-in-control, except for Mr. Pate, whose arrangement relating solely to the vesting of his outstanding equity awards is described in his table that follows and in our “Compensation Discussion and Analysis—Compensation Governance—Employment, Severance, or Change-in-Control Agreements” in this Proxy Statement. In addition, in the event of a change-in-control our NEOs are not eligible for accelerated vesting of outstanding equity awards under the Long-Term Incentive Plan of Chevron Corporation (LTIP). However, upon termination for reasons other than misconduct (as defined in the LTIP), our NEOs are entitled to accrued and vested interests (and in some cases deemed vesting of unvested interests) in their outstanding equity awards, retirement plan benefits, and certain limited perquisites.

Chevron Corporation—2015 Proxy Statement	53

EXECUTIVE COMPENSATION

Under the LTIP, termination for reasons other than misconduct may result in full or partial vesting of unvested equity grants. Full or partial vesting, if any, is a function of the sum of an NEO’s age plus his or her time in service and the reasons for termination. Our policy of full or partial vesting for outstanding, but unvested equity grants based on an NEO’s age and time in service is a reflection of our belief that our equity and benefit programs should be based upon a career employment model designed to encourage retention and long-term employment. Many of our business decisions have long-term horizons and, to ensure our executives have a vested interest in our future profitability, such programs enable executives with long service to continue to share in our success. The terms and effect of full or partial vesting of equity grants is illustrated by the following table.

Termination Circumstances	Effect of Termination on Stock Options	Effect of Termination on Performance Shares	Effect of Termination on Restricted Stock Units
Grants held less than one year after grant date, and termination for any reason	Forfeit 100% of grant.	Forfeit 100% of grant.	Restricted Stock Units (RSUs) are forfeited, regardless of points/age, if grant not held through the vesting date.

Grants held for at least one year after grant date, termination for reasons other than for misconduct, and on termination date either:

•  at least 90 points (sum of age and service), or

•  at least age 65

	Vest 100% of grant.	Vest 100% of grant
	Remaining term to exercise vested stock options.	Award will be based on and paid at the end of the full performance period(s).

Grants held for at least one year after grant date, termination for reasons other than for misconduct, and on termination date either:

•  at least 75 points (sum of age and service), or

•  at least age 60

Total vested shall be the number of stock options granted multiplied by Number of whole months from the grant date to the termination date, up to a maximum of 36 months divided by 36 months

Total vested shall be the number of performance shares granted multiplied by

Number of whole months from the performance period start date to the termination date, up to a maximum of 36 months divided by 36 months

	The lesser of five years from termination or remaining term to exercise.	Award will be based on and paid at the end of the full performance period(s).

Grants held for at least one year after grant date, termination for reasons other than for misconduct, and on termination date either:

•  less than 75 points (sum of age and service), or

•  less than age 60

	Forfeit all unvested stock options. The lesser of 180 days from termination or remaining term to exercise vested stock options.	Forfeit all outstanding awards.
For Misconduct*	Forfeit all outstanding grants, whether vested or unvested.	Forfeit all outstanding awards.	Forfeit all outstanding awards.

*

For grants of awards during or after 2005 that have been exercised, or in the case of performance shares or RSUs, vested and paid, the Board of Directors has the ability to claw back any gains if an NEO engages in certain acts of misconduct, as described in our “Compensation Discussion and Analysis—Compensation Governance—Compensation Recovery Policies” in this Proxy Statement. Under the LTIP, “misconduct” is defined to include, among other things: embezzlement; fraud or theft; disclosure of confidential information or other acts that harm our business, reputation, or employees; misconduct resulting in Chevron having to prepare an accounting restatement; or failure to abide by post-termination agreements respecting confidentiality, noncompetition, or nonsolicitation.

In the tables that follow, we have assumed that each NEO terminated his or her employment on December 31, 2014, for reasons other than for misconduct. Amounts reported do not include the value of vested and unexercised stock options reported in the “Outstanding Equity Awards at 2014 Fiscal Year-End” or accrued retirement and other benefits reported in the “Pension Benefits Table” and “Nonqualified Deferred

Compensation Table” in this Proxy Statement, as well as benefits that would be available generally to all or substantially all salaried employees on the U.S. payroll and do not discriminate in scope, terms or operations in favor of our NEOs, such as accrued vacation, group life insurance, post-retirement health care, and the Employee Savings Investment Plan.

54	Chevron Corporation—2015 Proxy Statement

EXECUTIVE COMPENSATION

John S. Watson

Benefits and Payments Upon Termination for Any Reason Other Than for Misconduct(1)
Compensation:
Base Salary	$–
Chevron Incentive Plan	$–
Severance	$–
Long-Term Incentives—unvested but deemed vested upon termination:(2)
Stock Options	$623,000
Restricted Stock Units	$–
Performance Shares	$5,272,460
Benefits and Perquisites(3)
Office and Secretarial Services(4)	$200,000
TOTAL:	$6,095,460
(1)

Includes normal or early retirement and voluntary or involuntary (other than for misconduct) termination, including termination following a change-in-control. We do not maintain separate change-in-control programs for our NEOs.

(2)

Reflects values of deemed vested stock options and performance shares under the LTIP. Whether an otherwise unvested option or performance share is deemed vested upon termination is based on the number of points (sum of age and number of years of service) at the time of termination. Mr. Watson has more than 90 points, which results in deemed vesting of all unvested LTIP grants held at least one year from the date of grant, or the remaining one-third of the 2012 stock option grant, the remaining two-thirds of the 2013 stock option grant and 100 percent of the 2013 performance share grant. The 2014 stock option and performance share grants would have been forfeited upon a 12/31/14 termination.

Stock option values are calculated based on the difference between $112.18, the 12/31/14 closing price of Chevron common stock, and the option exercise price as reported in the “Outstanding Equity Awards at 2014 Fiscal Year-End” table in this Proxy Statement, multiplied by the deemed vested stock options. The value of previously vested stock options is calculated in a similar manner. The deemed vested stock options may be exercised within the remaining term and expire on the 10th anniversary of the grant date.

Performance share values are calculated based on $112.18, the 12/31/14 closing price of Chevron common stock, and a performance modifier of 100 percent. For a description of how we calculate the payout value of performance shares and the effect of the performance modifier, see Footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2014” table in this Proxy Statement. The estimated payout value may not necessarily reflect the final payout. A lump sum cash payment is made at the end of the performance period.

(3)

Mr. Watson is eligible to receive early retirement benefits from the Chevron Retirement Plan and the Chevron Retirement Restoration Plan upon separation from service. His distribution elections and the present value of his accumulated benefits are disclosed in the “Pension Benefits Table” in this Proxy Statement. Mr. Watson is also eligible to receive payment from the ESIP Restoration Plan and from the Deferred Compensation Plan upon separation from service. His distribution elections and the aggregate balance as of 12/31/14 are disclosed in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

(4)	Former Chairmen and Vice Chairmen of the Board of Directors are provided with post-retirement office and secretarial services during their lifetimes.

Patricia E. Yarrington

Benefits and Payments Upon Termination for Any Reason Other Than for Misconduct(1)
Compensation:
Base Salary	$–
Chevron Incentive Plan	$–
Severance	$–
Long-Term Incentives—unvested but deemed vested upon termination:(2)
Stock Options	$155,750
Restricted Stock Units	$–
Performance Shares	$1,514,430
Benefits(3)
TOTAL	$1,670,180
(1)

Includes normal or early retirement and voluntary or involuntary (other than for misconduct) termination, including termination following a change-in-control. We do not maintain separate change-in-control programs for our NEOs.

(2)

Reflects values of deemed vested stock options and performance shares under the LTIP. Whether an otherwise unvested option or performance share is deemed vested upon termination is based on the number of points (sum of age and number of years of service) at the time of termination. Ms. Yarrington has more than 90 points, which results in deemed vesting of all unvested LTIP grants held at least one year from the date of grant, or the remaining one-third of the 2012 stock option grant, the remaining two-thirds of the 2013 stock option grant and 100 percent of the 2013 performance share grant. The 2014 stock option and performance share grants would have been forfeited upon a 12/31/14 termination.

Stock option values are calculated based on the difference between $112.18, the 12/31/14 closing price of Chevron common stock, and the option exercise price as reported in the “Outstanding Equity Awards at 2014 Fiscal Year-End” table in this Proxy Statement, multiplied by the deemed vested stock options. The value of previously vested stock options is calculated in a similar manner. The deemed vested stock options may be exercised within the remaining term and expire on the 10th anniversary of the grant date.

Performance share values are calculated based on $112.18, the 12/31/14 closing price of Chevron common stock, and a performance modifier of 100 percent. For a description of how we calculate the payout value of performance shares and the effect of the performance modifier, see Footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2014” table in this Proxy Statement. The estimated payout value may not necessarily reflect the final payout. A lump sum cash payment is made at the end of the performance period.

Ms. Yarrington’s remaining restricted stock units would have been forfeited if her employment had terminated on 12/31/14.

(3)

Ms. Yarrington is eligible to receive early retirement benefits from the Chevron Retirement Plan and the Chevron Retirement Restoration Plan upon separation from service. Her distribution elections and the present value of her accumulated benefits are disclosed in the “Pension Benefits Table” in this Proxy Statement. Ms. Yarrington is also eligible to receive payment from the ESIP-RP and from the Deferred Compensation Plan upon separation from service. Her distribution elections and the aggregate balance as of 12/31/14 are disclosed in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

Chevron Corporation—2015 Proxy Statement	55

EXECUTIVE COMPENSATION

George L. Kirkland

Benefits and Payments Upon Termination for Any Reason Other Than For Misconduct(1)
Compensation:
Base Salary	$–
Chevron Incentive Plan	$–
Severance	$–
Long-Term Incentives—unvested but deemed vested upon termination:(2)
Stock Options	$259,586
Restricted Stock Units	$–
Performance Shares	$2,411,870
Benefits and Perquisites(3)
Office and Secretarial Services(4)	$200,000
TOTAL	$2,871,456
(1)

Includes normal or early retirement and voluntary or involuntary (other than for misconduct) termination, including termination following a change-in-control. We do not maintain separate change-in-control programs for our NEOs.

(2)

Reflects values of deemed vested stock options and performance shares under the LTIP. Whether an otherwise unvested option or performance share is deemed vested upon termination is based on the number of points (sum of age and number of years of service) at the time of termination. Mr. Kirkland has more than 90 points, which results in deemed vesting of all unvested LTIP grants held at least one year from the date of grant, or the remaining one-third of the 2012 stock option grant, the remaining two-thirds of the 2013 stock option grants and 100 percent of the 2013 performance share grants. The 2014 stock option and performance share grants would have been forfeited upon a 12/31/14 termination.

Stock option values are calculated based on the difference between $112.18, the 12/31/14 closing price of Chevron common stock, and the option exercise price as reported in the “Outstanding Equity Awards at 2014 Fiscal Year-End” table in this Proxy Statement, multiplied by the deemed vested stock options. The value of previously vested stock options is calculated in a similar manner. The deemed vested stock options may be exercised within the remaining term and expire on the 10th anniversary of the grant date.

Performance share values are calculated based on $112.18, the 12/31/14 closing price of Chevron common stock, and a performance modifier of 100 percent. For a description of how we calculate the payout value of performance shares and the effect of the performance modifier, see Footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2014” table in this Proxy Statement. The estimated payout value may not necessarily reflect the final payout. A lump sum cash payment is made at the end of the performance period.

(3)

Mr. Kirkland is eligible to receive early retirement benefits from the Chevron Retirement Plan and the Chevron Retirement Restoration Plan upon separation from service. His distribution elections and the present value of his accumulated benefits are disclosed in the “Pension Benefits Table” in this Proxy Statement. Mr. Kirkland is also eligible to receive payment from the ESIP-RP and from the Deferred Compensation Plan upon separation from service. His distribution elections and the aggregate balance as of 12/31/14 are disclosed in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

(4)	Former Chairmen and Vice Chairmen of the Board of Directors are provided with post-retirement office and secretarial services during their lifetimes.

Michael K. Wirth

Benefits and Payments Upon Termination for Any Reason Other Than For Misconduct(1)
Compensation:
Base Salary	$–
Chevron Incentive Plan	$–
Severance	$–
Long-Term Incentives—unvested but deemed vested upon termination:(2)
Stock Options	$142,769
Restricted Stock Units	$–
Performance Shares	$927,280
Benefits(3)
TOTAL	$1,070,049
(1)

Includes normal or early retirement and voluntary or involuntary (other than for misconduct) termination, including termination following a change-in-control. We do not maintain separate change-in-control programs for our NEOs.

(2)

Reflects values of deemed vested stock options and performance shares under the LTIP. Whether an otherwise unvested option or performance share is deemed vested upon termination is based on the number of points (sum of age and number of years of service) at the time of termination. Mr. Wirth has more than 75 points but less than 90 points, which results in pro-rata vesting of all unvested LTIP grants held at least one year from the date of grant. Mr. Wirth’s stock options held at least one year vest based on the number of whole months from the grant date to 12/31/14. Eleven thirty-sixths of his 2012 and 1/30/13 grant are deemed vested, and nine thirty-sixths of his 3/27/13 grant is deemed vested. The remainder of the unvested stock options, including the entire 2014 grant, is forfeited.

Stock option values are calculated based on the difference between $112.18, the 12/31/14 closing price of Chevron common stock, and the option exercise price as reported in the “Outstanding Equity Awards at 2014 Fiscal Year-End” table in this Proxy Statement, multiplied by the deemed vested stock options. The value of previously vested stock options is calculated in a similar manner. The deemed vested stock options may be exercised within the lesser of five years from termination or the remaining term of the option.

Performance shares held at least one year vest based on the number of whole months from the performance period start date to 12/31/14. Two-thirds of Mr. Wirth’s 2013 grant is deemed vested. The remainder of the unvested shares, including the entire 2014 grant, is forfeited. Values are calculated based on $112.18, the 12/31/14 closing price of Chevron common stock, and a performance modifier of 100 percent. For a description of how we calculate the payout value of performance shares and the effect of the performance modifier, see Footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2014” table in this Proxy Statement. The estimated payout value may not necessarily reflect the final payout. A lump sum cash payment is made at the end of the performance period.

Mr. Wirth’s remaining restricted stock units would have been forfeited if his employment had terminated on 12/31/14.

56	Chevron Corporation—2015 Proxy Statement

EXECUTIVE COMPENSATION

(3)

Mr. Wirth is eligible to receive early retirement benefits from the Chevron Retirement Plan and the Chevron Retirement Restoration Plan upon separation from service. His distribution elections and the present value of his accumulated benefits are disclosed in the “Pension Benefits Table” in this Proxy Statement. Mr. Wirth is also eligible to receive payment from the ESIP-RP and from the Deferred Compensation Plan upon separation from service. His distribution elections and aggregate balance as of 12/31/14 are disclosed in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

R. Hewitt Pate

Benefits and Payments Upon Termination for Any Reason Other Than For Misconduct(1)
Compensation:
Base Salary	$–
Chevron Incentive Plan	$–
Severance	$–
Long-Term Incentives—unvested but deemed vested upon termination:(2)
Stock Options	$–
Restricted Stock Units	$–
Performance Shares	$–
Benefits(3)
TOTAL	$–
(1)

Includes normal or early retirement and voluntary or involuntary (other than for misconduct) termination, including termination following a change-in-control. We do not maintain separate change-in-control programs for our NEOs.

(2)

Reflects values of deemed vested stock options and performance shares under the LTIP. Whether an otherwise unvested option or performance share is deemed vested upon termination is based on the number of points (sum of age and number of years of service) at the time of termination. Mr. Pate has less than 75 points, which would have resulted in forfeiture of unvested stock options and performance shares upon a 12/31/14 termination. Mr. Pate’s remaining restricted stock units would have been forfeited if his employment had terminated on 12/31/14.

In February 2012, Mr. Pate and Chevron mutually terminated his employment agreement described in our 2011 Proxy Statement in favor of an agreement relating solely to the vesting of Mr. Pate’s outstanding equity awards, if any, if Mr. Pate’s employment is terminated for any reason on or after 8/1/19. If Mr. Pate’s employment is terminated on or after that date, Mr. Pate will be subject to the termination provisions of the LTIP as if he had 75 points (the sum of age and years of service), which would result in the deemed pro-rata vesting of stock options and performance shares held at least one year from the date of grant.

(3)

Mr. Pate is eligible to receive early retirement benefits from the Chevron Retirement Plan and the Chevron Retirement Restoration Plan upon separation from service. His distribution elections and the present value of his accumulated benefits are disclosed in the “Pension Benefits Table” in this Proxy Statement. Mr. Pate is also eligible to receive payment from the ESIP-RP and from the Deferred Compensation Plan upon separation from service. His distribution elections and aggregate balance as of 12/31/14 are disclosed in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

Chevron Corporation—2015 Proxy Statement	57

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2014, with respect to Chevron’s equity compensation plans.

Plan Category(1)	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(2)	78,499,661	(3)	$93.64	(4)	132,822,504	(5)
Equity compensation plans not approved by security holders(6)	505,939	(7)	–	(8)	–	(9)
TOTAL	79,005,600		$93.64	(4)	132,822,504
(1)

The table does not include information for employee benefit plans of Chevron and subsidiaries intended to meet the tax qualification requirements of section 401(a) of the Internal Revenue Code and certain foreign employee benefit plans that are similar to section 401(a) plans or information for equity compensation plans assumed by Chevron in mergers and securities outstanding thereunder at December 31, 2014. The number of shares to be issued upon exercise of outstanding stock options, warrants, and rights under plans assumed in mergers and outstanding at December 31, 2014, was 118,852, and the weighted-average exercise price (excluding restricted stock units and other rights for which there is no exercise price) was $50.54. The weighted average remaining term of the stock options is 1.45 years. No further grants or awards can be made under these assumed plans.

(2)

Consists of two plans: the Long Term Incentive Plan of Chevron Corporation (LTIP) and the Chevron Corporation Nonemployee Directors’ Equity Compensation and Deferral Plan (Directors’ Plan). Stock options and restricted stock units may be awarded under the LTIP and shares may be issued under the subplans of the LTIP for certain non-U.S. locations. Restricted stock, restricted stock units, and retainer stock options may be awarded under the Directors’ Plan.

(3)

Consists of 78,233,427 shares subject to stock options (granted under the LTIP or the Directors’ Plan), 20,000 shares subject to restricted stock units under the LTIP, and 246,234 shares subject to restricted stock units and stock units under the Directors’ Plan. Does not include grants that are payable in cash only, such as performance shares, stock appreciation rights, and some restricted stock units granted under the LTIP.

(4)	The price reflects the weighted average exercise price of stock options under both the LTIP and the Directors’ Plan. The weighted average remaining term of the stock options is 5.84 years.

(5)

An amended and restated LTIP was approved by the stockholders on May, 29, 2013. The maximum number of shares that can be issued under the amended and restated LTIP is 260,000,000. The LTIP has 132,647,994 shares that remain available for issuance pursuant to awards. An aggregate of 2,295,624 shares issued under the employee stock purchase plans for non-U.S. locations were counted against the limit. Awards granted under the LTIP that are settled in cash or that are deferred under the Deferred Compensation Plan for Management Employees or Deferred Compensation Plan for Management Employees II (both, the DCP) will not deplete the maximum number of shares that can be issued under the plan. The maximum number of shares that can be issued under the Directors’ Plan is 800,000. The Directors’ Plan has 174,510 shares that remain available for issuance pursuant to awards.

(6)	Consists of the DCP, which is described in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

(7)	Reflects number of Chevron Common Stock Fund units allocated to participant accounts in the DCP as of December 31, 2014.

(8)	There is no exercise price for outstanding rights under the DCP.

(9)

Current provisions of the DCP do not provide for a limitation on the number of shares available under the plan. The total actual distributions under the DCP in the last three years were 52,642 shares in 2014, 53,247 shares in 2013, and 54,183 shares in 2012.

58	Chevron Corporation—2015 Proxy Statement

Stock Ownership Information

Security Ownership of Certain Beneficial Owners and Management

The following table shows the ownership interest in Chevron common stock as of March 4, 2015, for (i) holders of more than five percent of our outstanding common stock; (ii) each nonemployee Director; (iii) each named executive officer (NEO); and (iv) all nonemployee Directors, NEOs, and other executive officers as a group. As of that date, there were 1,880,336,274 shares of Chevron common stock outstanding.

Name (“+” denotes a nonemployee Director)	Shares Beneficially Owned(1)	Stock Units(2)	Total	Percent of Class
BlackRock, Inc.(3)	118,754,384	—	118,754,384	6.30%
State Street Corporation(4)	108,772,974	—	108,772,974	5.80%
The Vanguard Group(5)	106,508,112	—	106,508,112	5.63%
Alexander B. Cummings Jr.+	—	987	987	*
Linnet F. Deily+	17,705	5,083	22,788	*
Robert E. Denham+	9,697	46,827	56,524	*
Alice P. Gast+	2,706	1,866	4,572	*
Enrique Hernandez Jr.+	35,350	14,505	49,855	*
Jon M. Huntsman Jr.+	698	1,866	2,564	*
George L. Kirkland	930,818	794	931,612	*
Charles W. Moorman IV+	499	8,986	9,485	*
R. Hewitt Pate	373,005	—	373,005	*
Kevin W. Sharer+	—	30,647	30,647	*
John G. Stumpf+	18,208	1,866	20,074	*
Ronald D. Sugar+	2,164	39,426	41,590	*
Inge G. Thulin+	—	722	722	*
Carl Ware+	6,941	37,777	44,718	*
John S. Watson	1,973,846	40,157	2,014,003	*
Michael K. Wirth	860,472	5,281	865,753	*
Patricia E. Yarrington	700,137	26,204	726,341	*
Non-employee Directors and executive officers as a group (20 persons)	5,837,873	278,605	6,116,478	*
*	Less than one percent.

(1)

Amounts shown include shares that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 4, 2015, as follows: 1,456 shares for Ms. Deily, 32,291 shares for Mr. Hernandez Jr., 831,999 shares for Mr. Kirkland, 348,332 shares for Mr. Pate, 1,872,999 shares for Mr. Watson, 831,000 shares for Mr. Wirth, 683,666 shares for Ms. Yarrington and 848,497 shares for all other executive officers not named in the table. For executive officers, the amounts shown include shares held in trust under the Employee Savings Investment Plan. For nonemployee Directors, the amounts shown include shares of restricted stock awarded under the Chevron Corporation Nonemployee Directors’ Equity Compensation and Deferral Plan (NED Plan).

(2)

Stock units do not carry voting rights and may not be sold. They do, however, represent the equivalent of economic ownership of Chevron common stock, since the value of each unit is measured by the price of Chevron common stock. For nonemployee Directors, these are stock units and restricted stock units awarded under the NED Plan, as well as stock units representing deferral of annual cash retainer that may ultimately be paid in shares of Chevron common stock. For executive officers, these include stock units deferred under the Chevron Deferred Compensation Plan for Management Employees and/or the Chevron Deferred Compensation Plan for Management Employees II that may ultimately be paid in shares of Chevron common stock.

(3)

Based on information set forth in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 9, 2015, by BlackRock Inc., 55 East 52nd Street, New York, NY, 10022. BlackRock reports that as of that date it and its subsidiaries listed on Exhibit A of the Schedule 13G/A have sole voting power for 100,187,897 shares, shared voting power for 16,546 shares, sole dispositive power for 118,737,838 shares, and shared dispositive power for 16,546 shares reported.

(4)

Based on information set forth in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 12, 2015, by State Street Corporation, State Street Financial Center, One Lincoln Street, Boston, MA, 02111. State Street reports that as of that date it and its subsidiaries listed on Exhibit 1 of the Schedule 13G have shared voting and dispositive power for all shares reported.

(5)

Based on information set forth in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 11, 2015, by The Vanguard Group—23-1945930, 100 Vanguard Blvd., Malvern, PA, 19355. Vanguard reports that as of that date it and its subsidiaries listed on Appendix A of the Schedule 13G/A have sole voting power for 3,254,322 shares, sole dispositive power for 103,481,601 shares, and shared dispositive power for 3,026,511 shares reported.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires Directors and certain officers to file with the U.S. Securities and Exchange Commission reports of initial ownership and changes in ownership of Chevron equity securities. Based solely on a review of the reports furnished to Chevron, we believe that during 2014 all of our Directors and officers timely filed all reports they were required to file under Section 16(a).

Chevron Corporation—2015 Proxy Statement	59

Board Proposal to Approve, on an Advisory Basis, Named Executive Officer Compensation (Item 3 on the Proxy Card)

As required by Section 14A of the Securities Exchange Act of 1934, as amended, stockholders are entitled to a nonbinding vote on the compensation of our named executive officers (sometimes referred to as “say on pay”). At the 2011 Annual Meeting, the Board of Directors recommended and stockholders approved holding this advisory vote on an annual basis. Accordingly, you are being asked to vote on the following resolution at the 2015 Annual Meeting:

“Resolved, that the stockholders APPROVE, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

Your Board recommends that you vote FOR this resolution because it believes that our compensation programs support our business model and the following objectives and values, described in detail in our “Compensation Discussion and Analysis” in this Proxy Statement:

•	structuring our compensation programs in a manner that ensures strong alignment of the interests of our stockholders, the Company, and our employees and executives;

•	paying for performance;

•	structuring our compensation programs to reward career employees;

•	paying competitively, across all salary grades and across all geographies;

•	applying compensation program rules in a manner that is internally consistent; and

•

being metrics-driven and properly balanced in our emphasis on short-term and long-term objectives and our use of measures based on absolute performance, relative performance against industry peers, historical performance, and progress on key business initiatives.

We encourage stockholders to read the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

Vote Required

This proposal is approved if the number of shares voted FOR exceeds the number of shares voted AGAINST. Any shares not voted on this proposal (whether by abstention or otherwise) will have no impact on this proposal. If you are a street name stockholder and do not vote your shares, your bank, broker, or other holder of record cannot vote your shares at its discretion on this proposal.

This vote is nonbinding. The Board and the Management Compensation Committee, which is composed solely of independent Directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

Your Board’s Recommendation

Your Board unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

60	Chevron Corporation—2015 Proxy Statement

Stockholder Proposals

2015 Qualifying Stockholder Proposals

Your Board welcomes dialogue on the topics presented in the stockholder proposals on the following pages. Chevron strives to communicate proactively and transparently on these and other issues of interest to the Company and its stockholders. Some of the following stockholder proposals may contain assertions about Chevron that we believe are incorrect. Your Board has not attempted to refute all such assertions. However, your Board has considered each proposal and recommended a vote based on the specific reasons set forth in each Board response.

We received a number of proposals requesting specific reports. As a general principle, your Board opposes developing specially requested reports because producing them is a poor use of Chevron’s resources when the issues are addressed sufficiently through existing communications. Moreover, your Board believes that stockholders benefit from reading about these issues in the context of Chevron’s other activities rather than in isolation. Many of the issues raised in the following stockholder proposals are discussed in Chevron’s Corporate Responsibility Report, our Annual Report, and this Proxy Statement. Additional information on Chevron’s corporate governance and corporate social responsibility philosophies and initiatives is available on our website at www.chevron.com.

Your Board urges stockholders to read this Proxy Statement, the Annual Report, and the Corporate Responsibility Report, as well as the other information presented on Chevron’s website.

Article VII of Chevron’s Restated Certificate of Incorporation precludes taking actions on any proposals or other items of business that have not been included in the Notice of 2015 Annual Meeting of Stockholders and this Proxy Statement, unless the Board decides to waive this restriction.

We will provide the name, address, and share ownership of the stockholders who submitted a qualifying proposal upon a stockholder’s request.

Vote Required

Stockholder proposals are approved if the number of shares voted FOR exceeds the number of shares voted AGAINST. Any shares not voted on these proposals (whether by abstention or otherwise) will have no impact on these proposals. If you are a street name stockholder and do not vote your shares, your bank, broker, or other holder of record cannot vote your shares at its discretion on these proposals.

Your Board’s Recommendation

Your Board unanimously recommends that you vote AGAINST each of the stockholder proposals on the following pages.

Chevron Corporation—2015 Proxy Statement	61

STOCKHOLDER PROPOSALS

Stockholder Proposal Regarding Disclosure of Corporate Charitable Contributions of $5,000 or More

(Item 4 on the Proxy Card)

Whereas, charitable contributions should enhance the image of our Company in the eyes of the public. Increased disclosure of these contributions would serve to create greater goodwill for our Company. It would also allow the public to better voice their opinion on our corporate giving strategy. Inevitably, some organizations might be viewed more favorably than others. This could be useful in guiding our Company’s philanthropic decision making in the future. Corporate giving should ultimately enhance shareholder value.

Resolved: That the shareholders request the Company to list the recipients of corporate charitable contributions or merchandise vouchers of $5,000 or more on the Company website.

Supporting Statement

Current disclosure is insufficient to allow the Company’s Board and shareholders to evaluate the proper use of corporate assets by outside organizations and how those assets should be used. Chevron uses funds directly for many causes that show us in a good light:

•	turning decommissioned oil platforms into artificial reefs in Louisiana

•	efforts to reduce flaring in Kazakhstan

•	showing that economic development and conservation can exist, and the people benefit from it

•	a general commitment to health and education in the countries where we operate

Our charitable contributions should also reflect the Company’s values and can gain or cost us good will. If we mention the Anti

Cruelty Society, we might get the support of those who like to find homes for companion animals. If we support the Marine Mammal Center, we may get the good will of those who like dolphins and other sea life. If we support the Girl Scouts, we might get the favor of former members. Some activities are more controversial. Our corporate support of LBGT groups is a cause for concern among some Christian, Jewish and Muslim groups. Our corporate contributions to Planned Parenthood have drawn down upon our Company a boycott by the prominent group Life Decisions International.

Corporate charitable gifts come from the fruit of all of our employees’ labor and belong to all of the shareholders. Fuller disclosure would provide enhanced feedback opportunities from which our Company could make more fruitful decisions. Unlike personal giving, which can be done anonymously, corporate philanthropy should be quite visible to better serve the interests of the shareholders.

62	Chevron Corporation—2015 Proxy Statement

STOCKHOLDER PROPOSALS

Board of Directors’ Response

Your Board recommends a vote AGAINST this proposal because the Board believes that providing the requested disclosure would incur unnecessary expense without providing meaningful benefit to stockholders. At Chevron’s 2014 Annual Meeting, at which this proposal was considered, 95 percent of votes cast opposed this proposal.

Investing in communities is one of Chevron’s core values and supports Chevron’s vision to be the global energy company most admired for its people, partnership, and performance. Chevron’s social investment program aims to foster economic stability and improve the quality of life in the communities where it works.

In support of local business objectives and community needs, Chevron’s social investment extends to thousands of diverse organizations, operating in the broad array of communities where we work and live. In the past eight years, Chevron has invested nearly $1.5 billion in partnerships and programs in support of local communities, focusing on the areas of health, education, and economic development. We are proud to communicate our major social investment activities through press releases and on our website at www.chevron.com/corporateresponsibility. Highlights of our past and current investments include:

•

More than $80 million since 2008 to build capacity and deliver lasting gains in the fight against devastating diseases such as HIV/AIDS, tuberculosis, malaria and sickle cell anemia, including major contributions to organizations such as the Global Fund, PACT, and Texas Children’s Hospital.

•

More than $100 million since 2011 in the United States alone and an additional $30 million pledged through 2015 to support education programs focused on K–12 and university-level Science, Technology, Engineering, and Math (STEM) initiatives, including more than $20 million to Donors Choose through our Fuel Your School Program, and more than $12 million to Project Lead the Way.

•	More than $115 million since 2010 in support of economic development initiatives in areas of operation that include Nigeria, Bangladesh, western Pennsylvania, Kazakhstan, and
Richmond, California, including a $40 million five-year extension in 2015 to our previous $50 million commitment to the Niger Delta Partnership Initiative.

You can learn more about Chevron’s social and corporate responsibility investments and partnerships at www.chevron.com/corporateresponsibility.

Given that Chevron has substantial business activities in more than 30 countries across the world and has matched employee and retiree contributions to more than 15,000 nonprofit organizations, the effort to maintain a complete and up-to-date website list of social investments greater than $5,000 would be substantial and unnecessarily burdensome. With regard to matched employee and retiree contributions, although Chevron does impose modest limitations on matching such contributions, it is generally inclined to support individual employee giving choices. The proposed cataloging and disclosure of all of these investments in order to facilitate feedback would not be an efficient or appropriate use of the Company’s resources, particularly given that many of Chevron’s major social investment initiatives are already discussed on www.chevron.com.

Our social investment program is driven by our business interests and the societal needs where we operate. Chevron does not support favoring specific political perspectives or points of view in the determination of our social investments. Chevron’s senior management oversees the social investment program, with periodic reviews by the Board’s Public Policy Committee. This Committee is also responsible for recommending to the Board policies, programs, and practices concerning corporate support of charitable organizations. We believe this approach will continue to result in social investment activity that is in the best interests of our stockholders.

Given the size and scope of Chevron’s social investment programs and the strong governance surrounding Chevron’s corporate giving, the Board believes the requested disclosure is unnecessary and inefficient and would provide little benefit to stockholders.

Therefore, your Board unanimously recommends that you vote AGAINST this proposal.

Chevron Corporation—2015 Proxy Statement	63

STOCKHOLDER PROPOSALS

Stockholder Proposal Regarding Report on Lobbying

(Item 5 on the Proxy Card)

Whereas, corporate lobbying exposes our company to risks that could adversely affect the company’s stated goals, objectives, and ultimately stockholder value, and

Whereas, we rely on the information provided by our company and, therefore, have a strong interest in full disclosure of our company’s lobbying to evaluate whether it is consistent with our company’s expressed goals and in the best interests of stockholders and long-term value.

Resolved, the stockholders of Chevron Corp. (“Chevron”) request that the Board authorize the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Chevron used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Chevron’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.
4.	Description of management’s and the Board’s decision making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Chevron is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Chevron’s website.

Supporting Statement

As stockholders, we encourage transparency and accountability in our company’s use of corporate funds to influence legislation and regulation. In 2013, Chevron made a $500,000 political contribution to the Chamber of Commerce, which is characterized as “by far the most muscular business lobby group in Washington” (“Chamber of Secrets,” Economist, April 21, 2012) and has spent over $1 billion on lobbying since 1998. Chevron does not disclose its memberships in, or payments to, trade associations, or the portions of such amounts used for lobbying.

Chevron spent more than $20.08 million in 2012 and 2013 on federal lobbying (opensecrets.org). Chevron’s lobbying on fracking has drawn media attention (“Exxon, Chevron Meet with White House over Fracking Regs,” The Hill, Oct. 10, 2014). These figures do not include lobbying expenditures to influence legislation in states, where Chevron also lobbies but disclosure is uneven or absent. For example, Chevron spent more than $3,950,000 lobbying in California for 2013 (http://cal-access.ss.ca.gov/). And Chevron does not disclose membership in or contributions to tax-exempt organizations that write and endorse model legislation, such as serving on the Energy, Environment and Agriculture Task Force of the American Legislative Exchange Council (ALEC). More than 90 companies have publicly left ALEC, including Amgen, ConocoPhillips, McDonalds, and Occidental Petroleum.

We urge support for this proposal.

64	Chevron Corporation—2015 Proxy Statement

STOCKHOLDER PROPOSALS

Board of Directors’ Response

Your Board recommends a vote AGAINST this proposal because the Board believes that a special report beyond Chevron’s current voluntary and mandatory disclosures is an unnecessary and inefficient use of Chevron’s resources. Chevron already discloses to the public extensive information about its political contributions and lobbying activities. In many cases, this disclosure goes beyond what is required by law. At Chevron’s last three Annual Meetings, an average of 76 percent of votes cast opposed this proposal.

Energy—its production, development, deployment and consumption—is one of the most important public policy issues today, both domestically and internationally. Public policy decisions can significantly affect Chevron’s operations, strategies, and stockholder value. Opponents of our industry are well-resourced to influence policy decisions in a manner that achieves their objectives. Accordingly, Chevron exercises its fundamental right and responsibility to participate in the political process and to ensure lawmakers have the benefit of our expertise. We do so to protect stockholder value by making political contributions, engaging in lobbying, and participating in various business and policy organizations that advocate positions designed to support free markets and fair energy industry legislation and regulations. Chevron is committed to adhering to the highest ethical standards when engaging in political activities and to complying with the letter and spirit of all laws and regulations governing lobbying activities and disclosure.

Chevron agrees that transparency and accountability are important aspects of corporate political activity. That is why Chevron extensively discloses the nature of its political activities. At www.chevron.com/investors/corporategovernance/
businessconductethics/politicalcontributions, stockholders and the public can find:

•	Information about Chevron’s political contributions and lobbying philosophy and oversight mechanisms.

•

Chevron’s most recent annual “Corporate Political Contributions” report and “Chevron Employee Political Action Committee (CEPAC) Contributions” report. Itemized in each report are the contributions to all candidates, organizations, and committees as well as the ballot measures that received contributions designated specifically for political involvement.

•

Chevron’s prior-year federal quarterly lobbying reports and a link to the federal lobbying disclosure website, which contains current and previous year’s reports (http://disclosures.house.gov/ld/ldsearch.aspx). These reports disclose total corporate expenditures related to lobbying and issues lobbied. The Company’s lobbying activities in the United States are strictly regulated by federal, state and local lobbying laws. Each governing jurisdiction determines its own regulation regarding lobbying compliance and also establishes the policies and guidelines associated with reporting and disclosure.

•

A link to the federal lobbying contributions search website. This site contains the details of the Company’s current and previous years’ contributions as well as the prior-year California quarterly lobbying reports. There is also a link to the Federal Election Commission website, which contains current and previous years’ reports for CEPAC.

Chevron’s political activities are subject to thorough review and oversight. All corporate political contributions are centrally controlled, budgeted, and reviewed for compliance with the law. Once each contribution has been made, it is reported in the applicable jurisdiction where the contribution is made. The Public Policy Committee of the Board annually reviews the policies, procedures, and expenditures for Chevron’s political activities, including political contributions and direct and indirect lobbying. In addition, Chevron’s employees are required to complete political and lobbying compliance training.

Your Board is confident that the Company’s political activities are aligned with its stockholders’ long-term interests. The Board encourages you to review the reports and other materials described above and on Chevron’s website and to judge for yourself whether Chevron’s efforts and your interests are aligned. Given the current extensive disclosure described above, the Board believes both the preparation and the publication of the report called for in this proposal are unnecessary.

Therefore, your Board unanimously recommends that you vote AGAINST this proposal.

Chevron Corporation—2015 Proxy Statement	65

STOCKHOLDER PROPOSALS

Stockholder Proposal Regarding Cessation of

the Use of Corporate Funds for Political Purposes

(Item 6 on the Proxy Card)

Whereas: Political spending and corporate money in politics is a highly contentious issue, made more prominent in light of the 2010 Citizens United Supreme Court case which enabled companies to make unlimited independent political expenditures.

Recent polls highlight public disapproval of corporate money in politics. In a June 2010 Harris poll, 85% of voters said that corporations “have too much influence over the political system today…” In February 2010, an ABC News/Washington Post poll found that 80% opposed Citizens United, and 72% were in favor of reinstating limits.

Corporate political contributions can backfire and damage a corporation’s reputation, goodwill, and bottom line. For example, Chevron recently spent $3 million in attempt to influence the city council elections in Richmond, CA, where Chevron operates a refinery. Chevron has faced ongoing tension with the local community over the negative impacts of its refinery, including a major fire in 2012 and ongoing, unresolved concerns around local air pollution. All four candidates supported by Chevron were defeated, and local media reports suggest that Chevron’s spending in these elections further worsened tensions with the local community.

Chevron also attracted significant public attention and was the focus of major media stories in the days leading up to the 2012 elections for its $2.5 million contribution to the Congressional

Leadership Fund – recognized as the single largest corporate donation to a SuperPAC.

Several academic studies suggest that corporate political donations may correlate negatively with shareholder value. A 2012 study by Harvard Business School professor John C. Coates concludes that “in most industries, political activity correlates negatively with measures of shareholder power, positively with signs of agency costs, and negatively with shareholder value…Overall, the results are inconsistent with politics generally serving shareholder interests.”

A growing number of high-profile companies including Goldman Sachs, IBM Corp. and Accenture do not spend corporate treasuries to influence elections, and also do not permit their trade associations to use their payments to advance political agendas.

Proponents believe Chevron has failed to demonstrate the value to shareholders of using corporate funds to influence election outcomes, and believe that Chevron faces risks that include loss of goodwill, tensions with local communities, and reputational damage due to its spending intended to influence political elections.

Therefore, be it Resolved: The shareholders request that the Board of Directors adopt a policy to refrain from using corporate funds to influence any political election.

Supporting Statement

“Using corporate funds to influence any political election” for purposes of this proposal, includes any direct or indirect contribution using corporate funds that is intended to influence the outcome of an election or referendum. This also includes expenditures for electioneering communications on printed, internet or broadcast communications, which are reasonably susceptible to interpretation as in support or opposition of a specific candidate. The policy should include measures to prevent trade associations or non-profit corporations from channeling our company’s contributions or membership dues to influence the outcome of any election or referendum.

66	Chevron Corporation—2015 Proxy Statement

STOCKHOLDER PROPOSALS

Board of Directors’ Response

Your Board recommends a vote AGAINST this proposal because Chevron’s participation in the political process is an important means of protecting the interests of the Company and its stockholders. Moreover, a fixed policy barring the Company from participating in the political process would undermine the Board’s flexibility to exercise its business judgment in a manner that it reasonably believes is in Chevron’s best interests. At Chevron’s 2013 Annual Meeting, at which this proposal was last considered, 94 percent of votes cast opposed this proposal.

Energy—its production, development, deployment, and consumption—is one of the most important public policy issues today, both domestically and internationally. Public policy decisions in this and related areas can significantly affect Chevron’s operations, strategy, and stockholder value. Accordingly, Chevron exercises its fundamental right and responsibility to participate in the political process and to ensure lawmakers have the benefit of our expertise. In doing so, Chevron’s employees and consultants work ethically and constructively to provide input on proposed laws and regulations and to share our views in debates on important public policy issues that could impact the Company’s business. Participation in the political process may include making prudent and legal political contributions to support candidates or organizations that share Chevron’s interest in advancing economic growth, producing affordable and secure energy supplies, and establishing fair tax policies. Your Board is confident that the Company’s political activities are aligned with its stockholders’ long-term interests.

Every political contribution Chevron makes is subject to a thorough review process, as described on Chevron’s website at www.chevron.com/investors/corporategovernance/politicalcontributions. All corporate political contributions are centrally controlled, budgeted, and reviewed for compliance with all applicable laws. The Public Policy Committee of the Board annually reviews the policies, procedures, and expenditures for the Corporation’s political activities, including political contributions and direct and indirect lobbying. After each contribution has been made, it is reported as required by law in the applicable jurisdiction where the contribution is made. Chevron annually discloses a list of political contributions it made in the prior year on the website noted above. The Company has been recognized by the Center for Political Accountability for this practice.

With respect to political involvement in Richmond, Chevron has been fully transparent regarding our participation in the civic election of 2014. We provided funding through Moving Forward, an independent expenditure campaign committee that includes local labor unions, businesses, and public safety organizations. This money was used to fund direct communication with voters so they could make informed decisions about which candidates are best able to lead Richmond. As the city’s largest employer, Chevron chose to participate in the election to make sure its voice was heard and to provide resources to help inform voters.

Your Board also opposes this proposal because it believes a fixed policy barring the Company from legally participating in the political process would undermine Chevron’s voice and position within the energy industry. Many of Chevron’s peers in the energy industry also legally participate in the political process. This proposal would disadvantage Chevron relative to those expressing contrary views on the issues affecting the Company and its stockholders.

Finally, your Board opposes this proposal because it would undermine the Board’s ability to exercise its business judgment in a manner that it reasonably believes is in Chevron’s best interests. Stockholders elect Directors to represent stockholder interests. Directors do so through thoughtful decision-making and oversight. When stockholders vote in favor of adopting fixed policies such as that proposed here, stockholders may simultaneously subvert the role of the Board and harm their own interests.

Your Board believes that, given robust internal approval processes and the important role of Chevron’s political participation toward effective and responsible energy policy, the adoption of this proposal is imprudent and contrary to stockholders’ interests.

Therefore, your Board unanimously recommends that you vote AGAINST this proposal.

Chevron Corporation—2015 Proxy Statement	67

STOCKHOLDER PROPOSALS

Stockholder Proposal Regarding Dividend Policy

(Item 7 on the Proxy Card)

Whereas: In response to growing carbon constraints, a transformation of the world’s energy system is occurring in the form of energy efficiency increases, disruptive technology development, decreasing costs of renewables, and growing substitution. Analysts from Citi, Deutsche Bank and Statoil, among others, predict that global oil demand could peak in the next 10-15 years.

Recognizing the risks of climate change, global governments have agreed that “the increase in global temperature should be below 2 degrees Celsius.” The International Energy Agency (IEA) states that “No more than one-third of proven reserves of fossil fuels can be consumed prior to 2050 if the world is to achieve the 2 degrees Celsius goal…” Making such a scenario more likely, U.S. and China leaders recently signed an historic accord to limit greenhouse gas emissions; similarly, European leaders have committed to a 40 percent reduction by 2030.

Massive production-cost inflation over the past decade has made the industry particularly vulnerable to a downturn in demand.

•	According to Bloomberg, capital expenditures by the largest oil companies has risen five-fold since 2000, yet overall industry production is nearly flat.

•

Goldman Sachs notes in the past two years no major new oil project has come on stream with production costs below 70 dollars per barrel, with most in the 80-100 dollar range, raising the risk of stranded, or unprofitable, assets.

•	Kepler Cheuvreux declares a “capex crisis” as companies invest in higher cost, higher carbon unconventional crude to stem conventional crude decline rates. Since 2005, annual upstream investment for oil has increased 100 percent, while crude oil supply has increased 3 percent.

Given growing global concern over climate change and actions to address it, investment analysts indicate companies may not be adequately accounting for or disclosing downside risks that could result from lower-than-expected demand for oil and cost competitive renewables.

•	HSBC reports the equity valuation of oil producers could drop 40 to 60 percent under a lower carbon consumption scenario.

According to Carbon Tracker Initiative (CTI), twenty-six percent of Chevron’s future project portfolio (2014-2050), representing $87 billion, requires at least $95 per barrel for a breakeven price, and 14 percent require a price of $115 per barrel. By the end of 2025, CTI expects high cost, unconventional projects to represent 36 percent of Chevron’s potential future production.

Shareholders are concerned that shareholder capital is at increasing risk from capital expenditures on high cost, high carbon projects that may become stranded.

Resolved: Shareholders request the Board of Directors to adopt and issue a dividend policy increasing the amount authorized for capital distribution to shareholders in light of the growing potential for stranded assets and decreasing profitability associated with capital expenditures on high cost, unconventional projects.

68	Chevron Corporation—2015 Proxy Statement

STOCKHOLDER PROPOSALS

Board of Directors’ Response

Your Board recommends a vote AGAINST this proposal because it believes that the proposed dividend policy is both unnecessary and unwise. The proposed dividend policy is unnecessary because funding and growing a competitive dividend is already the highest-priority use of cash for the Company, as demonstrated by the consistency and growth in dividends paid by Chevron to its stockholders historically. The proposed dividend policy is unwise because it is based on a flawed, if not dangerous, premise: that stockholders would be best served if Chevron stopped investing in its business.

Chevron shares the concerns of governments and the public about climate change risks and recognizes that the use of fossil fuels to meet the world’s energy needs is a contributor to rising greenhouse gases (GHGs) in the earth’s atmosphere. We believe that taking prudent, practical and cost-effective action to address climate change risks is the right thing to do. Mitigation of GHG emissions, adaptation to climate change, and continuation of scientific and technological research should all be considered. You can read more about Chevron’s climate risk management and about energy demand under a restrictive GHG emissions scenario at www.chevron.com/globalissues/climatechange/managingclimaterisk.

Notwithstanding the intent of nations to do so, the level and pace of global policy action indicates a low likelihood of a global accord to restrict fossil fuel usage to the levels referenced by the proponents. The world’s energy demand is growing, driven by the new emerging middle class. Consequently, the International Energy Agency (IEA) expects energy demand to grow 37 percent by 2040. Driven in part by the long-lived nature of the world’s transportation and electricity infrastructure, the IEA’s two primary world energy demand scenarios forecast fossil fuel’s share of the world energy mix to range from 74 to 80 percent in 2040. Further, the combined market share of oil and natural gas in 2040 remains relatively constant in these scenarios, at approximately 50 percent. (IEA, World Energy Outlook 2014).

Chevron’s production and resources will be needed to meet projected global energy demand, even in a carbon-constrained future. To help meet growing demand, and to compensate for natural production decline over time, Chevron must prudently invest in its business and its people, partnerships, technology, and resources. This includes investment in conventional and unconventional projects. Regarding the proponent’s reference to the Carbon Tracker Initiative’s predictions, Chevron makes future investment decisions to develop and produce its resources based on an analysis of projected future commodity prices and market and regulatory conditions, minimizing the risk of such assets becoming “stranded.” Stopping this investment, as the proposed dividend policy suggests, would be detrimental to the Company, its stockholders, and consumers of energy around the world.

Chevron’s long-standing and consistent financial priorities are to maintain and sustainably grow the dividend, fund the capital program for future earnings, maintain financial strength and flexibility, and return surplus cash to stockholders. Further, Chevron has grown the dividend for 27 consecutive years, and the compound annual growth rate of the dividend exceeded 10 percent between 2004 and 2014.

Given the significant, long-term contribution of oil and gas to meet the world’s total energy demand under a broad range of climate policy scenarios and the Company’s existing top financial priority to maintain and grow the dividend, the proposed dividend policy is unwarranted.

Therefore, your Board unanimously recommends that you vote AGAINST this proposal.

Chevron Corporation—2015 Proxy Statement	69

STOCKHOLDER PROPOSALS

Stockholder Proposal Regarding Targets for Reducing Greenhouse Gas Emissions

(Item 8 on the Proxy Card)

Whereas: To mitigate the worst impacts of climate change and limit warming to below 2°C, as agreed in the Copenhagen Accord, the Intergovernmental Panel on Climate Change (IPCC) estimates that a fifty percent reduction in greenhouse gas (GHG) emissions globally is needed by 2050, relative to 1990 levels, entailing a U.S. target reduction of 80 percent.

The 2014 Synthesis Report of the IPCC warns that continued GHG emissions and subsequent global warning will have “severe, pervasive and irreversible impacts for people and ecosystems.” The Risky Business report forecasts significant economic cost to agriculture, labor productivity and property.

Existing climate regulations already call for reductions in emissions, and more are on their way. President Obama recently committed to reduce emissions 26-28 percent by 2025. EU countries pledged to reduce emissions by 40 percent below 1990 levels by 2030. China made a commitment to peak its carbon emissions by 2030. These initial commitments foreshadow the global climate treaty to be negotiated in Paris in December 2015.

As the urgency to take action to address climate change mounts, best practices have evolved to align goals with the reduction of emissions that is needed to limit warming to 2°C, known as “science-based” GHG reduction targets. For example, NRG Energy announced its aim to reduce its carbon emissions 50 percent by 2030 and 90 percent by 2050.

In 2009, Chevron became a leader in responding to climate risk when it established a year-on-year GHG target for its operations and continues to respond to CDP providing investors with valuable information. Chevron’s current Greenhouse Gas Management Activities and its target structure have not adequately managed or reduced greenhouse gas emissions: Chevron’s 2014 target was 1.75% higher than its 2013 emissions. There has been zero reduction in emissions over the past year and net emissions have actually increased since 2009.

The annual target appears to be set based on the projects that are on-line or scheduled to come on-line. Investors believe the goal should inform the business plan, taking into account the need to decarbonize the economy, rather than tracking business as usual.

Further, the company must go beyond increasing efficiency of operations and address the emissions associated with the combustion of its products, which account for over 85% of Chevron’s GHG emissions.

Resolved: Shareholders request that the Board of Directors adopt long-term, quantitative, company-wide targets for reducing greenhouse gas emissions in products and operations that take into consideration the global commitment (as embodied in the Copenhagen Accord) to limit warming to 2 degrees C and issue a report by November 30, 2015, at reasonable cost and omitting proprietary information, on its plans to achieve these targets.

70	Chevron Corporation—2015 Proxy Statement

STOCKHOLDER PROPOSALS

Board of Directors’ Response

Your Board recommends a vote AGAINST this proposal as Chevron complies with the laws and regulations of the countries we operate in, and setting unilateral emissions targets would subject the Company to increased risk of competitive disadvantage. Your Board believes that the requests to set targets and prepare the related report are unnecessary and an inefficient use of Chevron’s resources.

Chevron shares the concerns of governments and the public about climate change risks and recognizes that the use of fossil fuels to meet the world’s energy needs is a contributor to rising GHGs in the earth’s atmosphere. We believe that taking prudent, practical, and cost-effective action to address climate change risks is the right thing to do. Mitigation of GHG emissions, adaptation to climate change, and continuation of scientific and technological research should all be considered.

Notwithstanding the intent of nations to do so, the level and pace of global policy action indicates a low likelihood of a global accord to restrict fossil fuel usage to the levels envisioned in the statements referenced by the proponents. The world’s energy demand is growing, driven by the new emerging middle class. Consequently, the International Energy Agency (IEA) expects energy demand to grow 37 percent by 2040. Driven in part by the long-lived nature of the world’s transportation and electricity infrastructure, the IEA’s two primary world energy demand scenarios forecast fossil fuel’s share of the world energy mix to range from 74 to 80 percent in 2040. Further, the combined market share of oil and natural gas in 2040 remains relatively constant in these scenarios, at approximately 50 percent. (IEA, World Energy Outlook 2014).

Chevron’s production and resources will be needed to meet projected global energy demand, even in a carbon-constrained future. The GHG emissions both under our operational control and from the products we sell are the result of meeting that energy demand.

We are also focused on reducing emissions from our operations and exploring innovative low-carbon energy technologies. This includes improving energy efficiency, operating one of the world’s largest geothermal energy portfolios, investments in two of the world’s largest CO2 storage projects, advanced biofuels research, and investments to reduce GHG emissions that come from flaring and venting. Chevron already reports on GHG performance and regularly discloses its progress in managing GHG emissions on www.chevron.com, including in our “Corporate Responsibility Report” and “Greenhouse Gas Management Activities” report. The quality of the disclosure of our emissions performance has been recognized through an assessment by CDP (formerly the Carbon Disclosure Project) in which Chevron scored the highest amongst its peer integrated oil and gas companies for disclosing information about climate change practices and GHG emissions.

Your Board believes that setting unilateral, long-term GHG emissions targets tied to global emissions reduction trajectories is not prudent because such targets increase the risk of putting the Company at a competitive disadvantage as we strive to meet the ongoing energy needs of our customers.

Therefore, your Board unanimously recommends that you vote AGAINST this proposal.

Chevron Corporation—2015 Proxy Statement	71

STOCKHOLDER PROPOSALS

Stockholder Proposal Regarding Report on Shale Energy Operations

(Item 9 on the Proxy Card)

Whereas, Extracting oil and gas from shale formations, using horizontal drilling and hydraulic fracturing technology, is a controversial public issue. Leaks, spills, explosions and community impacts have led to bans and moratoria in the US and around the globe, putting the industry’s social license to operate at risk.

In 2012, the Government of Bulgaria enacted a ban on hydraulic fracturing, and cancelled Chevron’s exploration permit it had previously awarded, and the company eventually closed its office in Sofia, Bulgaria. In Romania, because of local protests, Chevron’s fracturing operations were protected by 300 riot police in December 2013. Chevron is expanding shale operations in Argentina in an area rife with controversies over the impact of oil and gas operations on indigenous peoples.

The 2011 report, “Extracting the Facts: An Investor Guide to Disclosing Risks from Hydraulic Fracturing Operations,” articulates investor expectations for best management practices and key performance in these areas. It has been publicly supported by investors on three continents representing $1.3 trillion in assets under management and by various companies.

In 2013 and through the first nine months of 2014, Chevron reported on fracfocus.org fracturing approximately 565 wells in Texas’ Permian Basin, a drought-stricken area of extremely high water stress. Yet the absence of systematic reporting on operations in Texas using quantifiable metrics makes it difficult for investors to evaluate company risk management practices and identify performance trends, particularly with respect to water availability, recycling, and substitution of nonpotable water for potable.

In the Marcellus Shale play, Chevron’s risk management and disclosure practices make many issues transparent, and have been certified by the independent Center for Sustainable Shale Development. But by not reporting to the same extent elsewhere, Chevron leaves investors in the dark about reputational, legal, and other risks lurking in other plays.

Therefore be it resolved, that: Shareholders request the Board of Directors to report to shareholders via quantitative indicators on all shale plays where it is operating, by September 30, 2015, and annually thereafter, the results of company policies and practices, above and beyond regulatory requirements, to minimize the adverse water resource and community impacts from the company’s hydraulic fracturing operations associated with shale formations. Such reports should be prepared at reasonable cost, omitting confidential information.

Supporting Statement

Proponents suggest the reports include a breakdown by geographic region, such as each shale play in which the company engages in substantial extraction operations, addressing at a minimum:

•	Quantity of fresh water used for shale operations by region, including source;

•	Percentage of recycled water used by region;

•	Systematic post-drilling groundwater quality assessments;
•	Percentage of drilling residuals managed in closed-loop systems;

•	Goals to eliminate the use of open pits for storage of drilling fluid and flowback water, with updates on progress;

•	A systematic approach to assessing and managing community and human rights impacts, including quantifying numbers and categories of community complaints of alleged impacts, and portion resolved.

72	Chevron Corporation—2015 Proxy Statement

STOCKHOLDER PROPOSALS

Board of Directors’ Response

Your Board recommends a vote AGAINST this proposal because Chevron has in place well-developed risk management systems in its natural gas from shale and tight oil development operations. We also maintain a strong commitment to stakeholder engagement and disclosure that supports these operations and addresses public concerns. Activities to develop these resources are regulated and reported at the local, state and federal levels. The production of a special report would be duplicative of Chevron’s current extensive reporting and would not result in meaningful additional information. At Chevron’s four most recent Annual Meetings, an average of 67 percent of votes cast opposed this proposal.

Wherever it operates, all work done by Chevron is guided by The Chevron Way, which places the highest priority on the health and safety of its workforce and the protection of the environment. Chevron’s Operational Excellence Management System, available at www.chevron.com/about/operationalexcellence, prescribes rigorous assessments, audits and reviews to identify and reduce health, environment and safety risks. Chevron’s global shale operations practices are focused on complying with local, state and federal regulations and laws, protecting groundwater, managing water use, preserving air quality, improving access to information and engaging the communities where it operates. These rigorous standards are applied in a disciplined, fit-for-purpose manner intended to suit the diverse geologic and operating conditions Chevron encounters worldwide.

For example, Chevron minimizes adverse water resource and community impacts by:

•

Designing and maintaining wells to protect groundwater. Chevron’s wells have multiple layers of steel casing and cement forming a barrier between the wellbore and surrounding formations. In the Marcellus region, we conduct predrill water tests on water wells within 3,000 feet of the wellhead, and we conduct well tests over the life of the well to verify long-term integrity.

•

Reducing freshwater use. Chevron’s operations work to reduce our freshwater intake. In our operations in the northeastern United States, we reuse essentially all flow-back and produced water. We also have developed portable tanks for the on-site treatment and reuse of produced water. This reduces freshwater consumption as well as the need for water trucking, transfer and disposal. In the Permian region, we currently use 50 percent brackish water in our operations. Chevron’s Permian water strategy going forward includes plans to utilize deeper aquifers that contain brackish water not suitable for human consumption or agricultural usage and to pilot a produced-water recycling program.

•	Using centralized water facilities and pipelines and reducing truck traffic and emissions in both our Marcellus and Permian operations.

•

Improving public access to information and supporting disclosure of chemicals used in hydraulic fracturing. Water and sand constitute more than 99 percent of fracturing fluid, and Chevron voluntarily discloses the chemicals used in all of its hydraulically fractured wells in the United States at www.FracFocus.org and Canada at www.FracFocus.ca.

•	Engaging and consulting with the communities in which Chevron operates. Chevron has strong and open relationships with its communities so that issues can be raised and addressed.

Chevron collaborates with its industry peers and constructively engages communities and local, state, and national governments to help develop guidelines and recommended practices that ensure responsible development from all operators. For example, Chevron is a strategic partner of the Center for Sustainable Shale Development (CSSD) (www.sustainableshale.org), a nonprofit organization dedicated to continuous improvement and innovative practices in natural gas from shale development through performance standards and third-party certification. Chevron has led the industry by being the first company to voluntarily participate in the CSSD’s third-party operator certification against these standards. The CSSD hired Bureau Veritas, a global leader in independent testing, inspection and certification, to conduct an audit of Chevron Appalachia’s operations. CSSD certification with external validation is a true and meaningful measure of excellence in operations.

Finally, Chevron publishes information about how it mitigates regulatory, legal, reputational and financial risks in a number of communications and regulatory filings. Chevron’s “Corporate Responsibility Report” includes additional examples and data on how Chevron protects the environment. This report and other communications, including our “Partnering in the Marcellus” brochure, are available at our recently expanded website, www.chevron.com/shale.

Given Chevron’s well-developed risk management systems and stakeholder transparency efforts, your Board believes that the proposed special report would unnecessarily duplicate existing efforts.

Therefore, your Board unanimously recommends that you vote AGAINST this proposal.

Chevron Corporation—2015 Proxy Statement	73

STOCKHOLDER PROPOSALS

Stockholder Proposal Regarding Proxy Access

(Item 10 on the Proxy Card)

Resolved: Shareholders of Chevron Corporation (the “Company”) ask the board of directors (the “Board”) to adopt, and present for shareholder approval, a “proxy access” bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the “Nominator”) that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company’s proxy card.

The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

a)	have beneficially owned 3% or more of the Company’s outstanding common stock continuously for at least three years before submitting the nomination;

b)

give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and

c)

certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (iii) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the “Statement”). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

We believe proxy access is a fundamental shareholder right that will make directors more accountable and contribute to increased shareholder value. The CFA Institute’s 2014 assessment of pertinent academic studies and the use of proxy access in other markets similarly concluded that proxy access:

•	Would “benefit both the markets and corporate boardrooms, with little cost or disruption.”

•	Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)

The proposed bylaw terms enjoy strong investor support—votes for similar shareholder proposals averaged 55% from 2012 through September 2014—and similar bylaws have been adopted of various sizes across industries, including Chesapeake Energy, Hewlett-Packard, Western Union and Verizon.

We urge shareholders to vote FOR this proposal.

74	Chevron Corporation—2015 Proxy Statement

STOCKHOLDER PROPOSALS

Board of Directors’ Response

Your Board recommends a vote AGAINST this proposal because it does not believe the proponents have demonstrated why Chevron should hastily adopt proxy access of the type being advanced for the first time this year in stockholder proposals at numerous companies. Chevron has in place strong corporate governance practices, which include rigorous processes to identify nominees for the Board of Directors with input from stockholders.

Your Board understands that some stockholders believe proxy access ought to be universally available to all stockholders at all companies, regardless of company circumstances and history. We respectfully disagree with this one-size-fits-all approach to corporate governance. Proxy access may be an appropriate mechanism at certain companies. Different companies each have their own corporate governance structures, stockholder engagement practices, and processes for identifying and nominating new directors. Your Board will continue to consider whether and in what form proxy access might make sense for Chevron. The proponents have not demonstrated, however, that any problems or circumstances necessitate Chevron’s adoption of proxy access at this time.

Your Board believes that Chevron’s strong corporate governance structures, practices, and track record, and its effective stockholder engagement program counsel against a rush to adopt proxy access. As described in the Board Nominating and Governance Committee’s report in this Proxy Statement, Chevron’s best-practice governance structures include, among other things, a strong independent Lead Director function, annual election of all Directors, a regularly refreshed Board (current average tenure is 5.6 years for nonemployee Directors and committee leadership turns over every four to six years), a majority vote requirement in uncontested elections of Directors, a right of stockholders to call a special meeting, the annual election of the Chairman by the independent members of the Board, an overwhelming majority of independent Directors, and regular executive sessions for independent Directors. As part of its annual review of Chevron’s governance structures and practices, the Board Nominating and Governance Committee evaluates a range of corporate governance practices each year, including proxy access, to ensure that Chevron’s governance structures and practices are fit for purpose and serve the best interests of stockholders.

Your Board also believes that proxy access will undermine the thorough selection and nomination process the Board Nominating and Governance Committee already follows. The Board Nominating and Governance Committee is well situated to assess the particular qualifications of potential director nominees in the context of the qualifications of existing board members and determine whether potential director nominees will contribute to an effective Board that addresses the evolving needs of the Company and represents the best interests of stockholders. Chevron stockholders already can nominate director candidates and provide input about and influence the operation and composition of the Board of Directors. For example, our Corporate Governance Guidelines provide stockholders the right to nominate a candidate at any time during the year, and the Board Nominating and Governance Committee will evaluate the nominee under the same criteria it applies to its own candidates. Further, stockholders have the ability to communicate concerns directly to the Board, and when appropriate, meet with the independent Lead Director and the Chairman of the Board. In addition, the Board supports a robust stockholder outreach program with a wide range of institutional stockholders and other stakeholders to receive input. Processes are established for senior management and the Board to review and, when appropriate, act on the feedback expressed during those engagements. Your Board believes that proxy access undermines these important structures and processes.

Your Board is also concerned that this proposal fails to prescribe even the most basic safeguards to prevent abuse. For example, the proposal does not require that proxy access nominees meet the independence requirements prescribed by the New York Stock Exchange or Chevron’s Corporate Governance Guidelines. Nominees not meeting these requirements would, if elected, be ineligible to serve on the Audit Committee, Board Nominating and Governance Committee, or Management Compensation Committee, which would increase the burden on other Directors. Further, the proposal does not require that a nominating group retain voting or investment power over the shares they must own to nominate a director, thus permitting a nominating group to have a net position of less than three percent in the Company’s common stock and still be entitled to make a nomination. In addition, the proposal does not require nominating stockholders to retain ownership of their shares through the meeting date, potentially creating a misalignment between the interests of the nominating stockholder and the other stockholders. Your Board believes the proposal creates a serious risk that would allow individuals or small groups of stockholders who have no fiduciary duty and are not bound by Chevron’s corporate governance policies and practices to nominate directors to advance their own agenda. The costs and disruption of having to defend against narrow agenda-driven attacks are meaningful, are not in stockholders’ interests, and must be mitigated.

Your Board believes that it is not in the best interests of the Company and its stockholders to rush to adopt the one-size-fits-all template for proxy access that has been proposed. Your Board believes the Company and its stockholders are best served by a deliberative approach on this issue, informed by further stockholder engagement and consideration of best practices as they emerge. Given our Board’s record of strong corporate governance practices and policy of responding to stockholder input in the Board selection process, this proposal does not warrant support and has the potential for creating significant risk to Chevron’s stockholders.

Therefore, your Board unanimously recommends that you vote AGAINST this proposal.

Chevron Corporation—2015 Proxy Statement	75

STOCKHOLDER PROPOSALS

Stockholder Proposal to Designate an Independent Chairman

(Item 11 on the Proxy Card)

Resolved: That the stockholders of Chevron Corporation (“Chevron” or “the Company”) ask the board of directors to adopt a policy that, whenever possible, the board’s chairman should be an independent director who has not previously served as an executive officer of the Company. The policy should be implemented so as not to violate any contractual obligation. The policy should also specify (a) how to select a new independent chairman if a current chairman ceases to be independent during the time between annual meetings of shareholders; and, (b) that compliance with the policy is excused if no independent director is available and willing to serve as chairman.

Supporting Statement

It is the responsibility of the Board of Directors to protect shareholders’ long-term interests by providing independent oversight of management, including the Chief Executive Officer (CEO), in directing the corporation’s business and affairs. Currently Mr. John S. Watson, is our Company’s Chairman of the Board and CEO. We believe this scheme may not adequately protect shareholders.

We believe that an independent Chairman who sets agendas, priorities and procedures for the board can enhance board oversight of management and help ensure the objective functioning of an effective board. We also believe that having an independent Chairman (in practice as well as appearance) can improve accountability to shareowners, and we view the alternative of having a lead outside director, even one with a robust set of duties, as not adequate to fulfil these functions.

A number of respected institutions recommend such separation. CalPERS’ Corporate Core Principles and Guidelines state that “the independence of a majority of the Board is not enough”; “the leadership of the board must embrace independence, and it must ultimately change the way in which directors interact with management.” In 2009 the Milstein Center at Yale School of Management issued a report, endorsed by a number of investors and board members that recommended splitting the two positions as the default provision for U.S. companies. A commission of The Conference Board stated in a 2003 report: “Each corporation should give careful consideration to separating the offices of Chairman of the Board and CEO, with these two roles being performed by separate individuals. The Chairman would be one of the independent directors.”

We believe that the recent economic crisis demonstrates that no matter how many independent directors there are on the Board, the Board is less able to provide independent oversight of the officers if the Chairman of that Board is not independent.

We, therefore, urge shareholders to vote FOR this proposal.

76	Chevron Corporation—2015 Proxy Statement

STOCKHOLDER PROPOSALS

Board of Directors’ Response

Your Board recommends a vote AGAINST this proposal because the Board believes that stockholder interests are best served when Directors have the flexibility to determine the best person to serve as Chairman, whether that person is an independent Director or the CEO. At Chevron’s 2014 Annual Meeting, at which this proposal was last considered, 77 percent of votes cast opposed this proposal.

As required by Chevron’s By-Laws, the independent members of your Board elect the Board Chairman annually and, as part of this election, review whether to combine or separate the positions of Chairman and CEO. The Board thus has great flexibility to exercise its business judgment on behalf of stockholders and choose the optimal leadership for the Board depending upon Chevron’s particular needs and circumstances. Implementing this proposal would deprive the Board of its ability to organize and structure its functions in a manner that is most effective and in the best interests of stockholders at any given time.

Your Board believes that Chevron and its stockholders benefit from the unity of leadership and companywide strategic alignment associated with combining the positions of Chairman and CEO. These benefits are demonstrated, in part, by Chevron’s financial performance and competitive returns to investors over the past five years, with total shareholder return exceeding 11.5 percent for the five-year period through December 31, 2014, compared with 9.1 percent for our nearest peer competitor and a median of 1.5 percent for the energy global industry classification standard.

Your Board does recognize the importance of independent oversight of the CEO and management, and it has instituted structures and practices to enhance such oversight. At each Board meeting, the independent Directors meet in executive session following which the independent Lead Director provides feedback to the Chairman. Annually, the independent Directors conduct a review of the CEO’s performance. In addition, the independent Directors annually elect a Lead Director from among themselves, whose responsibilities are to:

•	chair all meetings of the Board in the Chairman’s absence, including executive sessions;
•	serve as liaison between the Chairman and the independent Directors;

•	consult with the Chairman on and approve meeting agendas, schedules and information sent to the Board;

•	consult with the Chairman on other matters pertinent to Chevron and the Board;

•	call meetings of the independent Directors; and

•	if requested by major stockholders, be available as appropriate for consultation and direct communication.

A fixed policy requiring a separation of the roles of Chairman and CEO is also unnecessary because of Chevron’s strong corporate governance practices, including: a strong independent Lead Director function, annual election of all Directors, a majority vote requirement in uncontested elections of Directors, annual election of the Chairman by the Board, an overwhelming majority of independent Directors, regular executive sessions for independent Directors, independent Director access to senior management and publicly available Corporate Governance Guidelines. This proposal erroneously implies that there is a positive correlation between long-term Company performance and separating the roles of Chairman and CEO. Most reputable studies that have examined this question have failed to find any such correlation.

For additional information regarding the Board’s views on its leadership structure, we encourage stockholders to read the “Board Leadership and Independent Lead Director” section of this Proxy Statement on page 15.

Given strong independent Board oversight of the CEO and management and the Company’s corporate governance practices, including an effective independent Lead Director, your Board does not believe that a fixed policy requiring an independent Chairman is in the best interests of stockholders.

Therefore, your Board unanimously recommends that you vote AGAINST this proposal.

Chevron Corporation—2015 Proxy Statement	77

STOCKHOLDER PROPOSALS

Stockholder Proposal Regarding Independent Director with Environmental Expertise

(Item 12 on the Proxy Card)

Environmental expertise is critical to the success of companies in the energy industry because of the significant environmental issues associated with their operations. Shareholders, lenders, host country governments and regulators, and affected communities are focused on these impacts. A company’s inability to demonstrate that policies and practices are in line with internationally accepted environmental standards can lead to difficulties in raising new capital and obtaining the necessary licences from regulators.

We believe that Chevron would benefit by addressing the environmental impact of its business at the most strategic level by appointing an environmental specialist to the board. An authoritative figure with acknowledged expertise and standing could perform a valuable role by enabling Chevron to more effectively address the environmental issues inherent in its business. It would also help ensure that the highest levels of attention focus on the development of environmental standards for new projects.

Therefore, Be It Resolved: Shareholders request that, as elected board directors’ terms of office expire, at least one candidate is recommended who:

•

has a high level of expertise and experience in environmental matters relevant to hydrocarbon exploration and production and is widely recognized in the business and environmental communities as an authority in such field, as reasonably determined by the company’s board, and

•	will qualify, subject to exceptions in extraordinary circumstances explicitly specified by the board, as an independent director.*

*	For these purposes, a director shall not be considered “independent” if, during the last three years, he or she –

•	was, or is affiliated with a company that was an advisor or consultant to the Company;

•	was employed by or had a personal service contract(s) with the Company or its senior management;

•	was affiliated with a company or non-profit entity that received the greater of $2 million or 2% of its gross annual revenues from the Company;

•	had a business relationship with the Company worth at least $100,000 annually;

•	has been employed by a public company at which an executive officer of the Company serves as a director;

•	had a relationship of the sorts described herein with any affiliate of the Company; and

•	was a spouse, parent, child, sibling or in-law of any person described above.

78	Chevron Corporation—2015 Proxy Statement

STOCKHOLDER PROPOSALS

Board of Directors’ Response

Your Board recommends a vote AGAINST this proposal because the Board believes that its current membership possesses significant environmental experience and that each Board member should possess a broad range of skills, qualifications, and attributes. At Chevron’s five most recent Annual Meetings, an average of 77 percent of votes cast opposed this proposal.

This Proxy Statement and Chevron’s Corporate Governance Guidelines (available at www.chevron.com/investors/
corporategovernance/governanceguidelines) discuss Chevron’s Board membership criteria. These criteria include environmental expertise or experience in the list of skills that are desirable when identifying candidates for the Board. Your Board currently includes a number of independent Directors with significant environmental experience, including Ms. Deily, Ms. Gast, and Messrs. Denham, Huntsman, Moorman, Sugar, and Ware. You can learn more about these Directors’ experience by reviewing their biographies in this Proxy Statement or at www.chevron.com/about/leadership/boardofdirectors.

In addition to individual experience, your Board has access to extensive internal and external expertise on environmental matters. Your Board frequently reviews environmental matters and is briefed by professionals whose primary focus is on environmental protection and stewardship in connection with Chevron’s operations and products. During 2014, members of the Board visited Chevron operations in the United States, Europe and Asia and, as part of these visits, discussed environmental matters relevant to Chevron’s operations. Also in 2014, as is the case each year, the Board received a number of reports and presentations on environmental matters. Environmental professionals within Chevron have expertise at the facility, strategic, business unit, and operating company levels, and Chevron routinely accesses external resources to stay apprised of best practices and technology advances.

Chevron is committed to responsible environmental stewardship. Across its global operations, the actions of its workforce are guided by The Chevron Way and the Company’s Operational Excellence Management System expectations. Those expectations require the global execution of a number of corporate processes and standards, including an Environmental Stewardship process and an Environmental, Social and Health Impact Assessment process. Significant environmental issues are regularly reviewed by the Board and management to ensure compliance with the Company’s rigorous standards and are described in Chevron’s annual “Corporate Responsibility Report” and on Chevron’s website at www.chevron.com/corporateresponsibility.

These standards and processes have helped Chevron drive strong environmental performance. For example, Chevron:

•	is a leader among its peers in spill prevention;

•	has reduced its equity greenhouse gas emissions from flaring and venting by 45 percent since 2003;

•	has an environmental management company dedicated to responsible and timely stewardship of sites with residual environmental impacts;

•

spent approximately $2.6 billion on environmental management activities at its consolidated companies in 2014, including $0.9 billion in environmental capital expenditures and $1.7 billion in costs associated with the prevention, control, abatement, and elimination of pollutants from sites that are in operation, closed or divested, and abandoned and restored;

•

recognizes the importance of biological diversity by incorporating conservation considerations into project evaluations and decision-making and by supporting numerous flora and fauna conservation projects around the world.

Further, this proposal would require that in an uncontested election at least one Board seat be set aside for an “environmental specialist,” presumably a Director with at least the implied responsibility on the Board for environmental matters. Your Board does not believe that setting aside a Board seat for such a special-purpose Director is a good corporate governance practice. Boards make decisions as a group, with collective responsibility. All of your Directors have fiduciary duties to Chevron and its stockholders that oblige them to educate themselves and make decisions on an informed and deliberative basis.

Your Board already includes multiple members with broad experience in environmental issues and does not believe that it would be in the best interests of stockholders or be appropriate to select a Director exclusively on the basis of a single criterion or area of expertise.

Therefore, your Board unanimously recommends that you vote AGAINST this proposal.

Chevron Corporation—2015 Proxy Statement	79

STOCKHOLDER PROPOSALS

Stockholder Proposal Regarding Special Meetings

(Item 13 on the Proxy Card)

Resolved: Shareowners request that the Board of Chevron Corporation (“Chevron” or “Company”) take the steps necessary to amend Company bylaws and appropriate governing documents to give holders of 10% of outstanding common stock the power to call a special shareowners meeting. To the fullest extent permitted by law, such bylaw text in regard to calling a special meeting shall not contain exceptions or excluding conditions that apply only to shareowners but not to management or the Board.

Supporting Statement

This Proposal does not alter the Board’s power to itself call special meetings; rather, it grants shareowners the ability to consider important matters which may arise between annual meetings. In 2014 this Proposal won the support of 34.3% of shares voted, representing over $50 billion in stock.

We believe that management has mishandled a number of issues in ways that significantly increase risk and costs to shareholders. The most pressing of these issues is the ongoing legal effort by communities in Ecuador to enforce a $9.5 billion Ecuadorian judgment against Chevron for oil pollution.

When Chevron acquired Texaco in 2001, it acquired significant legal, financial, and reputational liabilities that stemmed from oil pollution of the water and lands of communities in the Ecuadorian Amazon. For twenty years the affected communities brought suit against Texaco (and later Chevron). The case reached its conclusion in November 2013 when Ecuador’s equivalent to the U.S. Supreme Court, the Ecuadorian National Court, confirmed a $9.5 billion judgment against Chevron.

This decision opened the door for Ecuadorian plaintiffs to seize Chevron assets worldwide, and plaintiffs have already initiated legal actions in Argentina, Brazil, and Canada.

Chevron’s Deputy Controller, Rex Mitchell, testified under oath that such seizures of Company assets “would cause significant, irreparable damage to Chevron’s business reputation and business relationships.”

However, Chevron has yet to report these risks in either public filings or statements to shareholders. As a result, investors requested that the U.S. Securities and Exchange Commission investigate whether Chevron violated securities laws by misrepresenting or materially omitting information in regard to the $9.5 billion Ecuadoran judgment.

Instead of negotiating an expedient, fair, and comprehensive settlement with the affected communities in Ecuador, management insisted on a costly legal strategy that involved significant missteps—including moving the case from New York to Ecuador. In an unprecedented step, management harassed and issued subpoenas to shareholders who questioned the Company’s legal strategy.

For reasons such as these, shareholders would benefit from greater access to special meetings as circumstances warrant.

Therefore, please vote FOR this common-sense governance reform that offers shareholders the critical right to meet, and to address substantive concerns in a timely way.

80	Chevron Corporation—2015 Proxy Statement

STOCKHOLDER PROPOSALS

Board of Directors’ Response

Your Board recommends a vote AGAINST this proposal because stockholders have consistently supported Chevron’s current By-Law regarding special meetings, and the Board continues to believe this By-Law is in the stockholders’ best interests and provides appropriate and reasonable limitations on the right to call special meetings. In 2010, stockholders representing approximately 80 percent of Chevron’s common stock outstanding approved an amendment to Chevron’s By-Laws that permits stockholders owning 15 percent of Chevron’s common stock outstanding to call for special meetings. At Chevron’s 2012 and 2014 Annual Meetings, an average of 67 percent of votes cast opposed this stockholder proposal to reduce the special meetings threshold to 10 percent.

Your Board continues to believe that Chevron’s 15 percent threshold to hold a special meeting provides stockholders assurance that a reasonable number of stockholders consider a matter important enough to merit a special meeting. Preparing for and holding a special meeting, like the annual meeting, is time-consuming and expensive. The 15 percent threshold helps avoid waste of Chevron and stockholder resources on addressing narrow or special interests.

In addition to a lower threshold, the proposal would permit a special meeting without any appropriate and reasonable limitations. Chevron’s By-Laws currently contain two important limitations. A special meeting cannot be called (i) if the Board has already called or will call an annual meeting of stockholders for the same purposes specified in the special meeting request or (ii) if an annual or special meeting was held not more than 12 months before the request for a special meeting was received and included the purpose specified in the special meeting request. Given the time and cost associated with special meetings, your Board believes that these are appropriate and reasonable limitations. Moreover, the issues raised by the proponents in support of this proposal already are consistently discussed at Chevron’s annual meetings.

Stockholders can be assured that their right to be apprised of and vote on significant matters is protected not only by their existing right to call for special meetings and participate in Chevron’s annual meetings, but also by state law and other regulations. Chevron is incorporated in Delaware, which requires that major corporate actions, such as a merger or a sale of all or substantially all of Chevron’s assets, be approved by stockholders. Chevron is also listed on the New York Stock Exchange (NYSE), and the NYSE requires, among other things, that listed companies obtain stockholder approval for equity compensation plans and significant issuances of equity securities to related parties or when such issuances represent more than 20 percent of an issuer’s voting power.

Finally, although the proposal purports to relate to special meetings, the supporting statement suggests that the proposal is nothing more than a vehicle to discuss the Ecuador litigation and related actions against Chevron. The proponent implies that special meetings are an appropriate method to pressure the Company to succumb to the demands in the Ecuador litigation and pay a judgment secured through fraud and deceit. Your Board believes that the Ecuador litigation is illegitimate and the product of fraud. In this regard, stockholders should be aware that as part of a nearly 500-page opinion issued on March 4, 2014, Judge Lewis A. Kaplan of the U.S. District Court for the Southern District of New York summarized the court’s factual findings as follows:

“[Donziger] and the Ecuadorian lawyers he led corrupted the Lago Agrio case. They submitted fraudulent evidence. They coerced one judge, first to use a court-appointed, supposedly impartial, ‘global expert’ to make an overall damages assessment and, then, to appoint to that important role a man whom Donziger hand-picked and paid to ‘totally play ball’ with the LAPs. They then paid a Colorado consulting firm secretly to write all or most of the global expert’s report, falsely presented the report as the work of the court-appointed and supposedly impartial expert, and told half-truths or worse to U.S. courts in attempts to prevent exposure of that and other wrongdoing. Ultimately, the LAP team wrote the Lago Agrio court’s judgment themselves and promised $500,000 to the Ecuadorian judge to rule in their favor and sign their judgment. If ever there were a case warranting equitable relief with respect to a judgment procured by fraud, this is it.”

Your Board expects Chevron’s management to act in the best interests of the Company’s stockholders and vigorously defend the Company against this fraudulent action.

Your Board believes that the 2010 stockholder vote to establish a 15 percent threshold for special meetings should be respected. The By-Law then approved by stockholders responds to the essence of the proposal.

Therefore, your Board unanimously recommends that you vote AGAINST this proposal.

Chevron Corporation—2015 Proxy Statement	81

Additional Information

Notice and Access

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 27, 2015:

The Notice of 2015 Annual Meeting, 2015 Proxy Statement, and 2014 Annual Report are available at www.proxyvote.com.

This year, we are again furnishing proxy materials over the Internet to a number of our stockholders under the U.S. Securities and Exchange Commission’s notice and access rules. Many of our stockholders will receive a Notice Regarding the Availability of Proxy Materials (the Notice) in the mail instead of a paper copy of this Proxy Statement, a proxy card or voting instruction card, and our 2014 Annual Report. We believe that this process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

The Notice contains instructions on how to access our proxy materials and vote over the Internet at www.proxyvote.com and how stockholders can receive a paper copy of our proxy materials, including this Proxy Statement, a proxy card or voting instruction card, and our 2014 Annual Report. At www.proxyvote.com, stockholders can also request to receive future proxy materials in printed form by mail or electronically by email.

All stockholders who do not receive a Notice will receive a paper copy of the proxy materials by mail unless they have previously elected to receive proxy materials by email. We remind stockholders who receive a Notice that the Notice is not itself a proxy card and should not be returned with voting instructions.

Method and Cost of Soliciting and Tabulating Votes

Chevron will bear the costs of soliciting proxies and tabulating your votes. Proxies may be solicited by mail, Notice and Access (described in “Notice and Access,” above), email, telephone, or other means. Chevron has retained Broadridge Financial Solutions, Inc., to assist in distributing these proxy materials. Georgeson Inc. will act as our proxy solicitor in soliciting votes at an estimated cost of $27,000 plus additional fees for telephone and other solicitation of proxies, if needed, and its reasonable out-of-pocket expenses. Chevron employees may solicit your votes without additional compensation.

Chevron will reimburse banks, brokers, and other holders of record for reasonable, out-of-pocket expenses for forwarding these proxy materials to you, according to certain regulatory fee schedules. We estimate that this reimbursement will cost Chevron approximately $2 million. The actual amount will depend on variables such as the number of proxy packages mailed, the number of stockholders receiving electronic delivery, and postage costs. See “Email Delivery of Future Proxy Materials” in this section for information on how you can help reduce printing and mailing costs.

Broadridge Financial Solutions, Inc., will be the proxy tabulator, and IVS Associates, Inc., will act as the Inspector of Election.

Householding Information

We have adopted a procedure, approved by the U.S. Securities and Exchange Commission, called “householding.” Under this procedure, stockholders of record who have the same address and last name and receive hard copies of our proxy materials will receive only one copy, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies.

Householding conserves natural resources and reduces our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you and another stockholder of record with whom you share an address are receiving multiple copies of our proxy materials, you can request to participate in householding and receive a single copy of our proxy materials in the future by calling Broadridge Financial Solutions, Inc., toll-free at 1-800-542-1061 or by writing to Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

Alternatively, if you and another stockholder of record with whom you share an address participate in householding and you wish to receive an individual copy of our proxy materials now or discontinue your future participation in householding, please contact Broadridge Financial Solutions, Inc. as indicated above. Proxy materials will be delivered promptly and free of charge.

If you are a street name stockholder, you can request information about householding from your bank, broker, or other holder of record through which you own your shares.

82	Chevron Corporation—2015 Proxy Statement

ADDITIONAL INFORMATION

Email Delivery of Future Proxy Materials

You can elect to receive future proxy materials by email, which will save us the cost of producing and mailing documents to you, by enrolling at www.icsdelivery.com/cvx. If you choose to receive future proxy materials by email, you will receive an email with instructions containing a link to the website where those materials are available and where you can vote.

Stockholder of Record Account Maintenance

Chevron engages a transfer agent, Computershare, to assist the Company in maintaining the accounts of individuals and entities that hold Chevron common stock in their own name on the records of the Company, sometimes referred to as “stockholders of record” or “registered stockholders.” All communications concerning accounts of stockholders of record, including name and address changes and inquiries about the requirements to transfer shares and similar matters, can be handled by calling Chevron Stockholder Services’ toll-free number, 1-800-368-8357, or by contacting Computershare through its website at www.computershare.com/investor. You can also address correspondence to Computershare at P.O. Box 30170, College Station, TX 77842-3170, or, if by overnight delivery, 211 Quality Circle, Suite 210, College Station, TX 77845.

When you access your account through the Computershare Investor Centre website, you can view your current balance, access your account history, obtain current and historical common stock prices, and purchase and sell Chevron shares through the Computershare Investment Plan. Stockholders who do not have a Computershare Investor Centre account can create a unique user ID by answering a series of questions, by going through a first-time user authentication process, and creating a custom site seal. If you already have an Investor Centre account, you will need your user ID and password.

The Computershare Investment Plan allows interested investors to purchase and sell shares of Chevron common stock and enroll in dividend reinvestment. Directions and deadlines for the purchase of shares, including payment via electronic funds transfer or check, can be found in the Stockholder Services section of our website, at www.chevron.com/investors/stockholderservices/
stockpurchasedividends. Additional information can be found in the Computershare Investment Plan brochure available on Computershare’s website at www.computershare.com/investor.

If you are a street name stockholder, you may contact your bank, broker, or other holder of record with questions concerning your account.

Submission of Stockholder Proposals for 2016 Annual Meeting

If a stockholder wishes to present a proposal for action at Chevron’s 2016 Annual Meeting, the proponent and the proposal must comply with the stockholder proposal submission rules of the U.S. Securities and Exchange Commission, specifically Rule 14a-8 under the Securities Exchange Act of 1934. Proposals must be received by the Corporate Secretary and Chief Governance Officer no later than December 11, 2015. Proposals received after that date will not be included in the Proxy Statement or acted upon at the 2016 Annual Meeting.

We urge stockholders to submit proposals by overnight mail addressed to Chevron Corporation, Attn: Corporate Secretary and Chief Governance Officer, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324 or by email to corpgov@chevron.com.

Article VII of Chevron’s Restated Certificate of Incorporation precludes taking actions on any proposals or other items of business that have not been included in the Notice of 2016 Annual Meeting of Stockholders and 2016 Proxy Statement delivered in advance of the 2016 Annual Meeting unless the Board decides to waive this restriction.

Chevron Corporation—2015 Proxy Statement	83

ADDITIONAL INFORMATION

Preregistering for and Attending the Annual Meeting

The Annual Meeting will be held on Wednesday, May 27, 2015, at Chevron Park Auditorium, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2323. The meeting will begin promptly at 8:00 a.m. PDT.

Important Notice Regarding Admission to the 2015 Annual Meeting

We have changed our admission policy for the Annual Meeting. Stockholders or their legal proxy holders who wish to attend the Annual Meeting must pre-register with and obtain an admission ticket from Chevron’s Corporate Governance Department. Tickets will be distributed on a first-come, first-served basis. Requests for admission tickets must be received by Chevron no later than 5:00 p.m. PDT on Thursday, May 21, 2015. For complete instructions for pre-registering and obtaining an admission ticket, please read the information below.

Registration and Rules for Admission

Due to space constraints and other security considerations, only stockholders or their legal proxy holders that have preregistered and been issued an admission ticket may attend the Annual Meeting. We are not able to admit the guests of either stockholders or their legal proxy holders. Stockholders holding shares in a joint account may request tickets to the meeting if they provide proof of joint ownership and both stockholders follow the admission requirements described below.

To preregister for and receive an admission ticket to the Annual Meeting, please send your request to Chevron’s Corporate Governance Department by:

•	email, corpgov@chevron.com;

•	fax, 925-842-2846; or

•	mail, Chevron Corporation, Attn: Corporate Governance Department, 6001 Bollinger Canyon Road, T3189, San Ramon, CA 94583-2324.

If you have questions about the admission process, you may call 1-877-259-1501.

Requests for preregistration and an admission ticket must be received no later than 5:00 p.m. PDT on Thursday, May 21, 2015.

Your request must include your name, email address, mailing address, telephone number (in case we need to contact you regarding your request), and one of the following:

•

If you are a stockholder of record (i.e., you hold your shares through Chevron’s transfer agent, Computershare), your request must include one of the following items: (i) a copy of your proxy card delivered as part of your proxy materials, (ii) a copy of your Computershare account statement indicating your ownership of Chevron common stock as of the record date, or (iii) the Notice Regarding the Availability of Proxy Materials, if you received one.

•

If you are a street name stockholder (i.e., you hold your shares through an intermediary, such as a bank or broker), your request must include one of the following items: (i) a copy of the voting instruction form provided by your broker or other holder of record as part of your proxy materials, (ii) a copy of a recent bank or brokerage account statement indicating your ownership of Chevron common stock as of the record date, or (iii) the Notice Regarding the Availability of Proxy Materials, if you received one.

•

If you are not a stockholder, but are attending as proxy for a stockholder, your request must include a valid legal proxy. If you plan to attend as proxy for a stockholder of record, you must present a valid legal proxy from the stockholder of record to you. If you plan to attend as proxy for a street name stockholder, you must present a valid legal proxy from the stockholder of record (i.e., the bank, broker, or other holder of record) to the street name stockholder that is assignable and a valid legal proxy from the street name stockholder to you. Stockholders may appoint only one proxy holder to attend on their behalf.

Registration requests will be filled on a first-come, first-served basis. If space is available, you will receive an admission ticket by email or mail.

On the day of the Annual Meeting, please be prepared to present a form of government-issued photo identification, along with your admission ticket, at the meeting registration desk. The registration desk will open at 7:00 a.m. PDT on May 27, 2015.

Prohibited Items

Cameras, recording equipment, electronic devices (including cell phones, tablets, laptops, etc.), purses, bags, briefcases, and packages will NOT be allowed into the Annual Meeting, other than for Company purposes. A checkroom or station for such items will be provided. We reserve the right to deny admission to any person carrying any item that may pose a threat to the physical safety of stockholders or other meeting participants. Attendees will be asked to pass through a security screening device prior to entering the Annual Meeting. We regret any inconvenience this may cause you, and we appreciate your cooperation. We also reserve the right to implement additional security procedures to ensure the safety of the meeting attendees.

84	Chevron Corporation—2015 Proxy Statement

ADDITIONAL INFORMATION

More Information About Chevron

Chevron strives to be transparent and comprehensive in disclosing information about all of its operations. Your Board encourages you to reference www.chevron.com as your primary source of information about the Company and its operations. Information provided on our website is not part of this Proxy Statement and is not incorporated by reference.

About Chevron
Corporate Website	www.chevron.com
The Chevron Way	www.chevron.com/about/chevronway
Operational Excellence	www.chevron.com/about/operationalexcellence
Business Conduct & Ethics	www.chevron.com/investors/corporategovernance/businessconductethics
Our Businesses	www.chevron.com/about/ourbusiness
Products & Services	www.chevron.com/productsservices
Energy Sources	www.chevron.com/deliveringenergy
Senior Management	www.chevron.com/about/leadership/corporateofficers
News	www.chevron.com/news
Board of Directors and Governance Documents
Board of Directors	www.chevron.com/about/leadership/boardofdirectors
Board Committee Structure	www.chevron.com/investors/corporategovernance/committeemembers
Committee Charters	www.chevron.com/investors/corporategovernance/committeecharters
Contact the Board	www.chevron.com/investors/corporategovernance/contactboard
Corporate Governance Guidelines	www.chevron.com/investors/corporategovernance/governanceguidelines
By-Laws	www.chevron.com/documents/pdf/chevronbylaws.pdf
Certificate of Incorporation	www.chevron.com/documents/pdf/certificateofincorporation.pdf
Political and Environmental Disclosures
Corporate Responsibility	www.chevron.com/corporateresponsibility
Global Operations, One Approach	www.chevron.com/documents/pdf/GlobalOperationsApproach.pdf
Global Issues	www.chevron.com/globalissues
Energy Supply and Demand
Climate Change
Environment
Human Rights
Political Contributions and Lobbying	www.chevron.com/investors/corporategovernance/businessconductethics/politicalcontributions
Financial Reporting
Investor Relations	http://investor.chevron.com
Annual Report	www.chevron.com/annualreport
Stockholder Services	www.chevron.com/investors/stockholderservices
Financial Information	www.chevron.com/investors/financialinformation
Other Updates
Ecuador Lawsuit	www.chevron.com/ecuador
Gorgon and Wheatstone	www.chevron.com/countries/australia/businessportfolio/projectprogress

Chevron Corporation—2015 Proxy Statement	85

Appendix A	Reconciliation of Non-GAAP Financial Measures Referenced in the Compensation Discussion and Analysis

Reconciliation of Chevron’s Adjusted Earnings	Total Chevron Corporation
	2014	2013	2012	2011	2010	2009
Adjusted Earnings(1) ($ million)	$17,956	$21,523	$23,779	$26,395	$18,799	$9,643
Adjustment Items:
Asset Impairments & Revaluations	(1,075)	(100)	–	–	–	(100)
Asset Dispositions(2)	2,760	–	2,400	500	400	940
Special Items(3)	(400)	–	–	–	(175)	–
Total Special Items	1,285	(100)	2,400	500	225	840
Reported Earnings ($ million)	$19,241	$21,423	$26,179	$26,895	$19,024	$10,483
Diluted Weighted Average Shares Outstanding	1,897,897	1,932,393	1,964,755	2,000,785	2,006,541	2,000,925
Average Capital Employed(4) ($ million)	$177,434	$160,441	$141,179	$124,810	$110,181	$99,547
(1)

Adjusted Earnings = Reported Earnings less adjustments for certain nonrecurring items noted above, except foreign exchange. Earnings of competitors are adjusted on a consistent basis as Chevron to exclude certain nonrecurring items based on publicly available information.

(2)	Does not include disposition immaterial to our business.
(3)	Includes tax adjustments, environmental remediation provisions and any other special items.
(4)

Capital Employed is the sum of Chevron Corporation stockholders’ equity, total debt and noncontrolling interests. Average capital employed is computed by averaging the sum of capital employed at the beginning and end of the year.

Reconciliation of Chevron’s Adjusted Earnings	Total Upstream
	2014	2013	2012	2011	2010	2009
Adjusted Earnings(1) ($ million)	$16,063	$20,809	$21,788	$24,786	$17,677	$10,632
Adjustment Items:
Asset Impairments & Revaluations	(810)	–	–	–	–	(100)
Asset Dispositions(2)	1,780	–	2,000	–	–	400
Special Items(3)	(140)	–	–	–	–	–
Total Special Items	830	–	2,000	–	–	300
Reported Earnings ($ million)	$16,893	$20,809	$23,788	$24,786	$17,677	$10,932
Net Production Volume(4) (MBOED)(5)	2,484	2,509	2,523	2,587	2,674	2,617
Reported Earnings per BOE(6)	$18.63	$22.73	$25.76	$26.25	$18.11	$11.44
Adjusted Earnings per BOE(6)	$17.72	$22.73	$23.59	$26.25	$18.11	$11.13
(1)

Adjusted Earnings = Reported Earnings less adjustments for certain nonrecurring items noted above, except foreign exchange. Earnings of competitors are adjusted on a consistent basis as Chevron to exclude certain nonrecurring items based on publicly available information.

(2)	Does not include disposition immaterial to our business.
(3)	Includes tax adjustments, environmental remediation provisions and any other special items.
(4)	Excludes own use fuel (natural gas consumed in operations).
(5)	Thousand of Barrels of Oil Equivalent Per Day.
(6)	Barrels of Oil Equivalent.

Chevron Corporation—2015 Proxy Statement	A-1

APPENDIX A

Reconciliation of Chevron’s Adjusted Earnings	Total Downstream, Including Chemicals
	2014	2013	2012	2011	2010	2009
Adjusted Earnings(1) ($ million)	$3,536	$2,237	$3,899	$3,091	$2,228	$(67)
Adjustment Items:
Asset Impairments & Revaluations	–	–	–	–	–	–
Asset Dispositions(2)	960	–	400	500	400	540
Special Items(3)	(160)	–	–	–	(150)	–
Total Special Items	800	–	400	500	250	540
Reported Earnings ($ million)	$4,336	$2,237	$4,299	$3,591	$2,478	$473
(1)

Adjusted Earnings = Reported Earnings less adjustments for certain nonrecurring items noted above, except foreign exchange. Earnings of competitors are adjusted on a consistent basis as Chevron to exclude certain nonrecurring items based on publicly available information.

(2)	Does not include disposition immaterial to our business.
(3)	Includes tax adjustments, environmental remediation provisions and any other special items.

Reconciliation of Chevron’s Adjusted Earnings	Total Downstream, Excluding Chemicals
	2014	2013	2012	2011	2010	2009
Adjusted Earnings(1) ($ million)	$2,376	$1,234	$3,047	$2,383	$1,737	$(314)
Adjustment Items:
Asset Impairments & Revaluations	–	–	–	–	–	–
Asset Dispositions(2)	960	–	400	500	400	540
Special Items(3)	(160)	–	–	–	(150)	–
Total Special Items	800	–	400	500	250	540
Reported Earnings ($ million)	$3,176	$1,234	$3,447	$2,883	$1,987	$226
Volumes (MBD)(4)	2,711	2,711	2,765	2,949	3,113	3,254
Reported Earnings per Barrel	$3.21	$1.25	$3.41	$2.68	$1.75	$0.19
Adjusted Earnings per Barrel	$2.40	$1.25	$3.01	$2.21	$1.53	$(0.26)
(1)

Adjusted Earnings = Reported Earnings less adjustments for certain nonrecurring items noted above, except foreign exchange. Earnings of competitors are adjusted on a consistent basis as Chevron to exclude certain nonrecurring items based on publicly available information.

(2)	Does not include disposition immaterial to our business.
(3)	Includes tax adjustments, environmental remediation provisions and any other special items.
(4)	Thousand of Barrels Per Day.

A-2	Chevron Corporation—2015 Proxy Statement

The Chevron Way

Getting Results the Right Way

The Chevron Way explains who we are, what we do, what we believe and what we plan to accomplish.

It establishes a common understanding not only for those of us who work here, but for all who interact with us.

Vision

At the heart of The Chevron Way is our vision ... to be the global energy company most admired for its people, partnership and performance.

Our vision means we:

•	safely provide energy products vital to sustainable economic progress and human development throughout the world;
•	are people and an organization with superior capabilities and commitment;
•	are the partner of choice;
•	earn the admiration of all our stakeholders – investors, customers, host governments, local communities and our employees – not only for the goals we achieve but how we achieve them;
•	deliver world-class performance.

Values

Our company’s foundation is built on our values, which distinguish us and guide our actions. We conduct our business in a socially responsible and ethical manner. We respect the law, support universal human rights, protect the environment and benefit the communities where we work.

Integrity

We are honest with others and ourselves. We meet the highest ethical standards in all business dealings. We do what we say we will do. We accept responsibility and hold ourselves accountable for our work and our actions.

Trust

We trust, respect and support each other, and we strive to earn the trust of our colleagues and partners.

Diversity

We learn from and respect the cultures in which we work. We value and demonstrate respect for the uniqueness of individuals and the varied perspectives and talents they provide. We have an inclusive work environment and actively embrace a diversity of people, ideas, talents and experiences.

Ingenuity

We seek new opportunities and out-of-the-ordinary solutions. We use our creativity to find unexpected and practical ways to solve problems. Our experience, technology and perseverance enable us to overcome challenges and deliver value.

Partnership

We have an unwavering commitment to being a good partner focused on building productive, collaborative, trusting and beneficial relationships with governments, other companies, our customers, our communities and each other.

Protecting People and the Environment

We place the highest priority on the health and safety of our workforce and protection of our assets and the environment. We aim to be admired for world-class performance through disciplined application of our Operational Excellence Management System.

High Performance

We are committed to excellence in everything we do, and we strive to continually improve. We are passionate about achieving results that exceed expectations – our own and those of others. We drive for results with energy and a sense of urgency.

Strategies

Our Strategic Plan sets direction, aligns our organization, and differentiates us from the competition. It guides our actions to successfully manage risk and deliver shareholder value.

Enterprise Strategies

People

Invest in people to strengthen organizational capability and develop a talented global workforce that gets results the right way

Execution

Execute with excellence through rigorous application of our operational excellence and capital stewardship systems and disciplined cost management

Growth

Grow profitably by using our competitive advantages to maximize value from existing assets and capture new opportunities

Major Business Strategies

Upstream

Grow profitably in core areas and build new legacy positions

Downstream and Chemicals

Deliver competitive returns and grow earnings across the value chain

Gas and Midstream

Apply commercial and functional excellence to enable the success of Upstream and Downstream & Chemicals

Technology

Differentiate performance through technology

Renewable Energy and Energy Efficiency

Invest in profitable renewable energy and energy efficiency solutions

For more information: The Chevron Way

www.chevron.com/about/chevronway

CHEVRON CORPORATION 6001 BOLLINGER CANYON ROAD SAN RAMON, CA 94583-2324 ATTN: CORPORATE GOVERNANCE DEPARTMENT

VOTE BY TELEPHONE OR INTERNET OR MAIL

24 Hours a Day, 7 Days a Week

VOTE BY INTERNET - www.proxyvote.com or, from a smartphone, scan the QR Barcode above.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date or on the applicable Employee Voting Plan cutoff date. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date or on the applicable Employee Voting Plan cutoff date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Chevron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Chevron Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M82767-P61354-Z64954	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CHEVRON CORPORATION
	If you wish to vote in accordance with the Board of Directors’ recommendations, you need only sign, date, and return this proxy card.
	Your Board recommends you vote FOR the election of the following Board Nominees for Director 1a through 1l:			For	Against	Abstain

	1a.	A. B. Cummings Jr.		☐	☐	☐

	1b.	L. F. Deily		☐	☐	☐	Your Board recommends you vote AGAINST stockholder proposals 4 through 13:		For	Against	Abstain

	1c.	R. E. Denham		☐	☐	☐	4.	Disclose Charitable Contributions of $5,000 or More	☐	☐	☐

	1d.	A. P. Gast		☐	☐	☐	5.	Report on Lobbying	☐	☐	☐

	1e.	E. Hernandez Jr.		☐	☐	☐	6.	Cease Using Corporate Funds for Political Purposes	☐	☐	☐

	1f.	J. M. Huntsman Jr.		☐	☐	☐	7.	Adopt Dividend Policy	☐	☐	☐

	1g.	C. W. Moorman		☐	☐	☐	8.	Adopt Targets to Reduce GHG Emissions	☐	☐	☐

	1h.	J. G. Stumpf		☐	☐	☐	9.	Report on Shale Energy Operations	☐	☐	☐

	1i.	R. D. Sugar		☐	☐	☐	10.	Adopt Proxy Access Bylaw	☐	☐	☐

	1j.	I. G. Thulin		☐	☐	☐	11.	Adopt Policy for Independent Chairman	☐	☐	☐

	1k.	C. Ware		☐	☐	☐	12.	Recommend Independent Director with Environmental Expertise	☐	☐	☐

	1l.	J. S. Watson		☐	☐	☐	13.	Set Special Meetings Threshold at 10%	☐	☐	☐

Your Board recommends you vote FOR Board proposals 2 and 3:				For	Against	Abstain

2.	Ratification of Appointment of PWC as Independent Registered Public Accounting Firm			☐	☐	☐

3.	Advisory Vote to Approve Named Executive Officer Compensation			☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Dear Stockholder:

The lower portion of this form is your proxy card for voting at Chevron Corporation’s 2015 Annual Meeting of Stockholders. It is important that you vote. You may vote by telephone, Internet, or mail by following the instructions printed on this form. If you vote by mail, please mark, sign, date, and return the proxy card (the lower portion of this form) using the enclosed postage-paid envelope or return it to Chevron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. You must sign, date, and return the proxy card for your vote to be counted.

Important Notice Regarding Admission to the 2015 Annual Meeting

We have changed our admission policy for the Annual Meeting. Stockholders or their legal proxy holders who wish to attend the Annual Meeting must preregister with and obtain an admission ticket from Chevron’s Corporate Governance Department. Tickets will be distributed on a first-come, first-served basis. Requests for admission tickets must be received by Chevron no later than 5:00 p.m. PDT on Thursday, May 21, 2015. For complete instructions for preregistering and obtaining an admission ticket, see page 84 of the Proxy Statement.

Sincerely,
Lydia I. Beebe
Corporate Secretary and Chief Governance Officer

Annual Meeting of Stockholders
•	Meeting Date:	Wednesday, May 27, 2015
•	Meeting Time:	8:00 a.m., PDT (doors open at 7:30 a.m.)
•	Meeting Location:	Chevron Park Auditorium
6001 Bollinger Canyon Road
San Ramon, CA 94583-2324

Prohibited items: Cameras, recording equipment, electronic devices (including cell phones, tablets, laptops, etc.), purses, bags, briefcases, or packages will NOT be allowed into the Annual Meeting, other than for Company purposes. A checkroom or station for such items will be provided. We reserve the right to deny admission to any person carrying any item that may pose a threat to the physical safety of stockholders or other meeting participants. Attendees will be asked to pass through a security screening device prior to entering the Annual Meeting. We regret any inconvenience this may cause you, and we appreciate your cooperation. We also reserve the right to implement additional security procedures to ensure the safety of meeting attendees.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Wednesday, May 27, 2015: The Notice of the 2015 Annual Meeting, 2015 Proxy Statement, and 2014 Annual Report are available at www.proxyvote.com.

M82768-P61354-Z64954

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHEVRON CORPORATION

The undersigned stockholder of Chevron Corporation hereby appoints John S. Watson, R. Hewitt Pate, and Mary A. Francis, and each of them, proxy holders of the undersigned, each with full power of substitution, to represent and to vote all the shares of Chevron Corporation common stock held of record by the undersigned on Wednesday, April 1, 2015 at Chevron Corporation’s Annual Meeting of Stockholders, to be held on Wednesday, May 27, 2015, and any adjournment or postponement thereof. The proxy holders will vote as directed by the undersigned. If the undersigned signs, dates, and returns this proxy card but gives no directions for voting, the proxy holders will vote in accordance with the Board’s recommendations. The proxy holders will vote in accordance with their discretion on such other matters as may properly come before the meeting and any adjournment or postponement thereof, including, without limitation, any proposal to adjourn the meeting to a later time and place for the purpose of soliciting additional proxies, unless the undersigned strikes out this sentence.

If shares of Chevron Corporation common stock are issued to or held for the account of the undersigned under employee stock or retirement benefit plans and voting rights are attached to such shares (an “Employee Voting Plan”), the undersigned hereby directs the respective fiduciary of each applicable Employee Voting Plan to vote all shares of Chevron Corporation common stock held in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein, at Chevron Corporation’s Annual Meeting of Stockholders and any adjournment or postponement thereof, on all matters properly coming before the meeting, including but not limited to the matters set forth on the reverse side. If the undersigned has shares in an Employee Voting Plan and does not vote those shares, the Employee Voting Plan fiduciary may or may not vote the shares, in accordance with the terms of the Employee Voting Plan. All votes of Employee Voting Plan shares must be received by the respective fiduciary by 11:59 P.M., EDT, Thursday, May 21, 2015, or other Employee Voting Plan cutoff date determined by the Employee Voting Plan fiduciary, in order to be counted. Employee Voting Plan shares may not be voted at the meeting.

Your telephone or Internet vote authorizes the named proxy holders and/or the respective Employee Voting Plan fiduciary to vote the shares in the same manner as if you marked, signed, and returned your proxy form.

If you vote your proxy via telephone or Internet, you do not need to mail back your proxy card.

If you vote by mail, please mark, sign, date, and return the proxy card on the reverse side and return it using the enclosed postage-paid envelope or return it to Chevron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.